As filed with the Securities and Exchange Commission on April 15, 2011
Registration No. 333-154975

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 6
to
Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TNP Strategic Retail Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

1900 Main Street
Suite 700
Irvine, California 92614
(949) 833-8252
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony W. Thompson
Chairman of the Board and Chief Executive Officer
1900 Main Street
Suite 700
Irvine, California 92614
(949) 833-8252
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rosemarie A. Thurston
Gustav F. Bahn
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 6 consists of the following:

1.	The registrant’s prospectus dated April 14, 2011, which supersedes the registrant’s previous prospectus dated April 13, 2010 and all supplements thereto;

2.	Supplement No. 1 dated April 14, 2011, included herewith, which will be delivered as an unattached document along with the registrant’s prospectus dated April 14, 2011;

3. Part II, included herewith; and

4. Signatures, included herewith.

TNP STRATEGIC RETAIL TRUST, INC.

$1,100,000,000 Maximum Offering

TNP Strategic Retail Trust, Inc. was formed in September 2008 to invest in and manage a portfolio of income-producing retail properties, located primarily in the Western United States, and real estate-related assets, including the investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. We are externally managed by TNP Strategic Retail Advisor, LLC, which we refer to as our “advisor.” We believe that we operate in such a manner as to qualify as a real estate investment trust, or REIT, for federal income tax purposes and have elected REIT status beginning with the year ended December 31, 2009, the year in which we began material operations.

We are offering up to $1,100,000,000 in shares of our common stock. We will offer $1,000,000,000 in shares of our common stock to the public at a price of $10.00 per share, which we refer to as the “primary offering,” and $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13. These risks include, among others:

•	We commenced operations on November 19, 2009 and therefore have a limited operating history. There is no assurance that we will be able to successfully achieve our investment objectives.

•	We set the offering price of our shares of common stock arbitrarily. This price is unrelated to the book value or net asset value of our shares of common stock or to our expected operating income.

•	Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date, it will be difficult for you to sell your shares of our common stock.

•	We currently have a limited number of properties in our real estate portfolio. As a result, this is considered a “blind pool” offering and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	We depend upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

•	This is the first public offering sold by our dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of our dealer manager to successfully market this offering.

•	Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•	We may incur debt exceeding 75% of the cost of our assets in certain circumstances. High debt levels increase the risk to our stockholders.

•	The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Generally, distributions paid using offering proceeds will constitute a return of capital, meaning a return of all or a portion of your original investment. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments which may lower your overall return. Additionally, to date, our distributions declared and paid have exceeded our earnings and our distributions have constituted a return of capital. Portions of distributions we make in the future may also represent a return of capital, which would reduce your tax basis in our shares.

•	Economic downturns and disruptions in the financial markets could have an adverse impact on our tenants’ ability to make rental payments and the demand for retail space, result in disruptions in the commercial mortgage market and adversely effect our ability to obtain financing on favorable terms, if at all.

•	We have elected to be taxed as a REIT for federal income tax purposes. However, if we lose our tax status as a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our common stock is prohibited.

		Sales	Dealer	Proceeds to Us
	Price to Public(1)	Commission(1)(2)	Manager Fee(1)(2)	Before Expenses(1)(3)

Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	$1,000,000,000.00	$70,000,000.00	$30,000,000.00	$900,000,000.00
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Maximum	$100,000,000.00	—	$—	$100,000,000.00

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.

(2)	Discounts are available for certain categories of purchasers.

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Our shares of common stock will be offered to investors on a best efforts basis through TNP Securities, LLC, our affiliate and the dealer manager of this offering. The minimum investment amount generally is $1,000. This offering will terminate no later than August 7, 2011 (two years from the date of the commencement of this offering), unless extended.

This prospectus is dated April 14, 2011

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. Due to the fact that we do not expect to have a public market for shares of our common stock, it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The following states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below as well as the suitability standards set forth above.

Alabama—An Alabama investor must have represented to us that such investor has a liquid net worth of at least 10 times his or her investment in us and other similar programs and that such investor otherwise meets our suitability standards.

California—Investors must have either (1) a minimum net worth of at least $250,000 and an annual gross income of at least $65,000, or (2) a minimum net worth of at least $500,000.

Iowa and Nebraska—An investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and annual income of $70,000, or (2) a net worth of $350,000 (exclusive of home, auto and furnishings). In addition, an investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program or its affiliates.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky—A Kentucky investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Massachusetts—It is recommended by the Commonwealth of Massachusetts, Securities Division, that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation programs. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Michigan—A Michigan investor’s maximum investment in us or any affiliate cannot exceed 10% of his or her net worth.

Oregon and Tennessee—Investors may not invest more than 10% of their net worth, calculated exclusive of home, home furnishings, and automobiles.

Due to minimum offering requirements, this offering is currently not available to residents of Ohio.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on

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information provided by the stockholder in the subscription agreement. In making this determination, the sponsor and each person selling shares of our common stock on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards; can reasonably benefit from an investment in shares of our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure; is able to bear the economic risk of an investment in shares of our common stock based on the prospective stockholder’s overall financial situation; and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment, the lack of liquidity of our shares of common stock, the restrictions on transferability of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person making this determination on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares of our common stock on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

The minimum purchase amount is $1,000, except in certain states as described below. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

The minimum purchase for Tennessee is $5,000. The minimum purchase for Maine, New York and North Carolina residents is $2,500, except for IRAs which must purchase a minimum of $1,000. The minimum purchase for Minnesota residents is $2,500, except for IRAs and other qualified retirement plans which must purchase a minimum of $2,000. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least $100, except for (1) purchases made by residents of Maine and Minnesota, whose additional investments must meet their state’s minimum investment amount, and (2) purchases of shares of our common stock pursuant to our distribution reinvestment plan, which may be in lesser amounts.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer or investment advisor. Your check should be made payable to “TNP Strategic Retail Trust, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that the investor meets the minimum income and net worth standards as described herein.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

• offers the benefits of a diversified real estate portfolio under professional management;

• is required to make distributions to investors of at least 90% of its taxable income for each year;

• avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

• combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	How will you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership, TNP Strategic Retail Operating Partnership, LP, which was organized in Delaware in September 2008. We are the sole general partner of TNP Strategic Retail Operating Partnership, LP, which we refer to as our “operating partnership.” Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any assets?

A:	Yes. Our portfolio includes five properties, comprising approximately 501,000 rentable square feet of multi-tenant retail and commercial space. These properties include Moreno Marketplace, an approximately 79,000 square foot multi-tenant retail center located in Moreno Valley, California, Waianae Mall, an approximately 170,000 square foot multi-tenant retail center located in Waianae, Hawaii, Northgate Plaza Shopping Center, an approximately 104,000 square foot multi-tenant retail center located in Tucson, Arizona, San Jacinto Esplanade Shopping Center, an approximately 56,000 square foot multi-tenant retail center located in San Jacinto, California and Craig Promenade, an approximately 92,000 square foot multi-tenant retail center located in Las Vegas, Nevada. Because we have a relatively limited portfolio of real estate investments and have not yet identified any other specific real estate assets to acquire using the proceeds from this offering, this is considered a blind pool offering. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will also describe material changes to our portfolio, including the closing of significant acquisitions, by means of a supplement to this prospectus.

Q:	Who will choose which investments to make?

A:	Our advisor, TNP Strategic Retail Advisor, LLC, selects investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $1,000,000,000 in shares of our common stock in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	How long will this offering last?

A:	This offering will not last beyond August 7, 2011 (two years from the date of the commencement of this offering), unless extended. If we extend this offering beyond August 7, 2011, we will provide that information in a supplement to this prospectus. In certain states this offering may only continue for one year unless we renew the offering period for up to one additional year. We may terminate this offering at any time.

Q:	Will I receive a stock certificate?

A:	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $1,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering will be reduced or waived for our affiliates.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter prohibits the ownership of more than 9.8% in value of our capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:	Yes. To purchase shares of common stock in this offering, you must generally make an initial purchase of at least $1,000 in shares. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares of common stock in this offering must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirement.

Q:	How do I subscribe for shares of common stock?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards.” Investors seeking to purchase shares of our common stock should proceed as follows:

• Read this entire prospectus and any appendices and supplements accompanying this prospectus.

• Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C.

• Deliver a check for the full purchase price of the shares of our common stock being subscribed for made payable to “TNP Strategic Retail Trust, Inc.” along with the completed subscription agreement to the registered broker-dealer or investment advisor.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How will the payment of fees and expenses affect my invested capital?

A:	We pay sales commissions and dealer manager fees in connection with this offering. In addition, we reimburse our advisor for our other organization and offering expenses up to 3.0% of the gross proceeds of the offering and pay our advisor acquisition and origination fees for substantial services provided in the acquisition or origination of investments. The payment of fees and expenses will reduce the funds available to us for investment in real estate assets and real estate-related assets. Depending primarily upon the number of shares of our common stock we sell in the primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use between 85.6% and 86.7% of our gross offering proceeds for investments and 2.2% of our gross offering proceeds for the payment of acquisition and origination fees to our advisor. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See

“Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	What is your exit strategy?

A:	Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:	Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:	You may find updated information on our website, www.tnpsrt.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we will file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report. We do not intend to calculate the net asset value per share for our shares of common stock until 18 months after the completion of the last offering of our shares of common stock and prior to any listing of our shares on a national securities exchange, and therefore will not provide you with this information until that time. See “Risk Factors—Investment Risks—We will not calculate the estimated per share value of our shares of common stock until 18 months after completion of our offering stage. Therefore, you will not be able to determine the true value of your shares on an on-going basis during this offering.”

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

TNP Securities, LLC
1900 Main Street
Suite 700
Irvine, California 92614
949-833-8252
Attn: Investor Services

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to TNP Strategic Retail Trust, Inc. and its subsidiaries, including TNP Strategic Retail Operating Partnership, LP, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock offered in this offering.

TNP Strategic Retail Trust, Inc.

We were formed as a Maryland corporation on September 17, 2008 to invest in and manage a portfolio of income-producing retail properties, primarily located in the Western United States, and to invest in or originate mortgage, mezzanine, bridge, and other loans related to commercial real estate. We may also invest in other real properties and real estate-related assets that meet our investment objectives.

We believe that we operate in such a manner as to qualify as a REIT for federal income tax purposes and have elected REIT status beginning with the taxable year ending December 31, 2009, the year in which we began material operations. Our office is located at 1900 Main Street, Suite 700, Irvine, California 92614, and our main telephone number is (949) 833-8252.

We commenced our initial public offering of $1,100,000,000 in shares of our common stock on August 7, 2009. As of March 31, 2011, we had received and accepted investors’ subscriptions for and issued 2,780,490 shares of our common stock in our initial public offering, including 44,687 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately $27,467,000. As of the date of this prospectus, our portfolio consists of five properties comprising approximately 501,000 rentable square feet of multi-tenant retail and commercial space which we acquired for an aggregate purchase price of approximately $65 million, exclusive of closing costs. These properties include Moreno Marketplace, an approximately 79,000 square foot multi-tenant retail center located in Moreno Valley, California, Waianae Mall, an approximately 170,000 square foot multi-tenant retail center located in Waianae, Hawaii, Northgate Plaza Shopping Center, an approximately 104,000 square foot multi-tenant retail center located in Tucson, Arizona, San Jacinto Esplanade Shopping Center, an approximately 56,000 square foot multi-tenant retail center located in San Jacinto, California, and Craig Promenade, an approximately 92,000 square foot multi-tenant retail center located in Las Vegas, Nevada. As of March 31, 2011, the rentable space at these properties was approximately 82.0% leased. Each of our five properties is indirectly 100% owned by our operating partnership.

We are externally managed by TNP Strategic Retail Advisor, LLC, which we refer to as our “advisor.” Our advisor’s team of real estate professionals will have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s senior management team has substantial experience in the real estate industry and has successfully completed approximately 200 fully subscribed private placements in real estate programs of multiple property types and six public programs with over 35,700 investors across the United States. These programs have raised nearly $3 billion and have invested over $7.6 billion in commercial real estate.

Our advisor is wholly owned by Thompson National Properties, LLC, a Delaware limited liability company founded in February 2008, which offers real estate investment and asset management services to high net worth domestic, foreign and institutional investors. We refer to Thompson National Properties, LLC as our “sponsor” or “Thompson National Properties.” Thompson National Properties contributed $200,000 to us in connection with our formation. Thompson National Properties is controlled by Anthony W. Thompson, our Chairman and Chief Executive Officer. Mr. Thompson has over 35 years of experience in portfolio management and was the founder of Triple Net Properties, LLC, or Triple Net, and its holding company, NNN Realty Advisors, Inc., or Realty Advisors, each of which combined with Grubb & Ellis Company (NYSE:GBE) in December 2007. As of March 31, 2011, Thompson National Properties has sponsored twelve real estate related funds raising approximately $103.5 million from 964 investors. Additionally, Thompson

National Properties has 128 commercial real estate properties under management with a cost in excess of $2.3 billion as of March 31, 2011.

Investment Strategy and Objectives

We will use the net proceeds from this offering to invest in a portfolio of income-producing retail properties, primarily located in the Western United States, including neighborhood, community and lifestyle shopping centers, multi-tenant shopping centers and free standing single-tenant retail properties. We may acquire properties either alone or jointly with another party. In addition to investments in real estate directly or through joint ventures, we may also acquire or originate first mortgages or second mortgages, mezzanine loans or other real estate-related loans, which we refer to collectively as “real estate-related loans,” in each case provided that the underlying real estate meets our criteria for direct investment. We may also invest in any other real property or other real estate-related assets that, in the opinion of our board of directors, meets our investment objectives and is in the best interests of our stockholders.

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay predictable and sustainable cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the investments we acquire.

See “Investment Strategy, Objectives and Policies” for a more complete description of our investment objectives.

Summary of Risk Factors

An investment in shares of our common stock involves significant risks, including the following:

•	We commenced operations on November 19, 2009 and therefore have a limited operating history. There is no assurance that we will be able to successfully achieve our investment objectives.

•	No public trading market exists for our shares and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•	The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Generally, distributions paid using offering proceeds will constitute a return of capital, meaning a return of all or a portion of your original investment. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments which may lower your overall return. Additionally, to date, our distributions declared and paid have exceeded our earnings and our distributions have constituted a return of capital. Portions of distributions we make in the future may also represent a return of capital, which would reduce your tax basis in our shares.

•	We currently have a limited number of properties in our real estate portfolio. As a result, this is considered a “blind pool” offering and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make. This is the first non-listed REIT offering sold by our dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of our dealer manager to successfully market this offering.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis.

•	Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•	We are the first publicly-offered investment program sponsored by our sponsor. You should not assume that the prior performance of programs managed or sponsored by our sponsor or its affiliates will be indicative of our future performance.

•	Our use of leverage increases the risk of loss on our investments.

•	We are subject to risks generally incident to the ownership of real property.

•	Economic downturns and disruptions in the financial markets could have an adverse impact on our tenants’ ability to make rental payments and the demand for retail space, result in disruptions in the commercial mortgage market and adversely effect our ability to obtain financing on favorable terms, if at all.

•	We have elected to be taxed as a REIT for federal income tax purposes. However, if we lose our tax status as a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to make distributions to our stockholders.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors has established an investment committee and an audit committee.

Our Advisor

TNP Strategic Retail Advisor, LLC, our advisor, was formed as a Delaware limited liability company in September 2008. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of our assets on our behalf consistent with our investment strategy and objectives.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the advisory agreement ends August 7, 2011, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all officers of our advisor. The names and biographical information of our directors and officers are set forth under “Management—Directors and Executive Officers.”

Our Sponsor

Thompson National Properties, our sponsor and the parent company of our advisor, was formed as a Delaware limited liability company in February 2008. Thompson National Properties provides value-added real estate investment opportunities and asset management to high net worth domestic, foreign and institutional investors. Anthony W. Thompson is the chairman and chief executive officer of Thompson National Properties and us.

Our Operating Partnership

We own all of our investments through TNP Strategic Retail Operating Partnership, LP, our operating partnership, or its subsidiaries. We refer to common limited partnership units in our operating partnership as “common units.” We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership are our advisor and TNP Strategic Retail OP Holdings, LLC, which we refer to as

“TNP Strategic Retail OP Holdings,” a wholly-owned subsidiary of our sponsor. Our advisor has invested $1,000 in our operating partnership in exchange for common units and TNP Strategic Retail OP Holdings has invested $1,000 in our operating partnership and has been issued a separate class of limited partnership units, which we refer to as the “special units” and which are described below under “—Compensation to Our Advisor and its Affiliates.”

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. TNP Securities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and provides dealer manager services to us in this offering. We refer to TNP Securities, LLC as “TNP Securities” or “our dealer manager.” Anthony W. Thompson and Jack R. Maurer serve as the Chief Executive Officer and the Chief Financial Officer, respectively, of our dealer manager. Our dealer manager is indirectly owned by Anthony W. Thompson. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, TNP Property Management, LLC, our property manager, performs certain property management services for us and our operating partnership. We refer to our advisor, our property manager, and other of our affiliates, each as a “TNP affiliate” and collectively, as “TNP affiliates.”

Our Structure

The chart below shows the relationships among various TNP affiliates and our company. We are the sole general partner of our operating partnership and we and our advisor and its affiliates currently own, either directly or indirectly, all of the limited partnership units of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of real estate properties.

Terms of the Offering

We are offering up to $1,100,000,000 in shares of our common stock, $1,000,000,000 of which will be offered to the public in our primary offering at a price of $10.00 per share, and $100,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means our affiliate, TNP Securities, the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

We will offer shares of our common stock on a continuous basis until this offering terminates on or before August 7, 2011, unless extended. However, in certain states the offering may continue only one year unless we renew the offering period for up to an additional year. We reserve the right to terminate this offering at any time. We generally intend to admit stockholders on a daily basis.

Compensation to Our Advisor and Affiliates

Our advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, TNP Strategic Retail OP Holdings, an affiliate of our advisor, has been issued special units in our operating partnership constituting a separate series of partnership interests with special distribution rights.

Set forth below is a summary of the fees and expenses we expect to pay our advisor and its affiliates, including our dealer manager, assuming we raise the maximum amount offered hereby. See “Management Compensation Table” for a more detailed explanation of the fees and expenses payable to our dealer manager and our advisor and its affiliates and for a more detailed description of the special units.

		Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Organizational and Offering Stage
Sales Commission— Dealer Manager	7.0% of gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.	$70,000,000
Dealer Manager Fee—Dealer Manager	3.0% of gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers). No dealer manager fees will be paid for sales pursuant to the distribution reinvestment plan.	$30,000,000
Other Organizational and Offering Expense Reimbursement— Advisor or its affiliates	Reimbursement for organizational and offering expenses (excluding sales commissions and dealer manager fees) incurred on our behalf, but only to the extent that the reimbursement would not cause these organization and offering expenses borne by us to exceed 3.0% of the gross offering proceeds. We estimate that these organization and offering expenses will be 1.75% if the maximum offering proceeds from the primary offering is raised.	$17,500,000

Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Operational Stage
Acquisition Fees— Advisor	2.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.	$24,562,500 (assuming no leverage is used). $49,125,000 (assuming a leverage ratio of 50%).
Origination Fees— Advisor	2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the real estate-related loans. We will not pay an acquisition fee with respect to such real estate-related loans.	$24,562,500 (assuming no leverage is used). $49,125,000 (assuming a leverage ratio of 50%).
Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that our advisor will not be paid the asset management fee until our funds from operations exceed the lesser of (1) the cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. Separate and distinct from the asset management fee, we will also reimburse our advisor or its affiliates for all expenses paid or incurred on our behalf, including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor.	Actual amounts depend upon the aggregate cost of our investments, and, therefore, cannot be determined at this time.
Property Management and Leasing Fees—TNP Property Management, LLC	A monthly market-based fee for property management services of up to 5.0% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers.	Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.
Operating Expenses— Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We do not reimburse our advisor for personnel costs in connection with services for which our advisor is entitled to acquisition, origination or disposition fees.	Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Liquidity Stage
Disposition Fees— Advisor or its affiliates	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of real property, 50% of a customary and competitive real estate sales commission not to exceed 3.0% of the contract sales price of each property sold. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
Special Units—TNP Strategic Retail OP Holdings	TNP Strategic Retail OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one time payment, in the form of shares of our common stock or a promissory note, in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 10.0% cumulative non-compounded annual pre-tax return on their net contributions. The holder of special units will not be entitled to receive any other distributions.	Actual amounts depend on the sale price of real estate assets, and, therefore, cannot be determined at this time.

Prior Investment Programs

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the real estate programs sponsored by Thompson National Properties and its affiliates. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The “Prior Performance Summary” section also includes information regarding prior programs sponsored by Triple Net as of December 31, 2006. Anthony W. Thompson, our Chairman and Chief Executive Officer, served as Chairman and Chief Executive Officer of Triple Net from 1998 through 2006, and Jack R. Maurer, our Vice Chairman and President, served as Senior Vice President—Office of the Chairman of Triple Net during the same period. We are providing information on certain prior programs of Triple Net through December 31, 2006 in Appendix B to this prospectus. The information relating to the Triple Net prior programs has been obtained solely from public information filed with the SEC by Triple Net and its affiliates. We cannot verify the accuracy of such information relating to the Triple Net prior programs and such information is not indicative of results of the Triple Net prior programs after December 31, 2006. See “Prior Performance Summary—Prior Programs of Triple Net.” The prior performance of our affiliate’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors—Investment Risks—We have a limited prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.”

Conflicts of Interest

Our advisor and certain of our other affiliates will experience conflicts of interest in connection with this offering and the management of our business affairs, including the following:

•	although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved, including twelve privately offered real estate programs sponsored by affiliates of our advisor, all of which have investment objectives generally similar to this offering;

•	the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and asset management fees payable to our advisor and property management fees payable to our affiliated property manager are payable, in most cases, regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders;

•	although our sponsor and advisor have agreed generally to provide us with the first opportunity to acquire income-producing retail properties that meet our investment criteria for which we have sufficient uninvested funds, our sponsor and advisor will be required to make this determination in good faith and will be subject to certain conflicts of interest in recommending acquisitions on our behalf when other affiliated programs are also seeking investments;

•	our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets; and

•	our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Borrowing Policy

We use, and intend to continue to use, secured and unsecured debt as a means of providing additional funds for the acquisition of our investments. Our targeted debt level is 50% of the fair market value of our assets. In order to facilitate investments in the early stages of our operations, we expect to temporarily borrow in excess of our long-term targeted debt level. Under our articles of amendment and restatement, or our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. Our charter allows us to temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. As of December 31, 2010, we exceeded the 300% limit due to the exclusion from total assets of intangible assets that were acquired with the acquisition of our properties. Because these intangible assets were part of the purchase price and because our overall indebtedness is less than 75% of the book value of our assets as of December 31, 2010, this excess borrowing has been approved by a majority of our independent directors. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.

Distribution Policy

We believe that we operate in such a manner as to qualify as a REIT for federal income tax purposes and have elected REIT status beginning with the taxable year ended December 31, 2009, the year in which we began material operations. To maintain our REIT qualification, we are required to distribute 90% of our annual taxable income to our stockholders. Our board of directors has approved a monthly cash distribution of $0.05833 per share of common stock, which represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. There is no guarantee that we will pay distributions at this rate in the future or at all. We accrue and make distributions on a monthly basis. We calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

If we do not have sufficient funds from operations to make distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon 30 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Share Redemption Program

Our share redemption program may provide an opportunity for you to have your shares of common stock redeemed by us, subject to certain restrictions and limitations. The purchase price for shares redeemed under the share redemption program will be as set forth below until we begin obtaining appraisals of the value of our real estate and real estate-related assets. We expect to begin obtaining appraisals of the value of our real estate and real estate-related assets beginning 18 months after the date we complete our last public offering of common stock and prior to any listing of our shares on a national securities exchange. We will retain persons independent of us and our advisor to prepare these appraisals.

Prior to obtaining appraisals of our real estate and real estate-related assets, the prices at which we will initially redeem shares are as follows:

Redemption Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	No Redemptions Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Unless shares are being redeemed in connection with a stockholders death or disability, there is a one-year holding period before stockholders can begin making redemption requests.

After we begin obtaining appraisals of our real estate and real estate-related assets, we will redeem shares at the lesser of (1) 100% of the average price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the estimated per share value of our common stock, as determined by the most recent appraisal.

We are not obligated to redeem shares of our common stock under the share redemption program. The number of shares to be redeemed during any calendar year is limited to (1) 5.0% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations and holding periods shall not apply to redemptions requested within two years after the death or disability of a stockholder.

The board of directors may, in its sole discretion, amend, suspend or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The share redemption program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity Strategy

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Investment Company Act Considerations

We conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test”. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership satisfy both of the above tests as we invest primarily in real property, through our wholly or majority-owned subsidiaries. As these subsidiaries are investing solely in real property, they are outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership conduct our operations so that they comply with the 40% test. We monitor our holdings to ensure continuing and ongoing compliance with this test.

The determination of whether an entity is a majority-owned subsidiary of ours or our operating partnership is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies that we may establish and in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investments owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing our common stock.

Investment Risks

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on November 19, 2009 with the acquisition of our first real estate asset. As a result, we have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. An investment in our shares of common stock may therefore entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of prior programs managed or sponsored by our sponsor or its affiliates to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of these prior programs.

There is no trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share redemption program but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

We currently have a limited number of properties in our real estate portfolio and have not identified any specific additional investments. As a result, this is considered a “blind pool” offering, and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

We currently have five properties in our real estate portfolio and have not identified any specific additional investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our future investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

Our sponsor has only invested $200,000 in us through the purchase of 22,222 shares of our common stock at $9.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real properties are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

The information concerning the prior performance of programs sponsored by Triple Net, contained in this prospectus has been taken from, or is based upon, publicly available information and we cannot independently verify the accuracy of such information.

The information concerning the prior performance of programs sponsored by Triple Net contained in this prospectus has been taken from, or is based upon, public information of Triple Net and its affiliates filed with the SEC, which contains prior performance information through December 31, 2006. Although we do not have any information that would indicate such information is inaccurate or incomplete, we are unable to verify or assess the reliability, accuracy, or completeness of such information. It is possible such information contains inaccuracies or omissions, or was prepared using a methodology different from the methodology we used when compiling data regarding the prior performance of programs sponsored by our sponsor, Thompson National Properties.

Our ability to successfully conduct this offering is dependent, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is TNP Securities. Other than serving as dealer manager for this offering, TNP Securities has no experience acting as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. If our dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

On August 13, 2009, our board of directors approved a monthly cash distribution of $0.05625 per share of common stock, which represented an annualized distribution of $0.675 per share if paid each day over a 365-day period. On May 11, 2010, our board of directors approved an increase in our monthly cash distribution to $0.05833 per share of common stock, which represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. There is no guarantee that we will pay distributions at this rate in the future or at all.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. We have not established a limit on the amount of proceeds from our public offering or these other sources that may be used to fund distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to our stockholders may also include a return of capital, rather than a return on capital.

In the event that we are unable to consistently fund monthly distributions to our stockholders entirely from our funds from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions. Subsequent investors may experience immediate dilution in their investment because a portion of our net assets may have been used to fund distributions instead of retained in our company and used to make investments.

To date, our distributions declared and paid have constituted a return of capital.

Generally, distributions paid using offering proceeds will constitute a return of capital, which means a return of all or a portion of your original investment. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments. Additionally, distributions that are treated as a return of capital for federal income tax purposes generally will not be taxable as a dividend to a stockholder, but will reduce the stockholder’s basis in its shares (but not below zero) and therefore can result in the stockholder having a higher gain upon a subsequent sale of such shares. Return of capital distributions in excess of a stockholder’s basis generally will be treated as gain from the sale of such shares.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property manager in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in our public offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for the investments described in this prospectus, you will not have an opportunity to evaluate our investments or potential tenants. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, we could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other programs sponsored by our sponsor and its affiliates, some of which have investment objectives and employ investment strategies that are similar to ours.

As a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Delays we encounter in the selection and acquisition of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in properties in a timely manner, we will hold the offering proceeds in an interest-bearing account, invest the proceeds in short-term investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

Investors who invest in us at the beginning of our public offering may realize a lower rate of return than later investors.

Because we have acquired only five properties, we have not yet generated sufficient cash flow to fund the payment of distributions. Investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Until such time as we have sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions will be paid from other sources, such as from the proceeds of the offering or future offerings, cash advances to us by our advisor, cash resulting from a waiver of fees by our advisor, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments.

Investors who invest later in our public offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in the offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt. Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of being retained and used to make real estate investments. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital. Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors may not share in all of the net offering proceeds raised from earlier investors.

We may have to make decisions on whether to invest in certain properties without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. There can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

In the future, our board of directors will consider various forms of liquidity events, including, but not limited to, (1) the sale of all or substantially all of our assets for cash or other consideration, (2) our sale or merger in a transaction that provides our stockholders with cash and/or shares of a publicly traded company and (3) the listing of our common stock on a national securities exchange. Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. There can be no assurance that we will cause a liquidity event to occur at such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program. See “Investment Strategy, Objectives and Policies—Liquidity Strategy.”

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in our stockholders not receiving a full return of their invested capital.

Because a portion of the offering price from the sale of our shares is used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real properties and other real estate-related assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real properties and other real estate-related assets.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share redemption program may provide you with an opportunity to have your shares of common stock redeemed by us. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock—Share Redemption Program.”

Payments to the holder of the special units may reduce cash available for distribution to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

As the holder of the special units of our operating partnership, TNP Strategic Retail OP Holdings may be entitled to receive a cash payment upon dispositions of our operating partnership’s assets and a promissory note, cash or shares of our common stock upon the occurrence of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.

This is a fixed price offering. We established the fixed offering price of our shares on an arbitrary basis and it may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals of any assets we may own nor do we currently intend to obtain such appraisals for purposes of determining the share price. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

We will not calculate the estimated per share value of our shares of common stock until 18 months after completion of our offering stage. Therefore, you will not be able to determine the true value of your shares on an on-going basis during this offering.

We do not intend to calculate the estimated per share value of our shares of common stock during our offering, and therefore, you will not be able to determine the value of our shares on an on-going basis. Beginning 18 months after the completion of the last offering of our shares and prior to any listing of our shares on a national securities exchange, which we refer to as our offering stage, our board of directors will determine the estimated per share value of our shares of common stock based on independent valuations of our properties and other assets.

Risks Related To Our Business

Changing laws and regulations have resulted in increased compliance costs for us, which could affect our operating results.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and newly enacted SEC regulations, have created, and may create in the future, additional compliance requirements for companies such as ours. For instance, our advisor may be required to register as an investment advisor under federal or state regulations, which will subject it to additional compliance procedures and reporting obligations as well as potential penalties for non-compliance. As a result of such additional regulation, we intend to invest appropriate resources to comply with evolving standards, and this investment has resulted and will likely continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our success is dependent on the performance of our sponsor and its affiliates and our sponsor’s financial condition.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, our sponsor and its affiliates. Our sponsor and affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The recent macroeconomic downturn and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry. A continued economic slowdown could have an adverse impact on our sponsor and its affiliates and could impact certain prior real estate programs sponsored by our sponsor. To the extent that any decline in revenues and operating results impacts the performance of our advisor, sponsor or its affiliates, the management of our day-to-day operations could be adversely impacted and our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer.

Additionally, as a recently formed company, our sponsor does not have the financial resources other more established sponsors may have available. Our sponsor does not currently have a substantial net worth and is operating at a net loss. To the extent that our sponsor’s financial condition does not improve or deteriorates, it may adversely impact our advisor’s ability to perform its duties to us pursuant to the advisory agreement which could have an adverse effect on our operations and cause the value of your investment to decrease. Moreover, such adverse conditions could require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the amount of time they spend actively managing our investments.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing real properties could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of March 31, 2011, we had raised approximately $27,467,000 in gross proceeds in our initial public offering, including proceeds from shares issued pursuant to our distribution reinvestment plan, and have acquired five multi-tenant retail properties. If we are unable to access sufficient capital, we may suffer from delays in making additional suitable investments.

Events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit in the United States and the state of the national economy generally which could have an adverse effect on our business and our results of operations.

The failure of large U.S. financial institutions in 2008 and 2009 and the resulting turmoil in the United States financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the United States. The tightening of the U.S. credit markets has resulted in fears of a lack of adequate credit and a further economic downturn. Some lenders continue to impose more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may result in an inability to finance the acquisition of real properties and other real estate-related assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

Additionally, decreasing home prices and mortgage defaults have resulted in uncertainty in the real estate and real estate securities and debt markets. As a result, the valuation of real estate-related assets has been volatile and is likely to continue to be volatile in the future. The volatility in markets may make it more difficult for us to obtain adequate financing or realize gains on our investments which could have an adverse effect on our business and our results of operations.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real properties or other real estate-related assets and fund or expand our operations will be adversely affected.

The net proceeds from this offering will be used primarily to fund our investments in real properties and other real estate-related assets, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees and asset management fees. We do not intend to establish a general working capital reserve out of the proceeds from this offering during the offering. Accordingly, we are dependent on the proceeds raised in our public offering and if we are unable to raise sufficient proceeds, we may not be able to fund our existing or future operations. In addition, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our investments or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real properties and other real estate-related assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. In some instances, issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares of capital stock are designated as common stock and 50,000,000 shares of capital stock are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and

•	the removal of incumbent management.

See “Description of Capital Stock—Preferred Stock.”

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We may issue limited partner interests of our operating partnership in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, TNP Strategic Retail OP Holdings, the holder of special units in our operating partnership, may be entitled to (1) certain cash payments, as described in the “Management Compensation Table,” upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Currently, we, through our subsidiaries, own five commercial retail multi-tenant properties. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our operating partnership and subsidiaries, primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

We expect that most of our assets will be held through wholly owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-

owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We also expect that we and our operating partnership, as holding companies that conduct their businesses through our subsidiaries, will not meet the definition of an investment company under Section 3(a)(1) of the Investment Company Act.

In the event that the value of investment securities held by the subsidiaries of our operating partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25% of its assets in qualifying real estate investments or other real estate-related assets, or the 25% basket. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investments owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, nor our operating partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our operating company or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies—Investment Company Act Considerations.”

Risks Related To Conflicts of Interest

You will not have the benefit of an independent due diligence review in connection with this offering.

Because TNP Securities, LLC, our dealer manager, is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real properties and other real estate-related assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Thompson National Properties, our sponsor, including Anthony W. Thompson, Jack R. Maurer and James R. Wolford, each of whom would be difficult to replace. We currently do not have key man life insurance on Jack R. Maurer or James R. Wolford. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with other affiliates of our advisor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other affiliates of our advisor, which we refer to as affiliates, for opportunities to acquire or sell real properties and other real estate-related assets. We may also buy or sell real properties and other real estate-related assets at the same time as other affiliates are considering buying or selling similar assets. In this regard, there is a risk that our advisor will select for us investments that provide lower returns to us than investments purchased by another affiliate. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. As a result of our potential competition with other affiliates of our advisor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our advisor and some of its affiliates, including our officers and directors, devote to us may be diverted, and we may face additional competition due to the fact that affiliates of our advisor are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Our advisor and some of its affiliates, including our officers and directors, are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management currently manages twelve privately offered real estate programs sponsored by affiliates of our advisor. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party. See “Conflicts of Interest.”

Our advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us and other affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees and our advisor to earn increased acquisition fees and asset management fees;

•	real property sales, since the asset management fees payable to our advisor will decrease; and

•	the purchase of assets from other affiliates, which may allow our advisor or its affiliates to earn additional asset management fees and property management fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain acquisition fees and asset management fees payable to our advisor and property management fees payable to the property manager are payable irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Moreover, our advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other affiliates of our advisor could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment. See ”Conflicts of Interest—Fees and Other Compensation to Our Advisor and its Affiliates.”

The conflicts of interest faced by our officers may cause us not to be managed solely in the best interests of our stockholders, which may adversely affect our results of operations and the value of your investment.

Some of our officers are officers and employees of our sponsor, our advisor and other affiliated entities which receive fees in connection with this offering and our operations. Anthony W. Thompson is our Chairman of the Board and Chief Executive Officer and also serves as the Chief Executive Officer of Thompson National Properties. Mr. Thompson controls our sponsor and indirectly controls our advisor and dealer manager. Jack R. Maurer is our Vice Chairman of the Board and President and also serves as the Vice Chairman Partner of Thompson National Properties. James R. Wolford is our Chief Financial Officer, Treasurer and Secretary and also serves as the Executive Vice President and Chief Financial Officer of our sponsor and the Chief Financial Officer, Treasurer and Secretary of our advisor. Certain of our officers also own an economic interest in TNP SRT Management, LLC, which owns a 25% interest in our advisor. The ownership interest in our advisor and sponsor by certain of our officers may create conflicts of interest and cause us not to be managed solely in the best interests of our stockholders.

Our advisor may have conflicting fiduciary obligations if we acquire assets from its affiliates or enter into joint ventures with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, one of its affiliates or through a joint venture with its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees paid to our advisor, our property manager, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real property and other real estate-related assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase real property and other real estate-related assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other TNP affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Risks Related To Investments In Real Estate Generally

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We are subject to risks incident to the ownership of real estate assets including changes in national, regional or local economic, demographic or real estate market conditions. We are subject to risks generally attributable to the ownership of real estate assets, including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses at our properties, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

Increasing vacancy rates for certain classes of real estate assets resulting from an economic downturn and disruption in the financial markets could adversely affect the value of assets we acquire.

We depend upon tenants for a majority of our revenue from real property investments. An economic downturn and disruptions in the financial markets may result in a trend toward increasing vacancy rates for certain classes of commercial property, particularly in large metropolitan areas, due to increased tenant delinquencies and/or defaults under leases, generally lower demand for rentable space and potential oversupply of rentable space. Business failures and downsizings may lead to reduced consumer demand for retail products and services and reduced demand for retail space. Reduced demand for retail properties could require us to grant rent concessions, make tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire a property. A prolonged economic recovery or a future economic downturn could impact certain of the real estate assets we may acquire and such real estate assets could experience higher levels of vacancy than anticipated at the time of our acquisition of such real estate assets. The value of our real estate assets could decrease below the amounts we paid for them. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. Additionally, we will incur expenses, such as for maintenance costs, insurances costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations. An economic downturn resulting in increased tenant delinquencies and/or defaults and decreases in demand could have a material adverse effect on our operations and the value of our real estate assets.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We compete with numerous other persons or entities seeking to buy real estate assets or to attract tenants. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•	that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•	the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the act to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Risks Associated with Retail Property

The recent economic downturn in the United States has had, and may continue to have, an adverse impact on the retail industry generally. Slow or negative growth in the retail industry will result in defaults by retail tenants which could have an adverse impact on our financial operations.

The recent economic downturn in the United States has had and may continue to have an adverse impact on the retail industry generally. In the event of a prolonged recovery or future economic downturn, the retail industry may face reductions in sales revenues and increased bankruptcies. Adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn could result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease our properties. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of our retail properties and our results of operations.

We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally.

We currently own five properties, each of which is a multi-tenant retail center. The market for retail space has been and in the future could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to such stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. Such a reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.

Our retail tenants face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers at our current retail properties and at any retail properties we may acquire in the future will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Retail conditions may adversely affect our base rent and subsequently, our income.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on your investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events at one of our properties or any retail property we may acquire in the future would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant at one of our properties or any retail property we may acquire in the future could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer of a lease to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease vacated space at one of our properties or any retail property we may acquire in the future to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants at one of our properties or any retail property we may acquire in the future may have an adverse impact on our income and our ability to pay distributions. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Risks Associated with Real Estate-Related Loans and Other Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we intend to acquire a portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. During the last few years, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. Future instability may interfere with the successful implementation of our business strategy.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Risks Associated With Debt Financing

Restrictions imposed by our credit facility may limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

We are a party to a $35 million credit facility with KeyBank, or our credit facility, that contains restrictive covenants. These restrictions include requirements to maintain financial ratios, which may significantly limit our ability to, among other things:

•	borrow additional money;

•	make capital expenditures and other investments;

•	merge, consolidate or dispose of assets; and

•	incur additional liens.

In addition, our credit facility requires us to raise certain specified amounts in offering proceeds from our ongoing public offering. The failure to raise sufficient offering proceeds or a decline in our operations, which could reduce our cash from operation, could cause us to be in default under the credit agreement and our other debt obligations.

As of March 31, 2011, we had approximately $22.1 million of outstanding indebtedness under our credit facility. Tranche A of our credit facility, which comprised approximately $20 million of the outstanding indebtedness, matures on December 17, 2013, subject to extension. Tranche B of our credit facility, which comprised approximately $2.1 million of the outstanding indebtedness, matures on June 30, 2011. We may, in the future, be required to refinance or negotiate an extension of the maturity of our credit facility. However, our ability to complete a refinancing or extension of our credit facility is subject to a number of conditions, many of which are beyond our control. Failure to complete a refinancing or extension of our credit facility could have a material adverse effect on us and our operations.

Disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets experienced extreme volatility and disruption during 2008 and 2009. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We have, and expect to continue to, finance our investments in part with debt. As a result of the recent turmoil in the credit markets, we may not be able to obtain debt financing on attractive terms or at all. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have, and may in the future, obtain lines of credit and long-term financing that may be secured by our real properties and other assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before non-cash reserves and depreciation. Our charter allows us to borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with justification for such excess. As of December 31, 2010, we exceeded the 300% limit due to the exclusion of intangible assets that were incurred with the acquisition of our properties. Since these intangible assets were part of the purchase price and since our overall indebtedness is less than 75% of the book value of our assets, this excess borrowing has been approved by our board of directors, including a majority of our independent directors. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We believe that we operate in such a manner as to qualify as a REIT for federal income tax purposes and have elected REIT status beginning with the taxable year ending December 31, 2009, the year in which we commenced material operations. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Alston & Bird LLP with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Alston & Bird LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. To minimize the risk that our operating partnership will be considered a “publicly traded partnership” as defined in the Internal Revenue

Code, we have placed certain transfer restrictions on the transfer or redemption of the partnership units in our operating partnership. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership and distributions to partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See ”Material U.S. Federal Income Tax Considerations.”

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties, resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so. As of the date of this prospectus, we have funded all of our distribution payments with offering proceeds.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For Federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See ”Description of Capital Stock—Distribution Reinvestment Plan.”

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our future taxable REIT subsidiaries, that are deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income; if shares of our common stock are predominately held by qualified employee pension trusts, we are required to rely on a special look-

through rule for purposes of meeting one of the REIT share ownership tests and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25.0% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65. Pursuant to such safe harbor, if a mezzanine loan is secured by interests in a pass-through entity, it will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

We may be required to pay some taxes due to actions of a taxable REIT subsidiary which would reduce our cash available for distribution to you.

If we elect to create one or more taxable REIT subsidiaries, any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

Recharacterization of transactions under the operating partnership’s intended private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions under the operating partnership’s intended private placements such that the operating partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the operating partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT.

If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise proceeds in this offering;

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	conflicts of interest arising out of our relationship with our advisor and its affiliates;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table presents information regarding our intended use of the gross and net proceeds from our primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (2) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Shares of our common stock will be offered in our primary offering to the public at $10.00 per share and issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,000,000,000 in our primary offering or the entire $100,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $1,000,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. We will use the net proceeds only for the purposes set forth in this prospectus and in the manner approved by our board of directors, the members of which serve as fiduciaries to our stockholders. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

			Maximum Primary
	Maximum Primary		Offering and Distribution
	Offering		Reinvestment Plan
	Amount	%	Amount	%

Gross Offering Proceeds	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses:
Sales Commissions	70,000,000	7.0	70,000,000	6.4
Dealer Manager Fee	30,000,000	3.0	30,000,000	2.7
Other Organization and Offering Expenses(1)	17,500,000	1.8	17,500,000	1.6

Net Proceeds(2)	$882,500,000	88.2%	$982,500,000	89.3%

Less:
Acquisition and Origination Fees(3)(4)	22,062,500	2.2	24,562,500	2.2
Acquisition Expenses(3)(4)	4,412,500	0.4	4,912,500	0.4
Working Capital Reserve(5)	—	—	—	—

Estimated Amount Available for Investments(4)(6)	$856,025,000	85.6%	$953,025,000	86.7%

(1)	Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursements to the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent such other organization and offering expenses incurred by us exceed 3.0% of aggregate gross offering proceeds. We expect that our other organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed other organization and offering expenses will constitute 1.75% of gross offering proceeds if we raise the maximum offering amount.

(2)	Until required in connection with the acquisition of our investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(3)	This table excludes debt proceeds. To the extent we fund property acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. This table also assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share redemption program. To the extent we use such net proceeds to acquire real estate, our advisor would earn the related acquisition fees. In addition to the acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate asset.

(4)	Amounts available for investments will include customary third party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired and are expensed upon completion of the acquisition. For real estate assets that are not acquired, these costs are also expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us. In the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds.

(5)	We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering. However, we may establish working capital reserves with respect to particular investments, to, for example, provide for maintenance and repairs of real estate assets, leasing commissions and major capital expenditures. Until used for such operating expenses, amounts in our working capital reserves, if any, together with any other proceeds not invested or used for other company purposes, will be invested in permitted temporary investments such as government securities.

(6)	Although it is anticipated that distributions will be funded from operations after we have invested in a substantial portfolio of income-producing investments, funds available for investment may also be used to fund distributions to the extent that our board of directors determines it to be appropriate, which determinations will be based, in part, upon our results of operations. We intend to invest at least 85.6% of the gross offering proceeds in commercial real properties and other real estate-related assets by the completion of the offering stage. At that time, we also expect that approximately 70% of our portfolio will consist of commercial real properties and that approximately 30% of our portfolio will consist of real estate-related assets.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We will use the net proceeds from this offering to invest in a portfolio of income-producing retail properties, primarily located in the Western United States, including neighborhood, community and lifestyle shopping centers, multi-tenant shopping centers and free standing, single-tenant retail properties. We may acquire properties either alone or jointly with another party. In addition to investments in real estate directly or through joint ventures, we may also acquire or originate first mortgages or second mortgages, mezzanine loans or other loans related to commercial real estate, which we refer to collectively as “real estate-related loans,” in each case provided that the underlying real estate meets our criteria for direct investment. We may also invest in any other real estate assets or real estate-related assets that, in the opinion of our board of directors, meet our investment objectives and are in the best interests of our stockholders.

Investment Objectives

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay predictable and sustainable cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the investments we acquire.

We cannot assure you that we will attain our investment objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our independent directors. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefor is set forth in the minutes of the meetings of the board of directors.

Primary Focus—Retail Properties

We intend to acquire a diverse portfolio of retail properties, primarily located in large metropolitan areas in the Western United States, including neighborhood, community, power and lifestyle shopping centers, multi-tenant shopping centers and free standing single-tenant retail properties, with a focus on properties located in or near residential areas that have, or have the ability to attract, strong anchor tenants.

We intend to diversify our portfolio by geographic region within the Western United States, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We intend to focus on markets where affiliates of our advisor have an established market presence, knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and adjust our target markets periodically to respond to changing market opportunities and to maintain a diverse portfolio of retail properties. Our initial target markets are the following metropolitan areas in the Western United States:

Denver	Las Vegas
Los Angeles/Orange County	Austin
San Francisco	Dallas
San Diego	Houston
Seattle	San Antonio
Oakland	Phoenix
Portland	Scottsdale
Salt Lake City	Albuquerque

Growth in per capita disposable income in the Rocky Mountain and Southwest Region has consistently outpaced the national average since 1970 according to the Bureau of Economic Analysis. We believe that this growth has had a positive impact on commercial real estate sectors in the Western United States. The Western United States has out performed the national average in terms of retail sales per square foot since 1996, according to the International Council of Shopping Centers, and has also out performed the national average in terms of increases in commercial property prices since 2000 according to Moody’s Investor Services. We believe that this historical strong economic performance in the Western United States, the potential for continued growth in the region and our advisor’s depth of experience with retail properties in the region provide us with a unique opportunity to identify properties for our portfolio that will provide favorable risk-adjusted returns.

We also believe that demand for real property in the Western United States will continue to grow due to continued population growth in our target markets. It is expected that aggregate population growth in these markets and surrounding areas will increase by approximately 22% as indicated in the chart below.

		Population as of	Population as of	Percent
Metropolitan Statistical Area	State	October 2008	October 2020	Increase

Phoenix-Mesa-Scottsdale, AZ	AZ	4,335,348	6,336,859	46.17%
Tucson, AZ	AZ	987,623	1,243,028	25.86%
Los Angeles-Long Beach-Santa Ana, CA	CA	12,884,699	13,000,662	0.90%
San Francisco-Oakland-Fremont, CA	CA	4,226,125	4,503,726	6.57%
Riverside-San Bernardino-Ontario, CA	CA	4,193,189	5,631,565	34.30%
San Diego-Carlsbad-San Marcos, CA	CA	2,988,071	3,156,321	5.63%
Sacramento-Arden-Arcade-Roseville, CA	CA	2,119,039	2,469,717	16.55%
San Jose-Sunnyvale-Santa Clara, CA	CA	1,826,754	2,123,762	16.26%
Fresno, CA	CA	912,556	1,084,413	18.83%
Bakersfield, CA	CA	812,475	1,096,515	34.96%
Oxnard-Thousand Oaks-Ventura, CA	CA	800,934	833,742	4.10%
Denver-Aurora, CO	CO	2,511,098	3,111,857	23.92%
Colorado Springs, CO	CO	618,810	742,852	20.05%
Boise City-Nampa, ID	ID	609,726	894,796	46.75%
Albuquerque, NM	NM	853,775	1,088,913	27.54%
Las Vegas-Paradise, NV	NV	1,901,430	2,731,129	43.64%
Portland-Vancouver-Beaverton, OR-WA	OR-WA	2,215,229	2,720,033	22.79%
Dallas-Fort Worth-Arlington, TX	TX	6,305,062	8,379,758	32.91%
Houston-Sugar Land-Baytown, TX	TX	5,767,212	7,565,873	31.19%
San Antonio, TX	TX	2,040,356	2,673,894	31.05%
Austin-Round Rock, TX	TX	1,658,551	2,441,377	47.20%
Salt Lake City, UT	UT	1,121,552	1,406,346	25.39%
Ogden-Clearfield, UT	UT	530,672	694,990	30.96%
Provo-Orem, UT	UT	510,807	752,813	47.38%
Seattle-Tacoma-Bellevue, WA	WA	3,357,986	3,968,915	18.19%

Total		66,089,079	80,653,856	22.04%

Source: Proximity (October 2008)

We believe that despite the recent economic downturn in the United States, demand for property in the Western United States will continue to grow in the long run due to the projected population growth in the region and the recent constraints on the supply of retail property from the tightening credit markets. Additionally, given the recent downturn in the real estate market, we believe there is an opportunity to purchase retail properties at historically low prices thereby increasing our ability to realize greater appreciation on the ultimate dispositions of the properties. However, there can be no assurance that the economy will continue to recover or that demand for property in the Western United States will continue to grow. As a result, a continued economic downturn resulting in increased tenant delinquencies and/or defaults and decreases in demand could have a material adverse effect on our operations and the value of our real estate assets. Please see “Risk Factors—Risks Related to Investments In Real Estate Generally—Increasing vacancy rates for certain classes of real estate assets resulting from the recent economic downturn and disruption of the financial markets could adversely affect the value of the assets we acquire.”

We also intend to diversify our portfolio of retail properties by investment size. We expect that our investments will typically range in size from $10 million to $100 million. We may, however, make investments outside of this range if we believe the property will complement our portfolio or meet our investment objectives.

Many of our properties will be leased to tenants in the chain or franchise retail industry, including, but not limited to, convenience stores, drug stores and restaurant properties. Other properties will be leased to large, national “big box” retailers, either standing alone or as part of so-called “power centers” which are comprised of big box national, regional and local retailers. We also may acquire multi-tenant retail properties, including grocery anchored shopping centers and retail strip centers. Our advisor will monitor industry trends and identify properties for our portfolio that serve to provide a favorable return balanced with risk. Our advisor will primarily target regional or national name brand retail businesses with established track records. We may also invest in retail properties located in other regions of the United States.

We expect that a substantial majority of our investments in retail properties will be core investments, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. The remaining investments in retail properties will be enhanced-return properties, which are higher-yield and higher-risk investments that our advisor will actively manage and seek to reposition. Examples of enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and build-to-suit properties. Once stabilized, we will either hold enhanced-return properties as core investments or sell them. Whether a core or enhanced-return property, each of our potential investments will be subject to our advisor’s stringent underwriting standards and the approval of our board of directors.

We seek to achieve our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. We will not forgo a good investment opportunity because it does not precisely meet the diversification guidelines set forth above, but we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Our advisor has substantial discretion with respect to the selection of specific retail properties. Each acquisition, however, must be approved by our board of directors. In selecting a potential facility for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	the property’s location and tenants;

•	the physical location of the property in relation to population centers, density and accessibility;

•	construction quality and condition of the property;

•	potential for capital appreciation;

•	historical financial performance of the property;

•	rental rates and occupancy levels for the property;

•	potential competitors in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Ownership of Retail Properties

We generally hold fee title or a long-term leasehold estate in the retail properties we acquire. We intend to acquire such interests either (1) directly through our operating partnership or through wholly-owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the properties, affiliates or other persons. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in retail properties as well as other real properties. We may also enter into joint ventures for the development or improvement of such properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with TNP affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•	Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Acquisition of Properties from Our Affiliates

We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates, including acquisitions of real properties from our affiliates or programs sponsored by Thompson National Properties in an UPREIT transaction. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus.

Due Diligence

Our advisor will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will not close the purchase of any real property unless we are generally satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that mitigate any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders; and

•	title and liability insurance policies.

Other Real Property Investments

Although we anticipate that our focus will be on retail properties, our charter and bylaws do not preclude us from acquiring other types of real properties. In order to diversify our portfolio, we may acquire additional real estate assets, including office, mixed-use, hospital, hospitality and industrial properties. The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above. Additionally, we may also acquire properties that are under development or construction, mixed-use properties, undeveloped land, options to purchase properties and other real estate assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Secondary Focus—Real Estate-Related Assets

Real Estate-Related Loans

In addition to direct investments in retail properties, we also plan to originate or acquire real estate-related loans that meet our underlying criteria for direct investment. However, we are not specifically limited in the number or size of our portfolio of real estate-related loans, or on the percentage of the net proceeds from this offering that we may invest in a single investment in real estate-related loans. The specific number and mix of real estate-related loans in which we invest will depend upon real estate market conditions, particularly with respect to retail properties, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

Our advisor will have substantial discretion with respect to identifying and evaluating specific real estate-related loans. In determining the types of real estate-related loans to originate or acquire, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate-related loans;

•	diversification benefits relative to the rest of the real estate-related loans within our portfolio;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

The real estate-related loans which we may originate or invest in include mortgage, mezzanine, bridge and other loans, debt and derivative instruments related to real estate, including mortgage backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We may acquire loan servicing rights in connection with these investments. We may structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We will pay our advisor for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment. We will fund the loans we originate with proceeds from this offering and from other lenders.

Investments in Equity Securities

We may also make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target.

Borrowing Policies

We use, and intend to continue to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and real estate-related loans. Our targeted debt level is 50% of the fair market value of our assets. In order to facilitate investments in the early stages of our operations before we have acquired a substantial portfolio of income-generating investment properties, we expect to temporarily borrow in excess of our long-term targeted debt level. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, our charter allows us to temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. As of December 31, 2010, we exceeded the 300% limit due to the exclusion of intangible assets that were incurred with the acquisition of our properties. Since these intangible assets were part of the purchase price and since our overall indebtedness is less than 75% of the book value of our assets, this excess borrowing has been approved by our board of directors, including our independent directors.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by the board of directors at least quarterly.

Disposition Policies

We generally expect to hold each of our real property investments for five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. However, circumstances might arise which could result in a shortened holding period for certain properties. In general, the holding period for real estate-related assets is expected to be shorter than the holding period for our real property investments. The determination of whether a particular real estate-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of an investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive investment in real property or in a real estate-related asset;

•	liquidity benefits with respect to sufficient funds for the share redemption program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the investment is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including the factors discussed above, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the leases for such property. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and by the then-prevailing economic conditions.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Pursuant to our charter, we may not:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•	invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property mortgage loans on unimproved real property in excess of 10.0% of our total assets;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public, if at all, and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•	make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as, nor do we intend to conduct our operations so as to be regulated as, an investment company under the Investment Company Act. We expect that our investments will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will not fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act. We also expect that we and our operating partnership will not meet the definition of an investment company under Section 3(a)(1) of the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and the subsidiaries of our operating partnership satisfy both of the above tests as we invest solely in real property through our wholly or majority-owned subsidiaries. As these subsidiaries are investing solely in real property, they are outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership conduct our operations so that they comply with the 40% test.

The determination of whether an entity is a majority-owned subsidiary of ours or our operating partnership will be made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies that we may establish and in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25% of its assets in qualifying real estate investments or other real estate-related assets, or the 25% basket. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Whole loans will be classified as qualifying real estate investments, as long as the loans are “fully secured” by an interest in real estate at the time our subsidiary originates or acquires the loan but will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets that come within the 25% basket. We will treat mezzanine loan investments as qualifying real estate investments so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007), that is: (1) the loan is made specifically and exclusively for the financing of real estate; (2) the loan is underwritten based on the same considerations as a second mortgage and after the subsidiary performs a hands-on analysis of the property being financed; (3) the subsidiary as lender exercises ongoing control rights over the management of the underlying property; (4) the subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan; (5) the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and (6) the subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

We will consider a participation in a whole mortgage loan to be a qualifying real estate investments only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualified real estate asset. The SEC has not issued no-action letters specifically addressing construction loans. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on the subject real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets that come within the 25% basket. CMBS and CDOs will also be treated as real-estate related assets that come within the 25% basket.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets that come within the 25% basket.

The treatment of any other investments as qualifying real estate investments and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate investments or additional qualifying real estate investments or other real estate assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our adviser will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Liquidity Strategy

Our board of directors does not anticipate evaluating a transaction providing liquidity for stockholders until 2015. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Prior to our completion of a liquidity event, our share redemption program may provide an opportunity for stockholders to have their shares of common stock redeemed, subject to certain restrictions and limitations.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

We have a total of five directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the previous two years by virtue of (1) ownership of an interest in our sponsor, advisor or any of their affiliates, other than us, (2) employment by our sponsor, advisor or any of their affiliates, (3) service as an officer or director of our sponsor, advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, advisor or any of their affiliates. We refer to our directors who are not independent as our “affiliated directors.”

As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

The responsibilities of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving any investment for a purchase price, total project cost or sales price greater than an amount equal to 10% of the value of our net assets, including the financing of such investments. The board of directors has delegated to the investment committee (as discussed below) the authority to review and approve any acquisition, development and disposition for a purchase price, total project cost or sales price of up to an amount equal to 10% of the value of our net assets;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and a majority of the independent directors. The independent directors determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. If the independent directors determine to terminate the advisory agreement earlier, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. In addition, as long as the advisory agreement is not terminated for “cause,” as defined in the advisory agreement, TNP Strategic Retail OP Holdings will receive a subordinated distribution. For a discussion of the subordinated distributions, see “Management Compensation Table.” A majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor or any of their affiliates. Prior to the renewal of the advisory agreement, the independent directors will also be responsible for reviewing the performance of our advisor and determining that all of the fees and compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. The fees payable to the advisor pursuant to the advisory agreement are subject to change based on this review.

As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an investment committee and an audit committee.

Investment Committee

Our board of directors has established an investment committee. Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. Our investment committee must at all times be comprised of a majority of independent directors. The investment committee will be comprised of three directors, two of whom will be independent directors. The current members of the Investment Committee are Anthony W. Thompson, Jeffrey S. Rogers and Robert N. Ruth, with Anthony W. Thompson serving as the chairman of the investment committee.

With respect to investments, the board of directors has delegated to the investment committee the authority to approve any investment for a purchase price, total project cost or sales price of up to 10% of the value of our net assets. The board of directors, including a majority of the independent directors, must approve all acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than 10% of the value of our net assets.

Audit Committee

Our board of directors has established an audit committee. The audit committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The current members of the audit committee are Phillip I. Levin, Jeffrey S. Rogers and Robert N. Ruth. Phillip I. Levin is the designated financial expert and the chairman of the audit committee.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position

Anthony W. Thompson	64	Chairman of the Board and Chief Executive Officer
Jack R. Maurer	67	Vice Chairman of the Board and President
James R. Wolford	56	Chief Financial Officer, Treasurer and Secretary
Phillip I. Levin	71	Independent Director
Jeffrey S. Rogers	42	Independent Director
Robert N. Ruth	51	Independent Director

Anthony W. Thompson has served as the Chairman of our board of directors and our Chief Executive Officer since September 2008. Mr. Thompson also serves as Chief Executive Officer of our sponsor, our advisor and our dealer manager. Prior to founding Thompson National Properties in 2008, Mr. Thompson founded Triple Net in 1998 and served as its Chairman and Chief Executive Officer until 2006, when he was named Chairman of the Board for Realty Advisors. In December 2007, Realty Advisors merged with Grubb & Ellis Company and Mr. Thompson was named Chairman of the combined company, a position from which he resigned effective February 8, 2008. During his tenure, Mr. Thompson oversaw operations of two non-listed REITS sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.) which at the time of his departure had acquired in excess of $600 million in commercial real estate properties. Mr. Thompson’s responsibilities included participating in (1) the oversight of day-to-day operations of the non-listed REITs, (2) the selection of real property and real estate related securities acquisitions and dispositions, (3) the structuring and negotiating of the terms of asset acquisitions and dispositions, (4) the selection of joint venture partners and monitoring these relationships, and (5) the oversight of the property managers, including the review and analysis of the operating budgets and leasing plans. Mr. Thompson is a member of the Sterling College Board of Trustees and various other community and charitable organizations. Mr. Thompson holds a Bachelor of Science degree in Economics from Sterling College in Sterling, Kansas. Mr. Thompson is a FINRA Series 1 and 24 registered representative of TNP Securities.

Our board of directors, excluding Mr. Thompson, has determined that Mr. Thompson’s extensive experience overseeing similar non-listed REITs, including the selection, negotiation, and management of investments in real estate and real estate related properties, as well as his status as a FINRA Series 1 and 24 registered representative, are all relevant experiences, attributes and skills that enable Mr. Thompson to effectively carry out his duties and responsibilities as director.

Jack R. Maurer has served as the Vice Chairman of our board of directors and our President since September 2008. Mr. Maurer also serves as Vice Chairman-Partner of our sponsor, President of our advisor, and Chief Financial Officer of our dealer manager. Prior to joining our sponsor in April 2008, Mr. Maurer acted as a consultant with respect to the formation of our sponsor between January 2008 and April 2008. Mr. Maurer served from April 1998 to November 2007 as Senior Vice President—Office of the Chairman with Triple Net and Realty Advisors where Mr. Maurer gained experience in the management of the two non-listed REITs sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.). Mr. Maurer’s responsibilities included (1) formulating an investment strategy and asset allocation framework, (2) selecting real property and real estate related securities acquisitions and dispositions, (3) managing the REITs’ properties and other assets, and (4) providing research and economic and statistical data in connection with the REITs’ assets and investment opportunities. Mr. Maurer holds a Bachelor of Science degree in Accounting from California State University at Northridge and was a Certified Public Accountant from 1973 to 2001. Mr. Maurer is a FINRA Series 7, 24, 27 and 63 registered representative of TNP Securities.

Our board of directors, excluding Mr. Maurer, has determined that Mr. Maurer’s extensive experience managing and consulting similar non-listed REITs, including the formulation of investment strategies and asset allocation frameworks and selection, negotiation, and management of investments in real estate and real estate related properties, as well as his status as a FINRA Series 7, 24, 27 and 63 registered representative, are all relevant experiences, attributes and skills that enable Mr. Maurer to effectively carry out his duties and responsibilities as a director. In addition, our board of directors believes that Mr. Maurer’s 28 years of experience as a certified public accountant adequately equip him to evaluate investments and investment strategies.

James R. Wolford has served as our Chief Financial Officer, Treasurer and Secretary since March 2011. Mr. Wolford also serves as Chief Financial Officer, Treasurer and Secretary of our advisor. Mr. Wolford is responsible for the administration of finance and accounting matters for both our company and our sponsor. Mr. Wolford has over 30 years of real estate finance, accounting and SEC experience. From April 2010 until joining us, Mr. Wolford served as the Chief Financial Officer of Pacific Office Properties Trust, Inc. (AMEX: PCE). From 2004 until 2010, Mr. Wolford served as the Chief Financial Officer for Bixby Land Company. Mr. Wolford holds an M.B.A. in Finance and Accounting and a bachelor’s degree from the University of

Southern California. Mr. Wolford is a member of the Executive Committee for Lusk Company and is a licensed real estate broker.

Phillip I. Levin has served as one of our independent directors since April 2011. Mr. Levin also currently serves as a Managing Partner of L&M Capital Partners, an investment advisory firm. Mr. Levin has also served since 1991 as President of Levin Development Company, a real estate development and consulting firm. Prior to founding Levin Development Company in 1991, Mr. Levin served for approximately 16 years with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers), where he became the Managing Partner of the firm’s consulting practice in Michigan. From 1970 to 1974, Mr. Levin served as Manager of the Consulting Services Division of Arthur Young & Company (now Ernst & Young) in Toledo, Ohio. Prior to joining Arthur Young & Company, Mr. Levin served as a Financial Analyst for Ford Motor Company for approximately 8 years. Mr. Levin holds a Master of Business Administration in Finance and a Bachelor of Science degree in Accounting from the University of Pittsburgh.

Our board of directors, excluding Mr. Levin, has determined that Mr. Levin’s experience as an officer of a real estate development and consulting firm and his professional experience as a certified public accountant are relevant experiences, attributes and skills that make Mr. Levin a valuable addition to our board of directors. In addition, the board of directors believes that Mr. Levin, with his extensive experience as a certified public accountant, is well-equipped to serve as the financial expert and chair person of the Audit Committee.

Jeffrey S. Rogers has served as one of our independent directors since March 2009. Mr. Rogers has served as President and Chief Operating Officer since February 2005 and as Chief Operating Officer between February 2004 and February 2005 of Integra Realty Resources, Inc., a commercial real estate valuation and counseling firm, where he oversees corporate operations, technology and software initiatives, and all aspects of financial reporting and audit procedures. Mr. Rogers also serves on the board of directors of Integra Realty Resources, Inc. and IRR Residential, LLC, an affiliate of Integra Realty Resources, Inc. Prior to joining Integra Realty Resources, Inc. in February 2004, Mr. Rogers worked from November 2002 to February 2004 as a consultant for Regeneration, LLC, a management consulting firm. Between September 1999 and November 2002, Mr. Rogers held various positions at ReturnBuy, Inc., a technology and software solutions company, including President of ReturnBuy Ventures, a division of ReturnBuy, Inc., between August 2001 and November 2002, Chief Financial Officer between September 1999 and August 2001 and member of the board of directors between September 1999 and August 2001. In January 2003, ReturnBuy, Inc. filed for Chapter 11 bankruptcy as part of a restructuring transaction in which it was acquired by Jabil Circuit, Inc. Mr. Rogers has also served on the Finance Committee of the Young Presidents Organization since March 2009 and will serve as Audit Committee Chairman beginning in July 2010. Mr. Rogers earned a Master of Business Administration degree from The Darden School, University of Virginia in Charlottesville, Virginia, a Juris Doctorate degree from Washington and Lee University School of Law in Lexington, Virginia and a Bachelor of Arts degree in Economics from the Washington and Lee University.

Our board of directors, excluding Mr. Rogers, has determined that Mr. Rogers’ previous leadership position with a commercial real estate valuation and counseling firm and his professional experience as an attorney are relevant experiences, attributes and skills that make Mr. Rogers a valuable addition to our board of directors. In addition, our board of directors believes that Mr. Rogers, with his extensive experience with financial reporting as a former Chief Financial Officer, is well-equipped to serve as a member of the Audit Committee.

Robert N. Ruth has served as one of our independent directors since March 2009. Mr. Ruth is President of The Ruth Group, a Los Angeles based company focused on value-added opportunities in office, industrial and retail projects. Prior to the founding of The Ruth Group in January 2007, Mr. Ruth was the Area President for the Trammell Crow Company based in Los Angeles, California from March 1998 to January 2007 where he was responsible for management of the company’s team of real estate professionals and for planning and growth. Prior to joining Trammell Crow Company, Mr. Ruth was a principal of Tooley & Company until the company was sold to Trammell Crow Company. At Tooley & Company, Mr. Ruth was responsible for acquiring, developing, managing and leasing projects throughout Southern California. Mr. Ruth is a Trustee of the Urban Land Institute (ULI), former Chairman of the ULI Awards Jury, former Chairman of the ULI Program Committee, former Executive Committee Board Member of the ULI and previously served on the board of directors of the Urban Land Foundation. He is a Trustee at the Los Angeles Zoo where he serves as the Audit and Finance Chairman and on the Executive Committee. In addition, he is active on the board of directors of both Los Angeles Family Housing (LAFH) and Building Owners Managers Association (BOMA). Mr. Ruth is also an active member of the Young Presidents Organization (YPO), where he previously served as a member of the Executive Committee and Chairman of the Bel Air Chapter. Mr. Ruth attended the University of Southern California in Los Angeles, California where he received a Bachelor of Science degree in the Business School with an emphasis in Real Estate Finance.

Our board of directors, excluding Mr. Ruth, has determined that Mr. Ruth’s experience with investing in office, industrial and retail projects for The Ruth Group, managing real estate professionals for Trammell Crow, and his previous board experience listed above are relevant experiences, attributes and skills that make Mr. Ruth a valuable addition to the board of directors and audit committee.

Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates as its executive officer and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. As executive officers of our advisor or its affiliates, these individuals carry out the duties of the advisor pursuant to the advisory agreement, such as managing our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of our investments to ensure that they are consistent with our investment objectives. The duties that our executive officers perform on our behalf serve to fulfill the corporate governance obligations pursuant to our charter and bylaws. As such, these duties primarily involve the performance of corporate governance activities that require the attention of one of our executive officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, are entitled to receive awards under our long-term incentive plan as a result of their status as employees of our advisor or its affiliates, although we do not currently intend to grant any such awards.

Director Compensation

We pay our independent directors an annual fee of $30,000, plus $2,500 per in-person board meeting attended, $2,000 per in-person committee meeting attended and $1,000 for each telephonic meeting. If board members attend more than one meeting on any day, we will only pay such person $2,500 for all meetings attended on such day. The audit committee chairperson will receive an additional $10,000 annual retainer. The independent directors may elect to receive their annual retainer and/or meeting fees in an equivalent value of shares of our common stock.

Upon initial election to the board, we grant each independent director 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” pursuant to our independent directors’ compensation plan, which is a sub-plan of our long-term incentive plan described in greater detail below. Going forward, each independent director that subsequently joins the board of directors will receive the initial restricted stock grant on the date he or she joins the board of directors. In addition, on the date of each of our annual stockholders meetings at which an independent director is re-elected to the board of directors, he or she will receive 2,500 shares of restricted stock. One-third of these additional shares of restricted stock will become non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant. The restricted stock will become fully non-forfeitable in the event of an independent director’s termination of service due to his or her death or disability, or upon the occurrence of a change in our control.

On November 12, 2009, we granted 5,000 restricted common shares to each of our three independent directors pursuant to our incentive stock plan. One-third of these shares of restricted stock became non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant. We issued an additional 2,500 shares of restricted stock to each of our three independent directors on July 22, 2010 in connection with each director’s reelection to our board of directors at our 2010 annual meeting of stockholders. One-third of these additional shares of restricted stock became non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant.

The following table sets forth the compensation paid to our directors in 2010:

		Restricted
	Fees Earned or	Stock	All Other
Name	Paid in Cash(1)	Grants(2)	Compensation	Total

Anthony W. Thompson	$—	$—	—	$—
Jack R. Maurer	—	—	—	—
Arthur M. Friedman(3)	74,500	22,500	—	97,000
Jeffrey S. Rogers	63,500	22,500	—	86,000
Robert N. Ruth	64,000	22,500	—	86,500

(1)	The amounts shown in this column include payments for attendance at board of director and committee meetings and annual retainers and include amounts paid in the form of shares of our stock, as our directors may elect to receive their annual retainer in an equivalent value of shares of stock.

(2)	Reflects grants of restricted stock. The amounts shown in this column reflect the aggregate fair value computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Arthur M. Friedman resigned from our board of directors effective April 1, 2011. On April 1, 2011, in connection with Mr. Friedman’s resignation and pursuant to the terms of our Long-Term Incentive Plan, our board of directors approved the acceleration of the vesting of approximately 3,333 shares of restricted common stock by Mr. Friedman so that none of such shares of restricted common stock would be forfeited upon Mr. Friedman’s resignation.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Long-term Incentive Plan

We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees, officers and consultants of ours or of our affiliates selected by the plan administrator for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options.

Our board of directors or a committee appointed by the board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, the board of directors also adopted a sub-plan to provide for regular grants of restricted stock to our independent directors. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have reserved 2,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, all of his or her outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse as of the date of termination, and the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the performance-based awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the board may, in its sole discretion, declare. Our board may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participants’ consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we will enter into indemnification agreements with each of our executive officers and directors and we intend to obtain directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval investments in real properties and other real estate-related assets and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	actively oversee and manage our portfolio of our real properties and other real estate-related assets for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our investments; and

•	recommend various liquidity events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

Our advisor is managed by the following individuals:

Name	Position

Anthony W. Thompson	Chief Executive Officer
Jack R. Maurer	President
James R. Wolford	Chief Financial Officer, Treasurer and Secretary

Mr. Thompson and Mr. Maurer will have primary responsibility for the management decisions of our advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of these investments. For biographical information on the management of our advisor, see “—Directors and Executive Officers.”

Our sponsor owns a 75% interest in our advisor. TNP SRT Management, LLC, which is an indirect wholly owned subsidiary of our sponsor, owns a 25% non-managing member interest in our advisor. Certain of our officers also own an economic interest in TNP SRT Management, LLC.

The Advisory Agreement

The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon the earliest to occur of (1) the listing of our common stock on a national securities exchange or (2) the termination or non-renewal of the advisory agreement, the special units in our operating partnership held by TNP Strategic Retail OP Holdings will be redeemed resulting in a one-time payment to TNP Strategic Retail OP Holdings in the form of (a) shares of our common stock, (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales due and payable no later than three years after the date of issuance of such note or (c) any combination thereof. Upon an advisory agreement termination event for “cause,” the one-time payment to TNP Strategic Retail OP Holdings will be $1.00. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—TNP Strategic Retail OP Holdings.” In addition, upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

See “Management Compensation Table” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns acquisition, origination or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Holdings of Shares of Common Stock, Common Units and Special Units

Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. TNP Strategic Retail OP Holdings, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

TNP Securities, our dealer manager and an affiliate of our advisor, is a registered broker-dealer and a member firm of FINRA. TNP Securities will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a sales commission equal to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, TNP Securities has no experience acting as a dealer manager for an offering.

TNP Securities is managed by the following individuals:

Name	Position

Anthony W. Thompson	Chief Executive Officer
Jack R. Maurer	Chief Financial Officer
Talle Voorhies	President and Chief Operating Officer
Mark Atchity	Chief Compliance Officer

For biographical information regarding Messrs. Thompson and Maurer, see “—Directors and Executive Officers.”

Talle Voorhies serves as President and Chief Operating Officer of TNP Securities and Executive Vice President of Thompson National Properties. Prior to joining Thompson National Properties, Ms. Voorhies was the President of SEC registered Grubb & Ellis Transfer Agent, LLC. As President, she was responsible for all areas of investor relations for 57,000 investors through 166 active investment programs. Ms. Voorhies was also Executive Vice President, a founding shareholder, Director and executive committee member of Grubb & Ellis Realty Investors, LLC (formerly Triple Net Properties, LLC), Executive Vice President of Grubb & Ellis Realty Advisors, LLC and Executive Vice President of Grubb & Ellis Securities (formerly NNN Capital Corp.). She holds Series 7, 22, 24 and 27 licenses as a member of the Financial Regulatory Authority (FINRA). Ms. Voorhies, currently serves on Sterling College’s Board of Trustees. Ms. Voorhies began working with Mr. Thompson at TMP Investments in 1986 as the Marketing Coordinator until she was promoted to Vice President of Broker/Dealer Relations for TMP Investments, Inc. She served as Marketing Coordinator for TMP’s 65 real estate programs and Supervisor of Investor Relations for over 5,000 investors. She was the Executive Vice President and Compliance Administrator for NNN Capital Corp (formerly TMP Capital Corp).

Mark Atchity serves as Chief Compliance Officer of TNP Securities. Mr. Atchity has over 16 years financial industry experience. Mr. Atchity joined Thompson National Properties in 2008 initially as controller for the securities division, and also served as an assistant compliance office. Previously, Mr. Atchity was Chief Financial Officer from 2005 to 2007 for Brookstreet Securities Corporation, a national, full service broker/dealer with over 600 registered representatives. Prior to that, Mr. Atchity worked at Brookstreet from 1995 to 2007 as co-controller and worked on both equity and fixed income trading desks. Mr. Atchity earned a Bachelor of Science in Management & Finance from Boston College, Carroll School of Management in 1994. Mr. Atchity holds Series 7, 63, 27, 55 and 24 licenses with FINRA.

Affiliated Property Manager

Our real properties will be managed and leased by TNP Property Management, LLC, a newly formed Delaware limited liability company and our affiliated property manager.

We will pay our property manager a monthly market-based property management fee of up to 5.0% of the gross revenues generated at our properties for services it provides in connection with operating and managing the property. The property manager may pay some or all of these fees to third parties for management or leasing services.

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees we pay to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs.

MANAGEMENT COMPENSATION TABLE

The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates, including our dealer manager, in connection with our organization, this offering and our operations, assuming we raise the maximum amount offered hereby.

		Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Organizational and Offering Stage
Sales Commission(1)—Dealer Manager	7.0% of gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.	$70,000,000
Dealer Manager Fee(1)—Dealer Manager	3.0% of gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers). No dealer manager fees will be paid for sales pursuant to the distribution reinvestment plan.	$30,000,000
Other Organizational and Offering Expense Reimbursement(2)—Advisor and Dealer Manager	Reimbursement for organizational and offering expenses (excluding sales commissions and dealer manager fees) incurred on our behalf, but only to the extent that the reimbursement would not cause these organizational and offering expenses borne by us to exceed 3.0% of the gross offering proceeds. We estimate that organizational and offering expenses will represent a lower percentage of gross offering proceeds as the amount of proceeds increases. Based on our current estimates, we estimate that these expenses will represent 1.75% of gross offering proceeds, or $17,500,000, if we raise the maximum offering.	$17,500,000

Operational Stage
Acquisition Fees(3)—Advisor	2.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.	$24,562,500 (assuming no leverage is used). $49,125,000 (assuming a leverage ratio of 50%).
Origination Fees(3)—Advisor	2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such real estate-related loans.	$24,562,500 (assuming no leverage is used). $49,125,000 (assuming a leverage ratio of 50%).

Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Asset Management Fees(4)—Advisor	A monthly amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that our advisor will not be paid the asset management fee until our funds from operations exceed the lesser of (1) the cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. Separate and distinct from the asset management fee, we will also reimburse our advisor or its affiliates for all expenses paid or incurred on our behalf, including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor.	Actual amounts depend upon the cost of our real estate investments and therefore, cannot be determined at this time.

Property Management and Leasing Fees—TNP Property Management, LLC	A monthly market-based fee for property management services of up to 5.0% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers.	Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are acquired and the property types acquired and, therefore, cannot be determined at this time.
Operating Expenses— Advisor(4)	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We do not reimburse our advisor for personnel costs in connection with services for which our advisor is entitled to acquisition, origination or disposition fees.	Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Liquidity Stage
Disposition Fees(5)—Advisor or its affiliates	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property, 50% of a customary and competitive real estate commission not to exceed 3.0% of the contract sales price of each property or other investment sold. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sale price of the investments and, therefore, cannot be determined at this time.

Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Subordinated Participation Interest—TNP Strategic Retail OP Holdings(6)(7)	TNP Strategic Retail OP Holdings, an affiliate of our advisor, is the holder of the special units in our operating partnership. So long as the special units remain outstanding, the holder of special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets after the other holders of common units, including us, have received, in the aggregate, a return of their net capital contributions plus a 10.0% cumulative non-compounded annual return.	Actual amounts depend upon future liquidity events and, therefore cannot be determined at this time.
Subordinated Distribution Upon Listing or Termination Event—TNP Strategic Retail OP Holdings(6)(7)	The special units will be redeemed by our operating partnership, resulting in a one-time payment in the form of shares of our common stock or a promissory note to TNP Strategic Retail OP Holdings, the holder of the special units, upon the earliest to occur of the following events:
(1) The listing of our common stock on a national securities exchange, which we refer to as a “listing liquidity event.”

(2) The termination or non-renewal of the advisory agreement, which we refer to as an “advisory agreement termination event,” (a) for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, a one-time payment to the holder of the special units will be in the amount that would have been distributed with respect to the special units, calculated as described above under “Subordinated Participation Interest—TNP Strategic Retail OP Holdings,” if our operating partnership had distributed to the holders of common units upon liquidation an amount equal to (i) in the event of a listing on a national securities exchange only, the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 60 day period beginning 120 days after such listing liquidity event or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering.
Upon an advisory agreement termination event for “cause,” the one-time cash payment to the holder of special units will be $1.00.

Estimated Amount
Type of Fee and Recipient	Description and Method of Computation	Maximum Offering

Upon an advisory agreement termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above under “Subordinated Participation Interest—TNP Strategic Retail OP Holdings,” if our operating partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets that can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of common units.

(1)	The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)	Other organization and offering expenses include all expenses (other than sales commission and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of our shares of common stock and the ownership of our shares of common stock by such broker-dealer’s customers. Any such reimbursement will not exceed actual expenses incurred by our advisor. Our advisor will be responsible for the payment of our cumulative other organization and offering expenses to the extent they exceed 3.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)	In addition to acquisition and origination fees, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition or origination of real estate-related loans, whether or not we ultimately acquire the property or originate the real estate-related loans. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price.

(4)	Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, or (2) 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including asset management fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; and (6) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

(6)	Except as described in the Management Compensation Table, TNP Strategic Retail OP Holdings shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

(7)	TNP Strategic Retail OP Holdings cannot earn both the subordinated participation in net sale proceeds and the subordinated distribution upon listing of our common stock on a national securities exchange or the termination or non-renewal of the advisory agreement.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers are officers or employees of our sponsor, our advisor and other affiliated entities which will receive fees in connection with this offering and our operations. Anthony W. Thompson is our Chairman of the Board and Chief Executive Officer and also serves as the Chief Executive Officer of Thompson National Properties, our sponsor. Mr. Thompson controls our sponsor and indirectly controls our advisor and dealer manager. Jack R. Maurer is our Vice Chairman of the Board and President and also serves as the Vice Chairman-Partner of Thompson National Properties. James R. Wolford is our Chief Financial Officer, Treasurer and Secretary and also serves as the Chief Financial Officer, Treasurer and Secretary of our advisor and the Executive Vice President and Chief Financial Officer of Thompson National Properties. Certain of our officers also own an economic interest in TNP SRT Management, LLC, which owns a 25% interest in our advisor. In addition, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by affiliates of our advisor. Present activities of these affiliates include making investments in the acquisition, ownership, development and management of retail properties, real estate-related assets and other real estate assets. As of March 31, 2011 affiliates of our advisor are currently sponsoring seven private real estate programs that are engaged in a continuous offering and if the maximum offering amount in each of these programs were raised, they would have approximately $87,000,000 available for investment in real estate assets.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or investing in real estate-related assets. None of the TNP affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates of our advisor and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates of our advisor than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Competition

We compete with other affiliates of our advisor for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. As described below, we and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates of our advisor. Our advisor is required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire properties. Conflicts of interest will exist to the extent that we own or manage retail properties and other real properties in the same geographic areas where real properties owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another affiliate of our advisor were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

Our dealer manager, TNP Securities, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by affiliates of our advisor that may have investment objectives similar to ours.

Affiliated Property Manager

Our property manager performs property management services for us and our operating partnership. Our property manager is affiliated with our advisor, and in the future there is potential for a number of the members of our advisor’s management team and our property manager’s management team to overlap. As a result, we do not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager are not at arm’s-length. Therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Representation

Alston & Bird LLP is counsel to us in connection with this offering and serves as counsel to our operating partnership, our advisor and certain affiliates of our advisor in connection with this offering and may continue to do so in the future. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Our Affiliates

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage retail properties and other real estate and real estate-related assets. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of a real property or real estate-related asset may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees and property management fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates is the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders. However, the amounts payable to TNP Strategic Retail OP Holdings, as the holder of special units in our operating partnership, are subordinated to the return (or deemed return) to the stockholders or partners of our operating partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fee and acquisition fees payable to our advisor, and the property management fees payable to our property manager, are generally payable regardless of the quality of the real properties and real estate-related assets acquired or the services provided to us.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Priority Allocation of Investment Opportunities

In the advisory agreement, our advisor has agreed that we will have the first opportunity to acquire any investment in an income-producing retail properties identified by our sponsor or advisor that meet our investment criteria, for which we have sufficient uninvested funds. With respect to potential non-retail property investments, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other affiliates of our advisor, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Our advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters the independent directors review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the agreement with our dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving Our Advisor and its Affiliates

The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation and appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors record these factors in the minutes of the meetings at which they make such evaluations.

Acquisitions, Leases and Sales Involving Affiliates

We will not acquire or lease properties in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors

(including a majority of the independent directors) not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (2) in excess of an amount equal to 10.0% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management—The Advisory Agreement.”

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of programs sponsored or advised by our sponsor, Thompson National Properties and its affiliates, which we refer to as “TNP prior programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables of Thompson National Properties, LLC, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in the TNP prior programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Pursuant to the requirements of Guide 5, “Preparation of Registration Statements Relating to Interests in Real Estate Limited Partnerships” promulgated by the SEC, we are also including in this section certain historical information of real estate programs sponsored or advised by Triple Net Properties, LLC, or Triple Net, which we refer to as “Triple Net prior programs.” Anthony W. Thompson, our Chairman and Chief Executive Officer, served as Chairman and Chief Executive Officer of Triple Net from 1998 through 2006, and Jack M. Maurer, our Vice Chairman and President, served as Senior Vice President—Office of the Chairman of Triple Net during the same period. We are providing information on the Triple Net prior programs through December 31, 2006 in this section and Appendix B to this prospectus. The information provided in this section and Appendix B with respect to the Triple Net prior programs has been obtained solely from public information filed with the SEC by Triple Net and its affiliates which included prior performance information through December 31, 2006. We cannot verify the accuracy of the information relating to the Triple Net prior programs provided in this section and Appendix B and such information is not indicative of the results of the Triple Net prior programs after December 31, 2006. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in Triple Net prior programs.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the TNP prior programs or the Triple Net prior programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the TNP prior programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. You should not assume the past performance of the prior programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A and Appendix B.

Our Sponsor

Thompson National Properties was formed in Delaware in 2008 to sponsor public and private real estate programs. Thompson National Properties is majority owned by Anthony W. Thompson. Mr. Thompson has been involved in the finance, management, acquisition and renovation of commercial real estate for over 35 years.

Prior Programs of Thompson National Properties

As of December 31, 2010, Thompson National Properties has, directly or indirectly, sponsored 12 privately offered prior programs. As of December 31, 2010, the TNP prior programs had raised $112,858,124 from approximately 1,331 investors. Five of the twelve TNP prior programs had completed their offering as of December 31, 2010.

The following table sets forth information on the twelve TNP prior programs.

Name of Program	Type of Program	Launch Year	Program Status

Bruin Fund, L.P.	Private Fund	2008	Closed
TNP Vulture Fund VIII, LLC	Private Fund	2008	Open
2008 Participating Notes Program, LLC	Private Program	2008	Closed
Thompson National Properties, LLC (Convertible Preferred Interests)	Private Program	2009	Open
TNP 6700 Santa Monica Blvd., DST	Delaware Statutory Trust	2009	Closed
Thompson/Morgan Baton Rouge I DST	Delaware Statutory Trust	2009	Closed
TNP 12% Notes Program, LLC	Private Program	2010	Closed
TNP Irving Square, DST	Delaware Statutory Trust	2010	Open
TNP 121 S. Martin Luther King Blvd., DST	Delaware Statutory Trust	2010	Open
TNP Titan Plaza Fund	Private Fund	2010	Open
TNP Profit Participation Program, LLC	Private Program	2010	Open
Thompson/Post Ladera Palms, DST	Delaware Statutory Trust	2010	Open

We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by Thompson National Properties. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

Table I included in Appendix A to this prospectus sets forth information regarding the experience of the sponsor in raising and investing funds in connection with the TNP prior programs. Table II included in Appendix A to this prospectus sets forth information regarding the compensation paid to our sponsor in connection with the TNP prior programs. Table III included in Appendix A to this prospectus sets forth information as to the operating results of the TNP prior programs. Table IV included in Appendix A to this prospectus sets forth information regarding the operating results of TNP prior programs which have completed their operations (no longer hold properties). Table V included in Appendix A to this prospectus sets forth information regarding the sale or disposition of properties in connection with the TNP prior programs. Additionally, Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the TNP programs. Upon written request, we will furnish a copy of this table to you without charge.

Prior Program Summary Information

Capital Raising

The total amount of funds raised from investors in the twelve TNP prior programs as of December 31, 2010, was $112,858,124. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $169 million. The total number of investors in these TNP prior programs, collectively, is 1,331. See Tables I and II for more detailed information about Thompson National Properties’ experience in raising and investing funds and compensation paid to Thompson National Properties and its affiliates as the sponsor of these prior programs.

Investments

The real-estate related TNP prior programs acquired 13 properties between May 12, 2008 (the date of the first property acquisition) and December 31, 2010. The table below gives further information about these properties:

Properties Purchased
(as a Percentage of
Location	Aggregate Purchase Price)

United States	100.0%
West	56.6%
Plains States	—
South Central	43.0%
Southeast	0.4%
Northeast	—

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the real-estate related TNP prior programs, categorized by type of property, as of December 31, 2010.

Properties
Purchased
(As a Percentage
of Aggregate
Acquisition and
Development Costs)

Commercial:
Office Buildings	61%
Industrial Buildings	7%
Shopping Centers	5%
Other	1%
Residential:
Apartments	25%
Hotels	—
Homebuilding	—
Land Development	—
Resort Residential	1%
Other	—

Total	100%

These properties were financed with a combination of debt and offering proceeds.

Dispositions

On December 19, 2008, TNP Vulture Fund VIII, LLC sold a 45.47% interest in VF Carson, LLC to an affiliate, TNP SLI Green Building Fund, LP for an aggregate purchase price of $5,000,000. VF Carson LLC is the sole owner of an 11 story office building located at 302 E. Carson, Las Vegas, Nevada. Additionally, a lender of the mortgage loan for the Oakwood Tower and One Lee Park West properties held by Bruin Fund, L.P. foreclosed on the properties. See “— Adverse Business Developments.”

Summary of Acquisitions

Since their formation in 2008 through December 31, 2010, the real-estate related TNP prior programs acquired two retail properties, three condominiums, five office properties, one industrial property, one multifamily property and one development project. The total acquisition costs of these properties was approximately $169 million, of which approximately $105 million, or approximately 62%, was financed with mortgage financing. The remaining $64 million was provided by investors. The locations of these properties, and the number of each property in each location, are as follows:

Location	Number of Properties

Dallas, Texas	1
Las Vegas, Nevada	6
Park City, Utah	1
Duncan, South Carolina	1
Los Angeles, California	1
Baton Rouge, Louisiana	1
Irving, TX	1
San Antonio, TX	1

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties by the real-estate related TNP prior programs in the three years ended December 31, 2010. Upon request and for no fee, we will provide a copy of such table to any prospective investor.

Adverse Business Developments

The recent global financial crisis and economic recession contributed to a decline in rental rates and property values and deteriorated property operating fundamentals. These economic trends had an adverse impact upon certain of the TNP prior programs.

In May 2008, Bruin Fund, L.P. acquired Oakwood Tower, an office property located in Dallas, Texas, and One Lee Park West, an office property located in Dallas, Texas, for an aggregate purchase price, including closing costs, of approximately $14,400,000. In June 2010, Bruin Fund, L.P. defaulted on its outstanding mortgage loan obligations of approximately $9,000,000 and on August 4, 2010 the lender foreclosed on the Oakwood Tower and One Lee Park West properties. The investors in Bruin Fund, L.P. lost the full amount of their investment.

Prior Programs of Triple Net

Prior to founding Thompson National Properties in 2008, Mr. Thompson founded Triple Net in 1998 and served as its Chairman and Chief Executive Officer from 1998 to 2006. During 2007, Mr. Thompson served as Chairman of a newly formed holding company of Triple Net, Realty Advisors. During this period, Jack R. Maurer, our Vice Chairman and President, served as Senior Vice President—Office of the Chairman of Triple Net and Realty Advisors. Realty Advisors combined with Grubb & Ellis Company in December 2007 and Mr. Thompson served as Chairman of the Board of the combined company until his resignation in February 2008.

Thompson National Properties is not affiliated with Triple Net or its affiliates. All information provided in this section and Appendix B to this prospectus with respect to the Triple Net prior programs has been obtained solely from public information filed with the SEC by Triple Net and its affiliates. We have not verified the information provided herein with respect to the Triple Net prior programs and such information is not indicative of results of Triple Net prior programs after December 31, 2006.

From the inception of Triple Net through December 31, 2006, Triple Net and its management team sponsored approximately 165 real estate investment programs, or Triple Net prior programs, including 159 private programs and six public programs, formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment properties. The Triple Net private programs generally involved the issuance of membership interests in a single purpose limited liability company, or LLC, so that investors acquired an indirect interest in a particular property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC would also typically sell undivided tenant in common interests, or TIC interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.

Triple Net and its management team also sponsored four public REITs: G REIT, Inc. (as of January 28, 2008, G REIT Liquidating Trust became the successor of G REIT, Inc.); T REIT, Inc. (as of July 20, 2007, T REIT Liquidating Trust became the successor of T REIT, Inc.); NNN Apartment REIT, Inc. (now known as Grubb & Ellis Apartment REIT, Inc.); and NNN Healthcare/Office REIT, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc. and now known as Healthcare Trust of America, Inc.). In addition, Triple Net sponsored two limited liability companies that were required to file public reports pursuant to the Exchange Act, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. These six public real estate programs raised gross offering proceeds of approximately $580,077,000 from 17,824 investors and purchased interests in 68 real estate properties amounting to an investment of approximately $1,336,168,000 from the inception of Triple Net to December 31, 2006.

Triple Net also sponsored four notes programs; NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC, NNN 2006 Notes Program LLC, and NNN Collateralized Senior Notes, LLC, or the Notes Programs. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of Triple Net.

During 2004, 2005 and 2006, Triple Net prior programs acquired 122 properties, for which the property type, location and method of financing are summarized below.

No. of
Property Type	Properties

Office	97
Apartments	22
Retail	1
Industrial	1
Land	1

Total	122

No. of
Property Type	Properties

Location
Arizona	4
Arkansas	1
California	20
Colorado	6
Florida	11
Georgia	8
Illinois	1
Indiana	1
Maryland	1
Minnesota	2
Missouri	3
Nebraska	2
Nevada	4
New Jersey	2
North Carolina	8
Ohio	3
Oregon	2
Pennsylvania	3
South Carolina	2
Tennessee	3
Texas	31
Utah	1
Virginia	2
Wisconsin	1

Total	122

No. of
Method of Financing	Properties

All debt	0
All cash	7
Combination of cash and debt	115

Total	122

Adverse Business Developments

Through December 31, 2006, some of the Triple Net prior programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on September 26, 2008 to invest in income producing retail properties, located primarily in the Western United States, and real estate-related loans that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and TNP Strategic Retail OP Holdings has invested $1,000 in exchange for special units. Our advisor and TNP Strategic Retail OP Holdings are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a quarterly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one common unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one common unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holder of the special units will be entitled to distributions from our operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 10.0% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the holder of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 10.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership pays all our administrative costs and expenses and such expenses are treated as expenses of our operating partnership. Such expenses include, but are not limited to:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The holders of common units (other than us and the holder of the special units) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing liquidity event. Upon a liquidity event, the specified amount the holder of the special units will be entitled to receive shall be equal to 15.0% of the net sale proceeds received by our operating partnership on disposition of its assets after the holders of the common units, including us, have received, in the aggregate, a return on their net capital contributions plus a 10.0% cumulative non-compounded annual return. In the event of a listing of our shares or the termination of the advisory agreement other than for cause, the holder of the special units will be entitled to a one time payment in the form of shares of our common stock or a promissory note in the amount that would have been distributed upon a liquidity event. If the triggering event is a listing of our shares, the amount of the payment will be (1) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 60 day period beginning 120 days after such listing event or (2) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of the advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—TNP Strategic Retail OP Holdings.”

Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1900 Main Street, Suite 700, Irvine, California 92614.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned	All Shares

Thompson National Properties, LLC(2)	133,333	4.7%
Anthony W. Thompson(2)	133,333	4.7%
Phillip I. Levin	5,000	0.2%
Jeffrey S. Rogers	7,500	0.3%
Robert N. Ruth	7,500	0.3%
Jack R. Maurer	2,778	0.1%
James R. Wolford	—	—
All directors and executive officers as a group	156,111	5.5%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Mr. Thompson is the managing member of Thompson National Properties, LLC and may be deemed to have beneficial ownership of the shares beneficially owned by Thompson National Properties, LLC.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Our advisor acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

TNP Strategic Retail Advisor, LLC
1900 Main Street,
Suite 700
Irvine, California 92614
Attention Investor Services

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, on a specific date set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman or the president or upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of a meeting and the purpose thereof, and if such meeting is to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in a readably readable type size (in no event smaller than 10-point type). A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction on Ownership of Shares of Capital Stock

We have elected to be taxed as a REIT commencing with the year ended December 31, 2009, the year in which we commenced material operations. In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10.0% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (2) the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons; and (3) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates and to pay distributions on a monthly basis. On August 13, 2009, our board of directors approved a monthly cash distribution of $0.05625 per share of common stock, which represented an annualized distribution of $0.675 per share if paid each day over a 365-day period. On May 11, 2010, our board of directors approved an increase in our monthly cash distribution to $0.05833 per share of common stock, which represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. We pay these distributions on a monthly basis. There is no guarantee that we will pay distributions at this rate in the future or at all.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. We have not established a cap on the amount of proceeds that may be used to fund distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Generally, distributions paid using offering proceeds will constitute a return of capital, which means a return of all or a portion of your original investment and a corresponding reduction in your tax basis in our shares. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital resulting in less funds for investments. We anticipate that we will begin paying distributions solely from funds from operations after the completion of our offering stage.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. A copy of our distribution reinvestment plan is included as Appendix D to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 30 days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of common units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

Our share redemption program may provide an opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations. The purchase price for shares redeemed under the share redemption program will be as set forth below until we begin obtaining appraisals of the value of our real estate and real estate-related assets. We expect to begin obtaining appraisals of the value of our real estate and real estate-related assets beginning 18 months after the date we complete our last public offering of common stock and prior to any listing of our shares on a national securities exchange. We will retain persons independent of us and our advisor to prepare these appraisals.

Prior to obtaining appraisals of the value of our real estate and real estate-related assets, the prices at which we will initially repurchase shares are as follows:

Redemption Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	No Redemptions Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Unless shares are being redeemed in connection with a stockholder’s death or disability, there is a one-year holding period before stockholders can begin making redemption requests.

After we begin obtaining appraisals of the value of our real estate and real estate-related assets, we will redeem shares at the lesser of (1) 100% of the average price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the estimated per share value of our shares of common stock, as determined by the most recent appraisal.

Redemption of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar year to (1) 5.0% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations and holding periods shall not apply to redemptions requested within two years after the death or disability of a stockholder. There is no fee in connection with a redemption of shares of our common stock.

The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the 5.0% limitation outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.

In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

Liquidity Events

Our charter does not require our board of directors to pursue a liquidity event on or before any date certain or at all. Our board of directors does not anticipate evaluating a transaction providing liquidity to our stockholders until 2015. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available or as to our ability to successfully effect such a transaction.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, we have agreed to pay one-half, and our advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the principals of our advisor on the value of our advisor. After the investment banking firm completes its analyses of our advisor’s value, we will require it to prepare a written report and make a formal presentation to our board of directors.

Following the presentation by the investment banking firm, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our advisor. The board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•	the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion into corporate or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our advisor or its affiliates; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our bylaws and described elsewhere in this prospectus including rights with respect to the election and removal of directors, annual and special meetings, amendment of our declaration of trust and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

Tender Offers

Our charter provides that any tender offer made by any stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the stockholder must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the stockholder does not comply with the provisions set forth above, we will have the right to redeem that stockholder’s shares, if any, and any shares acquired in such tender offer. In addition, such stockholder will be responsible for all of our expenses in connection with his noncompliance.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Alston & Bird LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) that hold our common stock. This opinion of Alston & Bird LLP has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Alston & Bird LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We believe that we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year in which we satisfy the minimum offering requirements, we were organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of TNP Strategic Retail Trust, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This deduction substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we may be subject to “alternative minimum tax”;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax;

•	if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•	if we fail to satisfy either the 75% or 95% Income Test (defined below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•	if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us;

•	we may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•	if we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test;

•	if we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

•	income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and

(i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii) elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs commencing in the year in which we satisfy the minimum offering requirements;

(iii) be managed by one or more trustees or directors;

(iv) have our beneficial ownership evidenced by transferable shares;

(v) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi) use a calendar year for federal income tax purposes;

(vii) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii) not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year.

We intend to elect to be taxed as a REIT commencing with our taxable year in which we satisfy the minimum offering requirements, and we intend to satisfy the other requirements described in items (i)-(vi) above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above (but which should not prevent us from qualifying under item (iv) above). For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Internal Revenue Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This test is the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions, interest and gains from the sale or disposition of shares of stock or securities or from any combination of the foregoing. This test is the 95% Income Test.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

•	rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	we normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

As a result, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, provided that specified requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be related party customers, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% Income Tests.

Notwithstanding our failure to satisfy one or both of the 75% and 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. Even if a relief provision applies, the REIT is 100% taxable on the portion of its gross income attributable to the income that caused the failure to meet the 75% or 95% Income Test.

Operational Requirements

Two limitations may affect our ability to treat rent paid by a lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the a lessee in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% Income Test if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a lessee may acquire furnishings, equipment and personal property used in real properties in which we may invest, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, we may structure the leases to provide that each lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

In addition, rent paid by a lessee that leases a real property from our operating partnership will constitute rents from real property for purposes of the 75% and 95% Income Tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the lessees that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases relating to real properties in which we may invest with any lessee as true leases for federal income tax purposes; however, there can be no assurance that the IRS or a court will not assert a contrary position. If any leases between our operating partnership and a lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35% of the voting power or value.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% Income Tests, depending upon the circumstances and the specific structure of the investment.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% Asset Test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

To the extent that we fail one or more of the asset tests and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (1) we take certain corrective measures, (2) we meet certain technical requirements and (3) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Internal Revenue Code also provides that certain securities will not cause a violation of the 10% Asset Test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% Asset Test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Operational Requirements—Gross Income Tests.” In addition, when applying the 10% Asset Test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements—Annual Distribution Requirement

To be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. To qualify as a deficiency distribution, the distribution must be paid within 90 days of the adverse determination, and we also must satisfy certain other procedural requirements. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•	taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to make an election in the tax year in which depreciable property is placed in service to use the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2012), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT in the year of recharacterization. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

We and each subsidiary that will qualify as a TRS will make a joint election for the TRS to be treated as a taxable REIT subsidiary of our REIT. A domestic TRS (or a foreign TRS with income from a U.S. business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRS to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties.

Taxation of Taxable U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by subsequent legislation. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) distributions received by us from taxable C corporations or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. Further, capital gain distributions are not eligible for the dividend received deduction for corporations.

If the REIT elects to retain and pay tax on its net long term capital gain, our U.S. stockholders will be subject to tax on their proportionate share of the undistributed capital gain. Each U.S. stockholder would then receive a credit, for use on their return of their proportionate share of the tax paid by the REIT. If the credit results in an amount owed to a U.S. stockholder, such U.S. stockholder would receive a refund.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2012) if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2012) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Investments in Real Estate Outside the United States

We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, our anticipated investment structure will prevent any of our

U.S. stockholders from utilizing any foreign tax credits generated. The foreign assets we acquire will either be held by us, an entity that intends to qualify as a REIT, or through a taxable REIT subsidiary. Because we intend to operate as a REIT and we are entitled to a dividends paid deduction, the foreign tax credit limitation will prevent us from utilizing any foreign tax credits with respect to property that we acquire directly to offset our income. As such, we expect to only hold foreign real estate assets in low non-U.S. tax jurisdictions directly. With respect to real estate assets located in high non-U.S. tax jurisdictions, we expect to hold such assets through a taxable REIT subsidiary so that such subsidiary may be able to utilize the foreign tax credit to offset its U.S. taxable income. In either case, foreign taxes are not passed through to our U.S. stockholders for purposes of calculating our U.S. stockholders’ foreign tax credit.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

Dispositions of Our Common Stock

A sale of our common stock by a Non-U.S. holder generally will be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Due to the Asset Tests requirements and provided the “domestically controlled” exception discussed below does not apply, we would expect to constitute a USRPI for all taxable years.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (1) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) common units are not traded on an established securities market and (2) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common unit holder’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership.  Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Federal Tax Considerations

Legislative or Other Actions Affecting REITs

The American Jobs Creation Act of 2004, which we refer to as the “2004 Act,” made numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, the Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by subsequent legislation, reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2012) and on distributions payable by taxable C corporations from 38.6% to 15% (through 2012). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2012). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by an employee benefit plan, IRA, Keogh plan or other plan or arrangement subject to ERISA and/or the Internal Revenue Code (including investment by an insurance company general account or entity whose assets are considered plan assets under ERISA). This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, section 401(k) or pension plan, and including an insurance company general account or any other entity whose assets are plan assets) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA or Keogh plan, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA, both referred to herein as a “benefit plan,” consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the benefit plan; and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a benefit plan that are between the plan and any “party in interest” or “disqualified person” with respect to that benefit plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the benefit plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a benefit plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a benefit plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a benefit plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property of the individual who established the IRA, or his or her beneficiaries, except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. ERISA provides that the term “plan assets” generally is defined as under regulations prescribed by the Department of Labor. Regulations promulgated by the Department of Labor provide guidance, which we refer to as the “plan assets regulation,” as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

If our advisor or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The plan assets regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities”

If a benefit plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. A publicly offered security must be:

•	sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Securities Exchange Act, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	freely transferable.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable.

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plans is not significant. An equity participation in an entity is not deemed to be significant if benefit plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plans to less than 25%.

Exception for Operating Companies

If we are deemed not to qualify for the publicly offered securities exemption, the plan asset regulation also provides an exception with respect to securities issued by an operating company, which includes venture capital operating companies and real estate operating companies. Under the plan assets regulation, an entity will qualify as a venture capital operating company, or a VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a real estate operating company, or a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Other Prohibited Transactions

Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a benefit plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the benefit plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Until 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Beginning 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, the estimated value of our shares will be based on valuations of our properties and other assets. These valuations will be prepared by persons independent of us and our advisor.

IRA and Keogh Investors

Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.

Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

PLAN OF DISTRIBUTION

General

We are offering a maximum of $1,100,000,000 in shares of our common stock in this offering, including $1,000,000,000 in shares of our common stock (100,000,000 shares) initially allocated to be offered in the primary offering and $100,000,000 in shares of our common stock (10,526,316 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 100,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share. We determined the offering price for our shares arbitrarily. The price is unrelated to the book value or net asset value of our shares of common stock or to our expected operating income.

We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $1,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, TNP Securities, our dealer manager, receives a sales commission of 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager also receives 3.0% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager does not receive any sales commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We also reimburse our dealer manager for bona fide due diligence expenses incurred by the dealer manger that are included in a detailed and itemized invoice. Our advisor receives reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which will include development of marketing materials and marketing presentations, planning and participating in due diligence, training seminars and educational seminars and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates are responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and our dealer manager fees, to the extent they exceed 3.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

To the extent permitted by law and our charter, we will indemnify the dealer manager and participating broker-dealers, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (l) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay service fees or other denominated fees on an annual basis to the registered investment advisor or other financial advisor or the company that sponsors the wrap account.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of the gross proceeds from shares sold in our primary offering. FINRA and many states also limit our total organization and offering expenses, which include underwriting compensation, reimbursement of bona fide due diligence expenses and issuer expenses, to 15.0% of the gross proceeds from shares sold in our primary offering. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which such amount, including underwriting compensation and reimbursement of due diligence expenses, shall not exceed the 15.0% FINRA limitation:

Maximum
Percent of
Gross Offering
Expense	Proceeds

Sales commissions	7.0%
Dealer manager fee	3.0%
All other organization and offering expenses(1)	1.75%

Total	11.75%

(1)	Other organization and offering expenses include all expenses (other than sales commission and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of our shares of common stock and the ownership of our shares of common stock by such broker-dealer’s customers. Our advisor will be responsible for the payment of our cumulative other organization and offering expenses, to the extent they exceed 3.0% of the aggregate gross offering proceeds, or $30,000,000, from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

Volume Discounts

In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

	Purchase	Percentage
	Price per	(Based		Dealer	Net
Dollar Volume of	Share to	on $10.00/	Amount	Manager Fee	Proceeds
Shares Purchased	Investor	Share)	per Share	per Share	per Share

$500,000 or less	$10.00	7.0%	$0.70	$0.30	$9.00
$500,001-$1,000,000	$9.90	6.0%	$0.60	$0.30	$9.00
$1,000,001-$2,000,000	$9.80	5.0%	$0.50	$0.30	$9.00
$2,000,001-$3,000,000	$9.70	4.0%	$0.40	$0.30	$9.00
$3,000,001-$5,000,000	$9.60	3.0%	$0.30	$0.30	$9.00
Over $5,000,001	$9.50	2.0%	$0.02	$0.30	$9.00

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any qualifying purchaser, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single qualifying purchaser. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single qualifying purchaser.

For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	An individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Other Discounts

Our executive officers and directors, as well as officers and employees of our advisor and our advisor’s affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and the dealer manager fee, or a purchase price of $9.00 per share, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. Additionally, our dealer manager has agreed to sell up to 5.0% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals. In each case, the amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions and the dealer manager fee payable in connection with such sales.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

Automatic Investment Plan

We have adopted an automatic investment plan that allows our stockholders to make cash investments of $100.00 or more in additional shares of our common stock at regular intervals through automatic debits to their checking, savings or other bank account. Participation in the automatic investment plan is limited to investors in this offering who have already met the minimum purchase requirement in this offering. Investors in this offering who have also invested in other TNP sponsored real estate programs, including Bruin Fund, L.P., TNP Vulture Fund VIII, LLC, 2008 Participating Notes Program, LLC, TNP Profit Participation Program, LLC, TNP Irving Square, DST, TNP 6700 Santa Monica Blvd., DST and Thompson/Morgan Baton Rouge I, DST, may also invest their distributions from those programs in the automatic investment plan provided they continue to hold the minimum purchase requirements for those programs.

Investors who desire to participate in the automatic investment plan may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager, by completing an automatic investment plan enrollment form. Purchases pursuant to our automatic investment plan are made in this offering on a monthly basis.

We provide a confirmation of monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation discloses the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased.

We pay dealer manager fees and sales commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

Stockholders may terminate their participation in the automatic investment plan at any time by providing us with written notice. Stockholders who elect to participate in the automatic investment plan must agree that, if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, they will promptly notify us in writing of that fact and their participation in the plan will terminate.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP, Atlanta, Georgia.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

1900 Main Street
Suite 700
Irvine, California 92614
Attn: Investor Services
(949) 833-8252

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.tnpsrt.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:
PRIOR PERFORMANCE TABLES OF THOMPSON NATIONAL PROPERTIES, LLC

The following prior performance tables provide information relating to the real estate investment programs sponsored by Thompson National Properties, LLC and its affiliates, collectively referred to herein as “TNP prior programs.” These programs were not prior programs of TNP Strategic Retail Trust, Inc. Thompson National Properties and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual TNP prior program has its own specific investment objectives; however, the general investment objectives common to all TNP prior programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the TNP prior programs has similar investment objectives to those of TNP Strategic Retail Trust, Inc.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2010.

Table I, which summarizes the experience of the sponsor in raising and investing funds in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table II, which includes information regarding compensation paid to the sponsor in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table III, which presents information regarding the operating results of the TNP prior programs that have closed in the most recent five years, is included herein.

Table IV, which presents information regarding the operating results of TNP prior programs which have completed operations (no longer hold properties) in the most recent five years, is included herein.

Table V, which includes information on the sale or disposition of properties in connection with the TNP prior programs within the most recent three years, is included herein.

Additional information relating to the acquisition of properties by TNP prior programs is contained in Table VI, which is included in Part II of the registration statement which TNP Strategic Retail Trust, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I
EXPERIENCE IN INVESTING AND RAISING FUNDS
(UNAUDITED)

Table I presents information showing the experience of Thompson National Properties, LLC and its affiliates in raising and investing funds for TNP prior programs that closed during the three years ended December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2010.

		TNP 12%	TNP 2008
	Bruin Fund	Notes	Participating
	L.P.(1)	Program, LLC(2)	Notes Program, LLC(3)

Dollar Amount Offered	$250,000,000	$21,600,000	$30,000,000
Dollar Amount Raised	3,950,000	21,599,537	26,199,903
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	1,385,665	1,803,573
Organizational Expenses(4)	168,022	166,193	787,497
Other	—	—	—
Reserves	1,342	—	—
Percent Available for Investment	96%	93%	90%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	52,232	—	19,192
Cash Down Payment	3,828,375	—	978,515
Acquisition Fees(5)	224,625	—	585,537
Other	—	—	—

Total Acquisition Costs	$4,105,232	$—	$1,583,243
Percent Leveraged	68%	N/A	88%
Date Offering Began	3/3/2008	6/10/2008	12/9/2008
Length of Offering (in Months)	26	19	15
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	1	15	15

Notes to Table I

(1)	Bruin Fund, L.P.’s two property assets were foreclosed upon by a lender effective August 4, 2010.

(2)	Amounts herein pertain to offering proceeds raised and do not include any properties acquired through reinvested amounts.

(3)	Acquisition cost amounts are costs paid by investors to purchase properties. Investors in this program receive interest at a specified rate annually for their investment.

(4)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.

(5)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

TABLE I
EXPERIENCE IN INVESTING AND RAISING FUNDS—(Continued)
(UNAUDITED)

	TNP
	6700 Santa	Thompson/Morgan
	Monica Blvd., DST(1)	Baton Rouge I, DST(2)

Dollar Amount Offered	$16,570,000	$21,200,000
Dollar Amount Raised	16,570,000	20,985,800
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	1,122,162	1,445,387
Organizational Expenses(3)	909,292	1,171,722
Other	—	—
Reserves	—	—
Percent Available for Investment	88%	88%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	601,792	1,896,727
Cash Down Payment	278,296	14,190,000
Acquisition Fees(4)	565,980 (1)	—
Other	—	—

Total Acquisition Costs	$1,446,067	$16,086,727
Percent Leveraged	94%	61%
Date Offering Began	4/2/2009	6/11/2009
Length of Offering (in Months)	15	13
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	13	11

Notes to Table I

(1)	Acquisition costs represent the amount paid by the tenant-in-common or DST investors to acquire interest in the property.

(2)	This program is a joint venture partnership between Thompson National Properties, LLC and Morgan Group of Companies.

(3)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.

(4)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

TABLE II

COMPENSATION TO SPONSOR
(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to Thompson National Properties and its affiliates related to TNP prior programs that have conducted offerings which closed during the three years ended December 31, 2010. Also included is a summary of the amount and types of compensation paid to Thompson National Properties and its affiliates related to all other TNP prior programs the offerings of which did not close during the three years ended December 31, 2010 presented on an aggregate basis. All amounts shown are as of December 31, 2010.

	Bruin Fund, L.P.	TNP 12%
	(Oakwood &	Notes	TNP 2008 Participating	TNP 6700 Santa	Thompson/Morgan	TNP Prior Programs
	One Lee Park)(4)	Program, LLC	Notes Program, LLC	Monica Blvd., DST	Baton Rouge I, DST(5)	Not Closed(6)

Date Offering Commenced	3/3/2008	6/10/2008	12/9/2008	4/2/2009	6/11/2009	N/A
Dollar Amount Raised	$3,950,000	$21,599,537	$26,199,903	$16,570,000	$20,985,800	$19,101,035

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	$—	$—	$—	$414,250	$444,185	$244,160
Acquisition Fees
Real Estate Commissions	$—	$—	$—	$—	$—	$—
Advisory Fees(2)	$224,625	$—	$400,137	$—	$—	$752,792
Other	$—	$—	$—	$—	$—	$—

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$2,478,673	$—	$1,629,802	$6,346,172	$—	$4,948,516
Amount Paid to Sponsor from Operations:
Property Management Fees	$66,811	$—	$67,800	$82,274	$—	$99,968
Partnership Management Fees(3)	$34,333	$—	$130,008	$95,193	$—	$426,602
Reimbursements	$—	$—	$—	$—	$—	$—
Leasing Commissions	$25,370	$—	$33,499	$—	$—	$200,616
Other	$2,296	$—	$84,453	$7,907	$—	$6,084
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$—	$—	$—	$—	$—	$—
Notes	$—	$—	$—	$—	$—	$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	$—	$—	$—	$—	$—	$—
Incentive Fees	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.

(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.

(3)	Amounts primarily pertain to asset management fees.

(4)	Bruin Fund, L.P.’s property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.

(5)	Asset and Property management fees and other related operations amounts managed by controlling entity—Morgan Multi-Family Property Manager LLC.

(6)	Five TNP prior programs which did not close during the three years ended December 31, 2010, including TNP Vulture Fund VIII, LLC, TNP Irving Square, DST, TNP 121 S. Martin Luther King Blvd., Titan Plaza Fund, LLC, Thompson/Post Ladera Palms, DST, presented on an aggregate basis.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM
(UNAUDITED)

Table III sets forth the annual operating results of TNP prior programs that closed during the five years ended December 31, 2010. All figures are as of December 31, 2010.

	Bruin Fund, L.P.
	Year Ended December 31,
	2008(1)	2009	2010(2)

Gross Revenues	$1,419,066	$1,568,697	$595,299
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(3)	1,226,177	5,075,406	916,036
Interest Expense	484,848	1,193,192	278,529
Depreciation & Amortization(4)	876,057	1,237,193	(3,041,274)

Net Income (Loss)—GAAP basis(5)	$(1,168,016)	$(5,937,094)	$2,442,008

Taxable Income (Loss):
—from operations	(1,168,016)	(5,937,094)	2,442,008
—from gain on sale	—	—	—
Cash Generated:
—from operations(6)	(500,614)	(4,715,811)	(677,460)
—from sales	—	—	—
—from refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	(500,614)	(4,715,811)	(677,460)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—
—from sales and refinancing	—	—	—
—from other	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(500,614)	(4,715,811)	(677,460)
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(500,614)	$(4,715,811)	$(677,460)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	(295.70)	(1,503.06)	618.23
—from recapture	—	—	—
Capital Gain (Loss)(7)	—	—	830.74
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—
—Return of Capital	—	—	—
Sources (on Cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table			100%

Notes to Table III

(1)	Operating results pertain to the period from March 3, 2008 (inception) to December 31, 2008.

(2)	Operating results pertain to the period from January 1, 2010 to August 4, 2010. Lender foreclosed on the properties held by Bruin Fund, L.P. effective August 4, 2010.

(3)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.

(4)	Depreciation and amortization expense includes write-offs and loan relief pertaining to a lender’s foreclosure on the properties owned by Bruin Fund, L.P. effective August 4, 2010.

(5)	The partnership maintains its books on a GAAP basis.

(6)	Cash generated from operations generally includes net income plus depreciation and amortization plus any adjustments to accrued rent income.

(7)	Capital gain pertains to proceeds and cost adjustments related to a lender’s foreclosure on the properties held by Bruin Fund, L.P. effective August 4, 2010.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM—(Continued)
(UNAUDITED)

	TNP 12% Notes Program, LLC(4)
	Year Ended December 31,
	2008	2009	2010

Gross Revenues	$332,557	$2,049,096	$2,365,561
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(1)	936	39,431	146,750
Interest Expense	493,324	2,854,050	3,399,888
Depreciation & Amortization	—	128	—

Net Income (Loss)—GAAP basis(2)	$(161,703)	$(844,513)	$(1,181,077)

Taxable Income (Loss):
—from operations	(161,703)	(844,513)	(1,181,077)
—from gain on sale	—	—	—
Cash Generated:
—from operations(3)	(161,703)	(844,385)	(1,181,077)
—from sales	—	—	—
—from refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	(161,703)	(844,385)	(1,181,077)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	— (5)
—from sales and refinancing	—	—	—
—from other	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(161,703)	(844,385)	(1,181,077)
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(161,703)	$(844,385)	$(1,181,077)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$— (5)
—from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	— (5)
—Return of Capital	—	—	—
Sources (on Cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table			0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.

(2)	The partnership maintains its books on a GAAP basis.

(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any adjustments to accrued rent income.

(4)	This program’s offering began on June 10, 2008. This program’s offering closed on January 6, 2010 and the program is still in operation.

(5)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM—(Continued)
(UNAUDITED)

	TNP 2008 Participating Notes Program, LLC(4)
	Year Ended December 31,
	2008(5)	2009	2010

Gross Revenues	$4	$2,104,176	$4,963,915
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(1)	—	1,365,113	4,129,158
Interest Expense	150	2,181,221	4,452,141
Depreciation & Amortization	—	1,032,390	516,493

Net Income (Loss)—GAAP basis(2)	$(146)	$(2,474,548)	$(4,133,877)

Taxable Income (Loss):
—from operations	(146)	(2,474,548)	(4,133,877)
—from gain on sale	—	—	—
Cash Generated:
—from operations(3)	(146)	(1,576,070)	(3,663,874)
—from sales	—	—	—
—from refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	(146)	(1,576,070)	(3,663,874)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	— (6)
—from sales and refinancing	—	—	—
—from other	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(146)	(1,576,070)	(3,663,874)
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(146)	$(1,576,070)	$(3,663,874)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$— (6)
—from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	— (6)
—Return of Capital	—	—	—
Sources (on Cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table			0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.

(2)	The partnership maintains its books on a GAAP basis.

(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any adjustments to accrued rent income.

(4)	This program’s offering began on December 9, 2008. This program’s offering closed on March 22, 2010 and the program is still in operation.

(5)	Operating results reflect activity from the commencement of the program’s offering on December 9, 2008 through December, 31, 2008.

(6)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM—(Continued)
(UNAUDITED)

	TNP 6700 Santa Monica Boulevard, DST(4)
	Year Ended December 31,
	2008	2009	2010

Gross Revenues	$67,761	$3,481,017	$3,573,925
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(1)	59,638	1,179,603	556,025
Interest Expense	13,939	1,614,177	1,650,002
Depreciation & Amortization	—	997,800	1,027,891

Net Income (Loss)—GAAP basis(2)	$(5,816)	$(310,563)	$340,007

Taxable Income (Loss):
—from operations	(5,816)	(310,563)	340,007
—from gain on sale	—	—	—
Cash Generated:
—from operations(3)	(15,510)	298,029	1,057,655
—from sales	—	—	—
—from refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	(15,510)	298,029	1,057,655
Less: Cash Distributions to Investors:
—from operating cash flow	—	246,837	1,040,808
—from sales and refinancing	—	—	—
—from other	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(15,510)	51,192	16,847
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(15,510)	$51,192	$16,847

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	—	—
—from operations	—	—	—
—from recapture	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—
—Return of Capital	—	—	—
Sources (on Cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table			100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.

(2)	The partnership maintains its books on a GAAP basis.

(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any adjustments to accrued rent income.

(4)	This program’s offering began in December 2008 and the initial investment was received on April 2, 2009. This program’s offering closed on June 21, 2010 and the program is still in operation.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM—(Continued)
(UNAUDITED)

Thompson/Morgan Baton Rouge I, DST(4)
Year Ended December 31,
	2008	2009	2010

Gross Revenues	$—	$—	$—
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(1)	—	—	—
Interest Expense	—	—	—
Depreciation & Amortization	—	—	—

Net Income (Loss)—GAAP basis(2)	$—	$—	$—

Taxable Income (Loss):
—from operations	—	—	—
—from gain on sale	—	—	—
Cash Generated:
—from operations(3)	—	—	—
—from sales	—	—	—
—from refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—
—from sales and refinancing	—	—	—
—from other	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	—	—	—
—from operations	—	—	—
—from recapture	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—
—Return of Capital	—	—	—
Sources (on Cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table			100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.

(2)	The partnership maintains its books on a GAAP basis.

(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any adjustments to accrued rent income.

(4)	This program is a joint venture entity which is managed by a third party. Operating results are currently unavailable.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of TNP prior programs that have completed operations (no longer hold properties) during the five years ended December 31, 2010. All amounts presented are as of December 31, 2010.

Bruin Fund, L.P.
(Oakwood
Tower/One
Program Name	Lee Park)

Dollar Amount Raised	$3,950,000
Number of Properties Purchased	2
Date of Closing of Offering	05/09/10
Date of First Sale of Property(1)	N/A
Date of Final Sale of Property(1)	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$618.23
—from recapture	—
Capital gain (loss)(2)	830.74
Deferred gain
—Capital	—
—Ordinary	—
Cash Distributions to Investors
Sources (on GAAP basis)(3)
—Investment Income	—
—Return of Capital	—
Sources (on cash basis)
—Sales	—
—Refinancing	—
—Operations	—
—Other	—
Receivable on Net Purchase Money Financing	—

Notes to Table IV

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.

(2)	Capital gain pertains to proceeds and cost adjustments related to property foreclosure by the lender effective August 4, 2010.

(3)	Bruin Fund, L.P. maintains its books on a GAAP basis.

TABLE V
SALE OR DISPOSITION OF PROPERTIES

Table V sets forth summary information on the results of the sale or disposals of properties since December 31, 2007 by TNP prior programs. All amounts are through December 31, 2010.

Cost of Properties Including Closing and Soft Costs
Total
										Acquisition		Excess (Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments							Cost, Capital		of Property
					Purchase Money		Adjustments			Improvements,		Operating Cash
			Cash Received	Mortgage	Mortgage Taken		Resulting From		Original	Closing		Receipts Over
	Date		Net of	Balance at	Back By		Application of		Mortgage	and Soft		Cash
Property	Acquired	Date of Sale	Closing Costs	Time of Sale	Program		GAAP	Total	Financing	Cost	Total	Expenditures Total

VF CARSON LLC(1)
302 E. Carson	10/3/2008	12/19/2008	$5,000,000(3)	$11,074,095	$—	(2)	$—	$16,074,095	$11,074,095	$10,826,742	$21,900,837	$(227,625)
Bruin Fund, L.P.
(Oakwood Tower and One
Lee Park West)(4)	5/12/2008	8/4/2010	$—	$9,150,511	$—		$—	$9,150,511	$10,287,825	$4,479,515	$14,767,340	$(326,644)

Notes to Table V

(1)	Sale of 45.47% interest of VF Carson, LLC by TNP Vulture Fund VIII, LLC to TNP SLI Green Building Fund, LP, an affiliate of Thompson National Properties, LLC (TNP Vulture Fund VIII, LLC continues to hold a 54.53% interest in VF Carson LLC).

(2)	No purchase money mortgages were taken back by the program.

(3)	This represents the amount of cash that TNP Vulture Fund VIII, LLC received from the sale of the 45.47% interest in VF Carson LLC.

(4)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.

APPENDIX B:

PRIOR PERFORMANCE TABLES OF TRIPLE NET PROPERTIES, LLC

The information included in this Appendix B with respect to the prior real estate programs sponsored by Triple Net Properties, LLC, or Triple Net, and its affiliates, collectively, Triple Net Group, has been obtained solely from public information filed with the SEC by Triple Net Group which included prior performance information through December 31, 2006. These prior real estate programs are referred to herein as the “Triple Net prior programs.” This information is being provided pursuant to Guide 5, “Preparation of Registration Statements Relating to Interests in Real Estate Limited Partnerships” and solely because Anthony W. Thompson, Chairman of the Board and Chief Executive Officer of TNP Strategic Retail Trust, Inc., was Chairman and Chief Executive Officer of Triple Net from 1998 to 2006. Jack R. Maurer, our Vice Chairman and President, served as Senior Vice President—Office of the Chairman of Triple Net during the same period. TNP Strategic Retail Trust, Inc. and its management is not affiliated with Triple Net. TNP Strategic Retail Trust, Inc. cannot guarantee the accuracy of the information in this Appendix B.

The following tables provide information relating to real estate investment and notes programs sponsored by Triple Net Group, through December 31, 2006. From inception through December 31, 2006, Triple Net Group served as advisor, sponsor or manager of 165 real estate investment programs, consisting of six public programs required to file public reports with the SEC and 159 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies sponsored by Triple Net, or the Triple Net public programs, include the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties.

The majority of the private real estate programs sponsored by Triple Net Group, or the Triple Net private programs, had as their primary investment objective to preserve investor’s capital investment, realize income through the acquisition, appreciation and sale of interests in real property, make monthly distributions to the investors and profitably sell the real property investment.

The following tables are included herein:

Table III—Annual Operating Results of Prior Programs (Unaudited)
Table IV—Results of Completed Programs (Unaudited)

Triple Net Group presents the data in Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the Triple Net public programs has been prepared and presented by Triple Net Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Triple Net Group presents Table III for all Triple Net private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the Triple Net private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four notes programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other Triple Net private programs (which are generally formed using limited liability companies, or LLCs) are prepared and presented by Triple Net Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these Triple Net private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a Triple Net private program, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow Triple Net Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Year Ended December 31,
	2005(4)	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	17,000	911,000
Gain on Sale of Marketable Securities	440,000	251,000	—	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	—	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	166,000	(1,487,000)
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	142,000	7,854,000
Interest Expense(1)	2,054,000	1,243,000	293,000	15,000	3,605,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	398,000	—	—	398,000

Net Income (Loss)—GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$26,000	$857,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	(16,000)	14,851,000
Gain on Sale	11,963,000	251,000	—	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	(609,000)	66,871,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(26,101,000)	(800,305,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	35,259,000	806,581,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	8,549,000	73,147,000
Less: Cash Distributions From:
Operating Activities—to Investors	19,023,000	26,335,000	5,285,000	—	50,643,000
Operating Activities—to Minority Interest	674,000	376,000	74,000	—	1,124,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	13,865,000	—	—	170,000	14,035,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	8,379,000	7,345,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$8,379,000	$7,345,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)—(Continued)
PUBLIC PROGRAMS
G REIT, INC.

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Year Ended December 31,
	2005(4)	2004	2003	2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14	$(3.95)
— from recapture	—	—	—	—
Capital Gain (Loss)	27.27	0.67	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12	—
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	31.61	—	—	41.98
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	43.37	70.54	64.12	—
— Other (Return of Capital)	$31.61	$—	$—	$41.98

Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock—net.	$—	$236,109,000	$138,305,000	$18,604,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
T REIT, INC.

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from
	January 1, 2005
	through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	191,000	2,466,000	2,614,000	213,000	5,484,000
Interest, Dividends & Other Income	285,000	622,000	181,000	281,000	1,369,000
Gain on Sale of Marketable Securities	126,000	109,000	—	—	235,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	787,000	581,000	1,160,000	1,126,000	3,654,000
Income (Loss) from Discontinued Operations	(272,000)	31,000	1,076,000	1,241,000	2,076,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	1,013,000	1,213,000	792,000	558,000	3,576,000
Interest Expense(1)	44,000	52,000	50,000	10,000	156,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss)—GAAP Basis	$60,000	$2,544,000	$4,189,000	$2,293,000	$9,086,000

Taxable Income (Loss) From:
Operations	157,000	1,197,000	(1,100,000)	(683,000)	(429,000)
Gain on Sale	614,000	2,545,000	2,547,000	284,000	5,990,000
Cash Generated From (Used By):
Operating Activities	883,000	3,590,000	2,950,000	2,290,000	9,713,000
Investing Activities	249,000	(14,333,000)	2,517,000	(19,279,000)	(30,846,000)
Financing Activities(2)	(120,000)	9,731,000	4,439,000	22,334,000	36,384,000

Cash Generated From (Used By) Operations, Investing & Financing	1,012,000	(1,012,000)	9,906,000	5,345,000	15,251,000
Less: Cash Distributions From:
Operating Activities—to Investors	792,000	3,438,000	2,950,000	2,290,000	9,470,000
Operating Activities—to Minority Interest	91,000	152,000	—	—	243,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	1,118,000	358,000	896,000	573,000	2,945,000

Cash Generated (Deficiency) after Cash Distributions	(989,000)	(4,960,000)	6,060,000	2,482,000	2,593,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(989,000)	$(4,960,000)	$6,060,000	$2,482,000	$2,593,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)—(Continued)
PUBLIC PROGRAMS
T REIT, INC.

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from
	January 1, 2005
	through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.41	$25.85	$(23.52)	$(17.02)
— from recapture	—	—	—	—
Capital Gain (Loss)	13.33	54.97	54.47	7.08
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	17.20	74.25	63.09	57.06
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	24.28	7.73	19.16	14.28
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	17.20	74.25	63.09	57.06
— Other (Return of Capital)	$24.28	$7.73	$19.16	$14.28

Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock—net	$—	$—	$—	$19,343,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of June 30, 2005 and for all subsequent periods. However, the taxable income numbers are for the period from January 1, 2005 through July 28, 2005, the date the plan of liquidation was formally approved.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

				Period from June 19, 2003
				(Date of Inception)
	Year Ended December 31,			through
	2006	2005	2004	December 31, 2003	Total

Gross Revenues	$3,742,000	$1,262,000	$653,000	$—	$5,657,000
Profit on Sale of Properties	7,056,000	5,802,000	—	—	12,858,000
Interest, Dividends & Other Income	527,000	416,000	86,000	3,000	1,032,000
Gain on Sale of Marketable Securities	134,000	344,000	—	—	478,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,139,000)	2,510,000	(682,000)	(132,000)	557,000
Income (Loss) from Discontinued Operations	(1,314,000)	670,000	(145,000)	—	(789,000)
Less: Operating Expenses	2,599,000	1,203,000	1,084,000	11,000	4,897,000
General and Administrative Expenses	754,000	1,289,000	339,000	7,000	2,389,000
Interest Expense(1)	2,680,000	768,000	638,000	—	4,086,000
Depreciation & Amortization	2,611,000	665,000	286,000	—	3,562,000
Minority Interest	(19,000)	166,000	(133,000)	(31,000)	(17,000)
Income Taxes	—	—	—	—	—

Net Income (Loss)—GAAP Basis	$381,000	$6,913,000	$(2,302,000)	$(116,000)	$4,876,000

Taxable Income From:
Operations	(1,954,000)	95,000	680,000	231,000	(948,000)
Gain on Sale	5,952,000	3,354,000	—	—	9,306,000
Cash Generated From (Used By):					—
Operating Activities	(4,789,000)	238,000	2,476,000	174,000	(1,901,000)
Investing Activities	15,867,000	(64,529,000)	(45,158,000)	(9,932,000)	(103,752,000)
Financing Activities	(12,015,000)	70,050,000	52,269,000	12,437,000	122,741,000

Cash Generated From (Used By) Operations, Investing & Financing	(937,000)	5,759,000	9,587,000	2,679,000	17,088,000
Less: Cash Distributions From:
Operating Activities—to Investors	—	—	1,908,000	35,000	1,943,000
Operating Activities—to Minority Interest	—	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(3),(4)	9,179,000	4,657,000	—	—	13,836,000

Cash Generated (Deficiency) after Cash Distributions	(10,116,000)	864,000	7,271,000	2,625,000	644,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,116,000)	$864,000	$7,271,000	$2,625,000	$644,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)—(Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

				Period from June 19, 2003
				(Date of Inception)
	Year Ended December 31,			through
	2006	2005	2004	December 31, 2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(39.17)	$1.90	$22.09	$71.19
— from recapture	—	—	—	—
Capital Gain (Loss)	119.33	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	—	61.97	10.79
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	120.23	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	—	—	61.97	10.79
— Other (Return of Capital)	$120.23	$69.86	$—	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	Includes cash distributions of $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2006 and 2005, respectively.

(4)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from			Period from May 15, 2002
	January 1, 2005			(Date of Inception)
	through	Year Ended December 31,		through
	August 31, 2005(3)	2004	2003	December 31, 2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	2,000	130,000
Gain on Sale of Marketable Securities	—	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	—	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	(109,000)	540,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	25,000	208,000
Interest Expense(1)	3,000	9,000	—	40,000	52,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss)—GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$(172,000)	$7,263,000

Taxable Income From:
Operations	143,000	732,000	137,000	132,000	1,144,000
Gain on Sale	14,843,000	—	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	698,000	9,200,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(7,959,000)	(34,212,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	11,619,000	49,477,000

Cash Generated From Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	4,358,000	24,465,000
Less: Cash Distributions From:
Operating Activities—to Investors	2,726,000	2,027,000	1,693,000	35,000	6,481,000
Operating Activities—to Minority Interest	652,000	957,000	447,000	—	2,056,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(4)	10,330,000	410,000	100,000	—	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	4,323,000	5,088,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$4,323,000	$5,088,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)—(Continued)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from			Period from May 15, 2002
	January 1, 2005			(Date of Inception)
	through	Year Ended December 31,		through
	August 31, 2005(3)	2004	2003	December 31, 2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64	$67.35
— from recapture	—	—	—	—
Capital Gain (Loss)	498.09	—	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71	17.86
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12	—
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—	—
— Operations	91.48	68.02	69.71	17.86
— Other (Return of Capital)	$346.64	$13.76	$4.12	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.

(4)	Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
	122 TIC	100 TIC	60 TIC	36 TIC	18 TIC	2 TIC
	Programs	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$353,999,775	$235,233,264	$142,333,748	$56,337,980	$10,884,051	$311,615
Profit on Sale of Properties	50,355,892	43,545,180	3,365,199	430,126	384,010	—
Less:
Operating Expenses	132,962,673	90,121,252	48,978,673	19,298,613	2,478,639	60,597
General and Administrative Expenses	9,143,262	4,321,152	2,034,752	825,416	171,242	667
Interest Expense	129,424,655	72,621,838	35,325,336	14,787,045	3,698,852	93,874
Depreciation & Amortization

Net Income (Note A)	$132,825,077	$111,714,202	$59,360,186	$21,857,032	$4,919,328	$156,477

Taxable Income (Loss) (Note A)
Cash Generated From:
Operations	$86,703,984	$69,922,878	$55,299,433	$21,468,277	$4,607,180	$156,477
Sales	128,888,158	149,023,359	11,384,836	883,148	312,300	—
Refinancing	2,929,222	7,616,687	819,282	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	218,521,364	226,562,924	67,503,551	22,351,425	4,919,480	156,477
Additional Cash Adjustments	—					—
Less: Monthly Mortgage Principal Repayments	6,014,879	7,372,155	5,389,993	1,820,447	384,765	16,726

Cash Generated From Operations, Sales & Refinancing	212,506,485	219,190,768	62,113,558	20,530,978	4,534,715	139,751
Less: Cash Distributions to Investors From:
Operating Cash Flow	73,814,263	53,006,015	31,274,654	11,476,777	2,347,002	22,395
Sales & Refinancing	132,019,854	141,672,518	12,142,157	771,955	—	—
Other (return of capital) (Note B)	3,831,095	338,295	501,251	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	2,841,273	24,173,941	18,195,496	8,165,027	2,187,713	117,356
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$2,841,273	$24,173,941	$18,195,496	$8,165,027	$2,187,713	$117,356

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.78	0.34	0.84	0.42	—	—
Sources (on Cash basis)
— Sales and Refinancing	95.81	143.98	20.42	2.78	—	—
— Operations	$53.57	$53.87	$52.60	$41.40	$30.13	$3.31

Note A:	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:	Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Triple Net Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
	13 Affiliated	14 Affiliated	14 Affiliated	6 Affiliated	2 Affiliated	1 Affiliated
	Programs	Programs	Programs	Programs	Programs	Program

Gross Revenues	$6,916,777	$11,244,143	$18,500,226	$6,352,154	$594,889	$22,090
Profit on Sale of Properties	7,149,318	3,113,871	—	158,777	145,659	—
Less: Operating Expenses	4,206,048	5,592,738	6,699,094	2,815,081	233,660	4,264
General and Administrative Expenses	187,856	181,192	154,620	81,474	12,452	—
Interest Expense	2,093,425	2,743,523	3,662,498	1,244,057	196,158	7,528
Depreciation & Amortization

Net Income (Note A)	$7,578,766	$5,840,561	$7,984,014	$2,370,319	$298,278	$10,298

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$852,077	$2,784,768	$7,669,401	$2,227,233	$179,878	$10,298
Sales	20,674,751	12,910,464	—	334,987	118,459	—
Refinancing	—	(10,403)	287,066	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	21,526,828	15,684,829	7,956,467	2,562,220	298,337	10,298
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	113,815	144,097	105,701	34,142	10,842	1,709

Cash Generated From Operations, Sales & Refinancing	21,413,013	15,540,732	7,850,766	2,528,078	287,495	8,589
Less: Cash Distributions to Investors From:
Operating Cash Flow	1,287,582	2,785,059	3,965,091	1,229,694	133,559	—
Sales & Refinancing	22,627,577	11,054,797	259,288	292,767	—	—
Other (return of capital)	—	—	20,997	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(2,502,146)	1,700,876	3,605,390	1,005,617	153,936	8,589
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,502,146)	$1,700,876	$3,605,390	$1,005,617	$153,936	$8,589

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	—	—	0.34	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	621.11	182.07	4.17	8.93	—	—
— Operations	$35.34	$45.87	$63.81	$37.50	$49.47	$—

Note A:	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Triple Net Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
	122	100	60	36	18	2
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$347,082,998	$223,989,121	$123,833,522	$49,985,826	$10,289,162	$289,525
Profit on Sale of Properties	43,206,574	40,431,309	3,365,199	271,349	238,351	—
Less: Operating Expenses	128,756,625	84,528,514	42,279,579	16,483,532	2,244,979	56,333
General and Administrative Expenses	8,955,406	4,139,960	1,880,132	743,942	158,790	667
Interest Expense	127,331,230	69,878,315	31,662,838	13,542,988	3,502,694	86,346
Depreciation & Amortization

Net Income (Note A)	$125,246,311	$105,873,641	$51,376,172	$19,486,713	$4,621,050	$146,179

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$85,851,907	$67,138,110	$47,630,032	$19,241,044	$4,427,302	$146,179
Sales	108,213,407	136,112,895	11,384,836	548,161	193,841	—
Refinancing	2,929,222	7,627,089	532,216	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	196,994,536	210,878,094	59,547,084	19,789,205	4,621,143	146,179
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	5,901,064	7,228,058	5,284,292	1,786,305	373,923	15,017

Cash Generated From Operations, Sales & Refinancing	191,093,472	203,650,036	54,262,792	18,002,900	4,247,220	131,162
Less: Cash Distributions to Investors From:
Operating Cash Flow	72,526,681	50,220,956	27,309,563	10,247,083	2,213,443	22,395
Sales & Refinancing	109,392,277	130,617,721	11,882,869	479,188	—	—
Other (return of capital) (Note B)	3,831,095	338,295	480,254	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	5,343,419	22,473,064	14,590,106	7,159,410	2,033,777	108,767
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$5,343,419	$22,473,064	$14,590,106	$7,159,410	$2,033,777	$108,767

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.86	0.37	0.90	0.48	—	—
Sources (on Cash basis)
— Sales and Refinancings	81.54	141.47	22.32	1.96	—	—
— Operations	$54.06	$54.39	$51.29	$41.93	$29.44	$3.57

Note A:	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:	Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for programs which have closed their offering during the five years ended December 31, 2006. The programs are aggregated, having similar investment objectives for the purpose of acquiring interests in multiple unspecified properties that would likely be office buildings, mixed-use, research and development and industrial facilities, and/or shopping centers. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001

Gross Revenues	$2,522,318	$631,180	$2,034,929	$1,903,524	$2,154,090	$131,060
Profit on Sale of Properties	847,861	2,030,172	—	181,367	148,478	—
Less: Operating Expenses	924,806	401,885	980,612	885,929	999,943	62,336
General and Administrative Expenses	81,553	163,504	94,807	138,261	127,893	—
Interest Expense	1,576,853	240,744	558,522	494,086	793,565	68,223
Depreciation & Amortization	—	351,244	636,822	423,758	473,500	35,452

Net Income—Tax Basis	$786,967	$1,503,975	$(235,834)	$142,857	$(92,333)	$(34,951)

Taxable Income From:
Operations	$(60,894)	$(526,197)	$(235,834)	$(38,510)	$(240,811)	$(34,951)
Gain on Sale	847,861	2,030,172	—	181,367	148,478	—
Cash Generated From:
Operations	(60,894)	(174,953)	648,863	412,827	280,598	501
Sales	847,861	7,102,052	—	588,766	208,200	—
Refinancing	—	—	(88,806)	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	786,967	6,927,099	560,057	1,001,593	488,798	501
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—	52,148	77,695	66,812	62,020	—

Cash Generated From Operations, Sales & Refinancing	786,967	6,874,951	482,362	934,781	426,778	501
Less: Cash Distributions to Investors From:
Operating Cash Flow	—		647,681	180,696	218,578	501
Sales & Refinancing	1,898,534	2,623,375	—	588,766	208,200	—
Other (return of capital)	—	—	121,775	—	130,342	17,848

Cash Generated (Deficiency) after Cash Distributions	(1,111,567)	4,251,576	(287,094)	165,319	(130,342)	(17,848)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,111,567)	$4,251,576	$(287,094)	$165,319	$(130,342)	$(17,848)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(2.67)	$(47.87)	$(21.45)	$(3.50)	$(21.91)	$(13.66)
— from recapture			—	—	—	—
Capital Gain (Loss)	37.19	184.69	—	16.50	13.51	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	—	11.08	—	11.86	6.98
Sources (on Cash basis)
— Sales	83.28	238.66	—	53.56	18.94	—
— Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$58.92	$16.44	$19.88	$0.20

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives. The notes programs offer units of interest in the companys’ secured and unsecured notes offerings. The programs were formed for the purpose of making loans to affiliates of Triple Net Group. Investors are making loans to the programs. Triple Net Group, as the sole member of the companies, has guarantied the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the note unit holders, not the company. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003
	closed	one	one	one
	Notes Program	Notes Program	Notes Program	Notes Program

Gross Revenues	$—	$—	$70,032	$413
Profit on Sale of Properties		—	—	—
Less: Operating Expenses		—	—	—
General and Administrative Expenses		22,751	7,823	82
Interest Expense		43,514	104,488	19,227
Depreciation & Amortization		—	—	—

Net Income	$—	$(66,265)	$(42,279)	$(18,896)

Taxable Income (Loss)
Cash Generated From:
Operations	$—	$(66,265)	$(42,279)	$(18,896)
Sales		—	—	—
Refinancing		—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	—	(66,265)	(42,279)	(18,896)
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments

Cash Generated From Operations, Sales & Refinancing	—	(66,265)	(42,279)	(18,896)
Less: Cash Distributions to Investors From:
Operating Cash Flow		—	—	—
Sales & Refinancing		—	—	—
Other (return of capital)		—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	(66,265)	(42,279)	(18,896)
Less: Special Items (not including Sales & Refinancing)		—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$(66,265)	$(42,279)	$(18,896)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$11.00	$11.00	$11.00
— Return of Capital	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—	—	—
— Operations	$—	$—	$—	$—

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table IV presents the results of completed programs for programs which have sold properties and completed operations during the five years prior to December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

			NNN						NNN		NNN
			2000	NNN Town	NNN	NNN	NNN	Yerington	Tech	NNN	County
	Tellride	Kiwi	Value	&	Bryant	Saddleback	Fund	Shopping	Fund	Alamosa	Center
	Barstow,	Assoc,	Fund,	Country,	Ranch,	Financial,	VIII,	Center,	III,	Plaza,	Drive,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$1,619,550	$2,681,352	$4,816,000	$7,200,000	$5,000,000	$3,865,800	$8,000,000	$1,625,000	$3,698,750	$6,650,000	$3,125,000
Number of Properties Purchased	1	1	7	1	1	1	3	1	3	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	27-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02
Date of First Sale of Property	19-Feb-03	25-Feb-03	26-Oct-01	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	26.58	34.78	71.23	—	11.83	125.22	54.24	—	13.82	—
Sources (on Cash basis)
— Sales	884.53	1,053.34	880.51	1,221.31	1,206.17	1,384.96	1,305.19	1,132.76	1,293.88	1,266.59	1,206.37
— Refinancing	—	—	195.48	68.33	—	—	—	—	—	—	—
— Operations	$401.16	$175.12	$155.63	268.98	184.74	181.08	129.11	496.14	446.45	210.94	247.48

Note: A	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(1)	The investors received a note from buyer as distributed proceeds from the sale.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

			(1)		NNN	NNN
	Truckee		NNN		City	LV		NNN
	River	NNN	Rocky	NNN	Center	1900	NNN	801		NNN
	Office	North	Mountain	Jefferson	West	Aerojet	Park	K	NNN	Springtown
	Tower,	Reno	Exchange,	Square,	A,	Way	Sahara,	Street,	Timberhills,	Mall,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$5,550,000	$2,750,000	$2,670,000	$9,200,000	$1,237,803	$2,000,000	$4,953,000	$29,600,000	$3,695,375	$2,550,000
Number of Properties Purchased	1	1	1	2	1	1	5	1	1	1
Date of Closing of Offering	15-Jul-99	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	31-Mar-04	27-Nov-01	21-Mar-03
Date of First Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Date of Final Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	24.79	—	13.68	—	35.18	—	—	—
Sources (on Cash basis)
— Sales	953.00	1,758.24	829.87	1,308.76	1,300.67	1,123.45	1,102.58	1,124.72	1,387.80	1,206.35
— Refinancing	—	—	—	—	—	—	—	—	—	—
— Operations	619.55	323.12	187.30	189.41	262.83	319.50	128.07	113.57	305.43	439.16

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

										NNN
			NNN		NNN		NNN	NNN	NNN	Titan
	NNN	NNN	Exchange		1851	NNN	Oakey	City	Amber	Building
	Emerald	Kahana	Fund	NNN	E 1st	Reno	Building	Center	Oaks	and
	Plaza,	Gateway,	III,	PCP 1,	Street,	Trademark,	2003,	West B,	III,	Plaza,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$42,800,000	$8,140,000	$6,300,000	$5,800,000	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,219,808
Number of Properties Purchased	1	3	1	6	1	1	1	1	1	1
Date of Closing of Offering	5-Jan-05	6-Mar-03	31-May-00	25-Jun-02	29-Jul-03	29-Sep-01	19-May-04	15-Jun-02	20-Jan-04	28-May-02
Date of First Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Date of Final Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	29-Dec-05	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	14.36	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	1,203.34	1,638.63	427.98	1,016.63	1,262.45	1,256.62	1,343.87	1,882.87	1,622.67	1,582.58
— Refinancing	—	—	—	—	—	283.64	—	—	—	—
— Operations	92.28	252.29	231.59	283.85	238.01	361.45	136.48	306.07	190.19	589.44

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

		NNN		NNN	NNN	NNN
	NNN	901	NNN	2004	2005	2006
	Las Cimas	Corporate	Sacramento	Notes	Notes	Notes
	II and III,	Center,	Corporate,	Program,	Program,	Program,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Raised	$32,250,000	$6,292,125	$12,000,000	$5,000,000		$1,044,881	$285,224,444
Number of Properties Purchased	2	1	1	N/A	N/A	N/A	57
Date of Closing of Offering	9-Dec-04	3-Oct-03	21-May-01	14-Aug-01	14-Aug-01	22-May-03
Date of First Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Date of Final Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	66.00	33.00	30.00
— Return of Capital	—	10.89	—	—	—	—
Sources (on Cash basis)
— Sales	1,328.68	1,190.72	1,396.11	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	199.70	172.94	405.69	—	—	—

APPENDIX C:

FORM OF SUBSCRIPTION AGREEMENT

TNP Strategic Retail Trust, Inc.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED APRIL 14, 2011

Any persons desiring to subscribe for shares of common stock (the "shares") in TNP Strategic Retail Trust, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that precedes these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN TNP STRATEGIC RETAIL TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS.

(1) INVESTMENT

A minimum initial investment of $1,000 (100 shares) is required. **A check for the full purchase price of the shares subscribed for should be made payable to the order of "TNP Strategic Retail Trust, Inc."** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards." (Certain states have imposed special financial suitability standards** as set forth in the Prospectus.)

All additional investments in the Company must be in increments of $100 (10 shares), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum amounts, and purchases of shares pursuant to the distribution reinvestment plan, which may be in lesser amounts. If additional investments in the Company are made, you will need to complete a subsequent purchase form with the exact name in which the original purchase was made. The investor agrees to notify the Company and the Broker-Dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time there is a material **change in his or her financial condition or he/she is unable to make any of the representations or warranties set forth in the Prospectus or the** Subscription Agreement. The investor acknowledges that the Broker-Dealer named on the Subscription Agreement/Signature Page may receive a selling commission not to exceed 7.00% of any such additional investments in the Company.

(2-3) NON-CUSTODIAL OWNERSHIP & CUSTODIAL OWNERSHIP

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership **if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out Section 7 – Transfer on Death (T.O.D.) in order to effect the designation.**

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodial Tax ID number (for tax purposes) and the custodial account number.

(4) INVESTOR INFORMATION

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter FBO followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c **Enter an alternate address if different than the home address in item 4(b).**

(4)d Enter the home telephone, business telephone, date of birth of investor (required) and joint investor, if applicable or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. **For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.**

(4)e **Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number** via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor must submit an original of the appropriate W-8 Form (W-8BEN, W8-ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor is an employee of Thompson National Properties, LLC, TNP Strategic Retail Trust Advisor, LLC, TNP Securities, LLC, or an **affiliate or a Board Member of the Company.**

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking **account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.**

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PAGE 1 OF 6

TNP Strategic Retail Trust, Inc.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED APRIL 14, 2011

Any persons desiring to subscribe for shares of common stock (the "shares") in TNP Strategic Retail Trust, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that precedes these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN TNP STRATEGIC RETAIL TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS.

(5) DISTRIBUTION OPTIONS

Continued

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize TNP Strategic Retail Trust, Inc. (the Company) to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. **The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified** plan, if applicable.

(7) TRANSFER ON DEATH BENEFICIARY INFORMATION

- A transfer on death (TOD) designation is not required.
- TOD designation transfers ownership of shares to the registered owner's **beneficiary(ies)** upon death; provided that TNP Strategic Retail Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the TOD **beneficiary(ies)** has (have) no present interest in, or authority over, the TOD account
- A TOD designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as JTWROS
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a TOD designation because they are considered **perpetual. These entities, however, may be listed as a beneficiary on a TOD for accounts registered to a natural person.**
- A TOD designation made by JTWROS does not take **effect** until the last of all multiple owners die. The surviving owners may revoke or change the TOD designation at any time
- If the **beneficiary(ies)** does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may not be named as a **beneficiary** unless a guardian is appointed until the age of majority
- ATOD designation and all rights related thereto shall be governed by the laws of the State of Maryland
- A TOD designation may be voided at any time by TNP Strategic Retail Trust, Inc. in its sole discretion, if there is any doubt as to the validity or **effectiveness of TOD a designation**
- Investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Act are ineligible..

(8) SUBSTITUTE FORM W-9

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of **effectively connected income.**

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

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PAGE 2 OF 6

TNP Strategic Retail Trust, Inc.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED APRIL 14, 2011

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES (949) 833-8252

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (subscription agreement or subsequent form must be completed) ☐ Reduced Commission @ $ ________ per share (Reduced Commission Form must be attached)

Please make investment check payable to: **"TNP Strategic Retail Trust, Inc."**

NUMBER OF SHARES ____ , ____ x $10.00 = TOTAL INVESTED ____ , ____ , ____

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** — Investor signature required & initial
☐ **Joint Tenants with Right of Survivorship** — All parties must sign & initial
☐ **Tenants in Common** — All parties must sign & initial
☐ **Community Property** — All parties must sign & initial
☐ **Pension or Profit Sharing Plan** — Trustee or custodian signature required
☐ **Trust** — Trustee or Grantor signature(s) required ________ DATE ESTABLISHED
  ☐ Currently Revocable
  ☐ Irrevocable
☐ **Company or Corporation** — Authorized signature required
☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** — Custodian signature required
☐ **Partnership** — Authorized signature required
☐ **Other:** ________ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ IRA ________ (Type) ☐ Qualified Pension or Profit Sharing Plan ☐ Non-Qualified Custodial Account ☐ Other: ________ Specify

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY — STATE — ZIP CODE

( ) -
BUSINESS PHONE

SECTION (3)a

CUSTODIAN TAX ID # — CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION

SECTION (4)a ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR

SECTION (4)b

STREET ADDRESS **(REQUIRED)** *NO P.O. BOX*

CITY — STATE — ZIP CODE

( ) - ( ) -
HOME PHONE# **(REQUIRED)** — BUSINESS PHONE# — E-MAIL ADDRESS

SECTION (4)c

ALTERNATE ADDRESS OR P.O. BOX

CITY — STATE — ZIP CODE

INVESTOR DATE OF BIRTH **(MM-DD-YYYY) (REQUIRED)** — JOINT INVESTOR DATE OF BIRTH **(MM-DD-YYYY)** — INVESTOR TAX ID#

INVESTOR SSN# **(REQUIRED)** — JOINT INVESTOR SSN#

SECTION (4)e Please indicate Citizenship Status **(REQUIRED)**

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ **Employee, Affiliate or Board Member**

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W8-ECI, W-8EXP or W-8IMY)** in order to make an investment.

(continued on next page)

PAGE 3 OF 6

(5) DISTRIBUTION OPTIONS

MUST ENCLOSE A VOIDED CHECK

Distributions for custodial accounts will be sent to the custodian.

☐ Mail to Street Address (4b)

☐ Distribution Reinvestment Plan
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ Distributions Directed to:

☐ Mail to Alternate Address (4c)

☐ Via Electronic Deposit (ACH)
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

INITIALS INITIALS **(A) All investors acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final Prospectus of** the company relating to the shares, wherein the terms and conditions of **the offering of the shares are described, including among other things, the** restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (1) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (2) a net worth of at least (as described above) $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income.

INITIALS INITIALS **(C)** If I am an **Alabama** resident, I have a liquid net worth of at least 10 times my investment in TNP Strategic Retail Trust, Inc. and other similar programs.

INITIALS INITIALS **(D)** If I am a **California** resident, I have either (1) a minimum net worth of at least $250,000 and an annual gross income of at least $65,000, or (2) a minimum net worth of at least $500,000.

INITIALS INITIALS **(E)** If I am a **Iowa** or **Nebraska** resident, I have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (2) a net worth of at least $350,000 (exclusive of home, auto and furnishings). In addition, my total investment in TNP Strategic Retail **Trust, Inc. or its affiliates does not exceed 10% of my net worth (exclusive of** home, auto and furnishings).

INITIALS INITIALS **(G)** If I am a **Kentucky** resident, my aggregate investment in TNP Strategic Retail Trust, Inc. does not exceed 10% of my net worth.

INITIALS INITIALS **(H)** If I am a **Michigan** resident, my maximum investment in TNP Strategic Retail Trust, Inc. cannot exceed 10% of my net worth.

INITIALS INITIALS **(I)** If I am an **Oregon** or **Tennessee** resident, I may not invest more than 10% of my net worth, calculated exclusive of home, home furnishings, and automobiles.

INITIALS INITIALS **(J)** I (we) understand that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act, and depositing of funds.

INITIALS INITIALS **(K)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(L)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify TNP Strategic Retail Trust, Inc. **and its affiliates, and to hold them harmless from and against all liabilities** as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(M)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the **U.S. Treasury Department's Office of Foreign Asset** Control.

INITIALS INITIALS **(N)** I (we) acknowledge that if the investor name used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I hereby certify (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 4(e).

Each investor must separately sign and initial each representation made in the subscription agreement. **Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

You will receive a confirmation of your purchase subject to acceptance by the Company, within 30 days from the date your subscription is received.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.

X
SIGNATURE OF INVESTOR

/ /
DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR (if applicable)

AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED WITH A MEDALLION STAMP BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(TNP STRATEGIC RETAIL TRUST, INC. AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

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PAGE 4 OF 6

SUBMIT SUBSCRIPTION

Mail the executed Subscription Agreement and check (make payable to "TNP Strategic Retail Trust, Inc.") to:

Attn: Subscription
Telephone: (949) 833-8252

Faxed or e-versions of the documents are initially preferred to expedite processing. You may forward documents to the Company's fax number (949) 732-9210 or e-mail address subscriptions@tnpre.com.

Funds may be wired to:

CommerceWest Bank, NA
2111 Business Center Drive
Irvine, California 92612

Wire Instructions:
Routing/ABA Number: 122243334
Account Name:
TNP Strategic Retail Trust, Inc.
Account Number: 1218304

NOTICE TO STOCKHOLDERS

The shares of the common stock of TNP Strategic Retail Trust, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 949-833-8252.

Please Note: Because of our anti-money laundering policies, if the investor's name used in this Subscripti on Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

(7) TRANSFER ON DEATH BENEFICIARY INFORMATION

For Individual or Joint Accounts Only

NAME

SSN# / TAX ID | PRIMARY | %

NAME

SSN# / TAX ID | PRIMARY | %

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

(8) SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. **Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no** longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

X
SIGNATURE OF INVESTOR

X
PRINT NAME — DATE / /

X
SIGNATURE OF JOINT OWNER, IF APPLICABLE

X
PRINT NAME — DATE / /

SUBSCRIPTION ACCEPTED

TNP Strategic Retail Trust, Inc.

By: Thompson National Properties, LLC
Its: Managing Member

By: ____________ Date: ____________

Name: ____________

Its:

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PAGE 5 OF 6

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 9. Please complete all BROKER-DEALER **information contained in Section 9 including suitability certification (state of sale).**

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/ **she (i) has reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct** and complete in all respects; (ii) has discussed such investor's prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for its own account and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the **suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The** undersigned attests that the Registered Representative and the Broker-Dealer are subject to the USA Patriot Act. In accordance with Section 326 of the USA Patriot Act, the Registered Representative and the Broker-Dealer have performed know your customer review of each investor who signed **this Subscription Agreement in accordance with the requirements of the Customer Identification Program.**

(9)

BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

( ) – ( ) –

BUSINESS PHONE# **(REQUIRED)** | FAX PHONE#

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

( ) – ( ) –

TELEPHONE PHONE# **(REQUIRED)** | FAX PHONE# | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker/dealer,** the transaction should be conducted through that broker/dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE

(REQUIRED)

X X / /

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X / /

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 6 OF 6

UPDATED 0411

APPENDIX D:
DISTRIBUTION REINVESTMENT PLAN

EFFECTIVE AS OF AUGUST 7, 2009

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by TNP Strategic Retail Trust, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3. Procedure for Participation.  Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, if at any time there is a material change in the Participant’s financial condition or the Participant is unable to make any of the representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

4. Purchase of Shares.  Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

D-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes.  IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6. Share Certificates.  The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Termination by Participant.  A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9. Amendment or Termination of Plan by the Company.  The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 30 days written notice to the Participants.

10. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

D-2

TNP STRATEGIC RETAIL TRUST, INC.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 14, 2011

TNP STRATEGIC RETAIL TRUST, INC.
SUPPLEMENT NO. 1 DATED APRIL 14, 2011
TO THE PROSPECTUS DATED APRIL 14, 2011

This document supplements, and should be read in conjunction with, our prospectus dated April 14, 2011, relating to our offering of up to $1,100,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 1 have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 1 is to disclose:

•	the status of our public offering;

•	selected financial data;

•	our operating performance—funds from operations and modified funds from operations;

•	a description of our portfolio;

•	information regarding our indebtedness;

•	information regarding our distributions;

•	information regarding redemption of shares;

•	our net tangible book value per share;

•	compensation paid to our advisor and its affiliates;

•	experts; and

•	information incorporated by reference.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on August 7, 2009. As of April 11, 2011, we had received and accepted investors’ subscriptions for and issued 2,846,835 shares of our common stock in our initial public offering, including 44,687 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately $28,131,000. As of April 11, 2011, approximately 97,197,852 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We will sell shares of our common stock in our initial public offering until the earlier of August 7, 2011, unless extended, or the date on which the maximum offering amount has been sold.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report for the year ended December 31, 2010, incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of results for any future period.

	As of	As of	As of
	December 31, 2010	December 31, 2009	December 31, 2008

BALANCE SHEET DATA:
Total investments in real estate, net	$45,797,000	$9,832,000	$—
Cash and cash equivalents	1,486,000	1,106,000	201,000
Acquired lease intangibles, net	8,125,000	2,617,000	—
Total assets	58,889,000	15,605,000	202,000
Notes payable	39,164,000	10,490,000	—
Due to affiliates	1,812,000	1,489,000	—
Total liabilities	44,733,000	12,317,000	—
Total equity	14,156,000	3,288,000	202,000

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			For the Period from
			September 18, 2008
	For the	For the	(Date of Inception)
	Year Ended	Year Ended	Through
	December 31, 2010	December 31, 2009	December 31, 2008

OPERATING DATA:
Total revenue	4,823,000	145,000	—
Operating and maintenance expenses	2,049,000	114,000	—
General and administrative	1,733,000	660,000	—
Depreciation and amortization	2,075,000	46,000	—
Acquisition expenses	1,353,000	408,000	—
Interest expense	2,009,000	119,000	—
Loss before other income (expense)	(4,396,000)	(1,202,000)	—
Interest income	4,000	2,000	—
Net loss	(4,392,000)	(1,200,000)	—
CASH FLOW DATA:
Cash flows used in operating activities	(1,374,000)	(1,047,000)	(1,000)
Cash flows used in investing activities	(16,523,000)	(12,500,000)	—
Cash flows provided by financing activities	18,277,000	14,452,000	202,000
PER SHARE DATA:
Net loss—basic and diluted	$(2.96)	$(17.14)	$—
Weighted average shares outstanding—basic and diluted	1,483,179	71,478	22,222

Our Operating Performance—Funds from Operations and Modified Funds from Operations

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of Real Estate Investment Trust operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of preexisting relationships), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.

Since FFO was promulgated, GAAP has adopted several new accounting pronouncements, such that management, investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use modified funds from operations, or MFFO, as defined by the

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Investment Program Association, or the IPA, MFFO as defined by the IPA excludes from FFO the following items:

(1)	acquisition fees and expenses;

(2)	straight line rent amounts, both income and expense;

(3)	amortization of above or below market intangible lease assets and liabilities;

(4)	amortization of discounts and premiums on debt investments;

(5)	impairment charges;

(6)	gains or losses from the early extinguishment of debt;

(7)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(9)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(10)	gains or losses related to contingent purchase price adjustments; and

(11)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that MFFO is a helpful measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating valuation and other changes. Accordingly, we believe that MFFO can be a useful metric to assist management, investors and analysts in assessing the sustainability of operating performance. As explained below, management’s evaluation of our operating performance excludes the items considered in the calculation based on the following economic considerations:

•	In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both business combinations and equity investments were capitalized; however, beginning in 2009, acquisition costs related to business combinations are expensed. These acquisitions costs have been and will continue to be funded from the proceeds of our continuous public offering and other financing sources and not from operations. We believe by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of our real estate investments and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition expenses include those costs paid to our advisor and third parties.

•	Impairment charges, gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to our current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, management believes MFFO provides useful supplemental information by focusing on the changes in our core operating fundamentals rather than changes that may reflect anticipated gains or losses. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe MFFO provides useful supplemental information

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related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals.

•	Adjustments for amortization of above or below market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes predictably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the realized economics of the real estate.

•	Adjustments for straight line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application will result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

•	Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to our continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing MFFO, we believe we are presenting useful information that assists investors with better alignments of their analysis with management’s analysis of long-term, stabilized operating activities. Many of these adjustments are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities. Because MFFO is primarily affected by the same factors as FFO but without non-operating changes, particularly valuation changes, we believe fluctuations in MFFO are more indicative of changes in operating activities. MFFO is also more comparable in evaluating our performance over time and as compared to other real estate companies, which may not be as involved in acquisition activities or as affected by impairments and other non-operating charges.

FFO or MFFO should not be considered as an alternative to net income (loss), nor as indications of our liquidity, nor are they either indicative of funds available to fund our cash needs, including our ability to make distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash. MFFO also excludes impairment charges, rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Although the related holdings are not held for sale or used in trading activities, if the holdings were sold currently, it could affect our operating results. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

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Our calculation of FFO and MFFO and the reconciliation to net income (loss) is presented in the following table for the years ended December 31, 2010 and 2009:

	2010	2009

Net Loss	$(4,392,000)	$(1,200,000)
Adjustments:
Depreciation of real estate assets	1,554,000	33,000
Amortization of tenant improvements and tenant allowances	202,000	4,000
Amortization of deferred leasing costs	315,000	9,000

FFO	$(2,321,000)	$(1,154,000)
FFO per share — basic and diluted	$(1.56)	$(16.14)

Adjustments:
Straight line rent	(255,000)	—
Acquisition costs	1,353,000	408,000
Amortization of above market leases	169,000	4,000
Amortization of below market leases	(298,000)	—
Accretion of discounts on debt investments	(2,000)	—
Amortization of debt premiums	37,000	—

Modified FFO	$(1,317,000)	$(742,000)

MFFO per share — basic and diluted	$(0.89)	$(10.38)

Weighted average common shares outstanding — basic and diluted	1,483,179	71,478

Description of Our Portfolio

We invest in and manage a portfolio of income-producing retail properties, primarily located in the Western United States. Although we have not done so, we may invest in and originate mortgage, mezzanine, bridge and other loans related to commercial real estate. As of March 31, 2011, we had invested in the five properties set forth below:

			Property	Leasable	Date	Purchase Price	Debt
Property Name	Location	Interest	Type	Square Feet	Acquired	(In Thousands)	(In Thousands)

Moreno Marketplace	Moreno Valley, California	100%	Retail	78,743	11/19/2009	$12,500	$10,500
Waianae Mall	Honolulu, Hawaii	100%	Retail	170,275	06/04/2010	$25,688	$20,741
Northgate Plaza Shopping Center	Tucson, Arizona	100%	Retail	103,492	07/06/2010	$8,050	$4,398
San Jacinto Esplanade Shopping Center	San Jacinto, California	100%	Retail	56,473	08/11/2010	$7,088	$6,600
Craig Promenade	Las Vegas, Nevada	100%	Retail	91,750	3/30/2011	$12,800	$8,750

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The following table shows the occupancy rate and the average effective annual rental rate per square foot for each of our properties as of March 31, 2011:

				Weighted
	Occupancy	Weighted	Weighted	Average
	(Based on	Average	Average Effective	Remaining
	Rentable Square	Annualized	Annualized Rental	Lease Term
	Feet)	Rent	Rate per Square Feet	(Months)

Moreno Marketplace	75.0%	$1,131,000	$14.36	182.4
Waianae Mall	85.2%	$2,975,000	$17.47	52.6
Northgate Plaza Shopping Center	92.0%	$823,000	$7.95	102.7
San Jacinto Esplanade Shopping Center	70.8%	$605,000	$10.72	102.2
Craig Promenade	77.5%	$1,301,000	$14.18	41.1

The following table reflects lease expirations and related information for our portfolio as of March 31, 2011.

			Percent of
			Portfolio	Leased	Percent of
			Annualized	Rentable	Rentable
	Number of	Annualized	Base Rent	Square Feet	Square Feet
Year of Expiration(1)	Leases Expiring	Base Rent(2)	Expiring	Expiring	Expiring

2011	15	$1,126,000	11.3%	37,647	9.2%
2012	17	1,293,000	13.0	35,915	8.7
2013	11	647,000	6.5	15,451	3.8
2014	16	915,000	9.2	34,585	8.4
2015	13	892,000	9.0	68,874	16.8
2016	5	800,000	8.1	30,223	7.4
2017	10	769,000	7.8	26,137	6.4
2018	2	101,000	1.0	2,214	0.5
2019	1	65,000	0.7	1,447	0.3
2020	1	38,000	0.4	1,658	0.4
2021	5	1,165,000	11.8	35,278	8.6
Thereafter	10	2,102,000	21.2	121,081	29.5

Total	106	$9,913,000	100%	410,510	100.0%

(1)	Represents the expiration date of the lease at March 31, 2011 and does not take into account any tenant renewal options.

(2)	Annualized base rent represents annualized contractual base rental income as of March 31, 2011, adjusted to straight-line any future contractual rent increases from the time of our acquisition through the balance of the lease term.

Moreno Marketplace

The only tenant occupying 10% or more of the rentable square feet at the Moreno property is Stater Bros. supermarket, which, as of March 31, 2011, occupied 56% of the total rentable square footage, of the Moreno property and pays $730,000 annually pursuant to a lease that expires in November 2028. Stater Bros. has the option to renew the term of its lease for up to six successive five-year renewal terms after the expiration of the initial term. The other tenants of the Moreno property are Wells Fargo Bank, Jack in the Box, Subway, Fantastic Sam’s and Moreno Beach Dental, none of which occupies 10% or more of the rentable square feet at the Moreno property.

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The Moreno property faces competition from other nearby retail properties in and around the submarket of Moreno Valley, California, including Bear Valley Shopping Center, Lakeside Plaza and Lakeside Terrace, which are multi-tenant retail centers located within approximately three miles of the Moreno property. Management currently has no renovation plans for the Moreno property and believes that the Moreno property is suitable for its intended purpose and adequately covered by insurance.

The capitalization rate for the Moreno Marketplace as of the closing of the acquisition was 7.4%. Unless otherwise indicated, the capitalization rate for a real property is determined by dividing the projected “net income” of the property by the purchase price of the property, excluding closing costs and fees.

Waianae Mall

The tenants occupying 10% or more of the rentable square feet at the Waianae property are City Mill, an Oahu-based hardware store, which, as of March 31, 2011, occupied 24.05% of the total rentable square footage, of the Waianae property, and Long Drugs, a pharmacy owned by CVS Caremark, which as of March 31, 2011, occupied 13.85% of the total rentable square footage. On May 24, 2010 City Mill entered into a lease, effective July 1, 2010 and expiring in June 2015, pursuant to which City Mill will pay an annual rent of $209,000. Longs Drugs pays an annual rent of $630,000 pursuant to a lease that expires in January 2021. City Mill has one 5-year option to renew at fair market value. Long Drugs has two 5-year options to renew with increases in rent. Additionally, the State of Hawaii leases 6.35% of the rentable square feet pursuant to a lease that expires on June 15, 2017. Other tenants at the Waianae property include Burger King, Goodyear, Blockbuster Video, Fantastic Sams, Starbucks Coffee, Jamba Juice, Payless Shoe Source, Pizza Hut, Subway and Radio Shack, none of which occupies 10% or more of the rentable square feet at the Waianae property.

The Waianae property is the only major multi-tenant retail center on the Western side of the island of Oahu and as a result faces limited competition from other similar multi-tenant retail properties. City Mill, the Waianae property’s largest tenant, faces competition from other retail hardware stores located on the island of Oahu, including a Home Depot located approximately 11 miles to the Southeast of the Waianae property and a Lowes located approximately 12 miles to the east of the Waianae property. Management currently plans to spend approximately $2,000,000 over 3 years for capital improvements and believes that the Waianae property is suitable for its intended purpose and adequately covered by insurance.

The capitalization rate for the Waianae property as of the closing of the acquisition was 10.9%.

Northgate Plaza

The tenants occupying 10% or more of the rentable square feet at the Northgate property are Wal-Mart Neighborhood Market, or Wal-Mart, a grocery and pharmaceutical retailer, which occupies 42,685, or approximately 41.24%, of the rentable square feet at Northgate property, and Dollar Tree Stores, Inc., or Dollar Tree, a single-price point retailer, which occupies 12,308, or approximately 11.89%, of the rentable square feet at the Northgate property. Wal-Mart pays an annual rent of approximately $245,000 pursuant to a lease that expires in May 2025 and Dollar Tree pays an annual rent of approximately $106,000 pursuant to a lease that expires in January 2015. Wal-Mart has the option to renew its lease at the Northgate property for up to 15 additional terms of 5 years each. Other significant tenants at the Northgate property include Tuesday Morning, Rent-A-Center, Burger King, Radio Shack, Jackson Hewitt and Subway.

The Northgate property faces competition from other nearby multi-tenant retail properties in and around the submarket of Tucson, Arizona, including Fry’s Plaza, Campbell Plaza, Crossroads Festival and Mission Plaza, each of which is a multi-tenant retail center located within approximately three miles of the Northgate property.

Management currently has no plans for capital improvements at the Northgate property and believes that the Northgate property is suitable for its intended purpose and adequately covered by insurance. For the 2010 fiscal year, the Northgate property real estate taxes are approximately $113,757.

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The capitalization rate for the Northgate property as of the closing of the acquisition was 9.5%.

San Jacinto Esplanade

The San Jacinto property is anchored by a Fresh & Easy Neighborhood Market, or Fresh & Easy, a supermarket chain with stores in the Western United States. Fresh & Easy is the U.S. division of TESCO, the fourth largest retailer in the world, according to Deloitte Touche Tohmatsu’s Global Powers of Retailing 2010 report. As of March 31, 2011 the only tenant occupying 10% or more of the rentable square feet at the San Jacinto property was Fresh & Easy, which occupies approximately 14,080, or approximately 24.9%, of the rentable square feet at the San Jacinto property. A Walgreens Drug Store is located on an adjoining property to the San Jacinto property, but is not a part of the San Jacinto property.

Fresh & Easy pays an annual rent of approximately $175,000 pursuant to a lease that expires in October 2027. Fresh & Easy has the option to renew its lease at the San Jacinto property for up to six additional terms of 5 years each. Other significant tenants at the San Jacinto property include Jack-In-The-Box, Starbucks Coffee and Fantastic Sams.

The San Jacinto property is located at the southeast corner of Sanderson Avenue and Esplanade Avenue, and is adjacent to a number of planned residential housing developments. The San Jacinto property faces limited competition from similar multi-tenant retail properties in the San Jacinto, California area. Village West and Hemet Valley are the only other multi-tenant retail centers located within a two-mile radius of the San Jacinto property. Due to their location, both Village West and Hemet Valley tend to draw customers from a different portion of the San Jacinto trade area.

Management currently has no material plans for capital improvements at the San Jacinto property and believes that the San Jacinto property is suitable for its intended purpose and adequately covered by insurance. For the fiscal year ended June 30, 2010, the San Jacinto property paid real estate taxes of approximately $146,960.

The capitalization rate for the San Jacinto property as of the closing of the acquisition was 5.9%.

Craig Promenade

The tenants occupying 10% or more of the rentable square feet at Craig Promenade are BigLots, Inc., a department store retailer, which occupies approximately 30,223 square feet, or approximately 32.9%, of the rentable square feet at Craig Promenade, and Party Pro, Inc., a party goods retailer, which occupies approximately 12,001 square feet, or approximately 13.1%, of the rentable square feet at Craig Promenade. Big Lots, Inc. pays an annual rent of approximately $348,000 pursuant to a lease that expires in January 2016 and Party Pro, Inc. pays an annual rent of approximately $126,000 pursuant to a lease that expires in February 2013. Big Lots, Inc. has the option to renew its lease at Craig Promenade for up to 5 additional terms of 5 years each. Party Pro, Inc. has the option to renew its lease at Craig Promenade for up to 2 additional terms of 5 years each. Other significant tenants at Craig Promenade include Carl’s Jr., Popeyes Louisiana Kitchen and MetroPCS Communications, Inc.

Craig Promenade faces competition from other nearby multi-tenant retail properties in and around the submarket of Las Vegas, Nevada, including Revere Marketplace, North Mesa Plaza, Grove Shopping Center, and Red Rock Shopping Center, each of which is a multi-tenant retail center located within approximately three miles of Craig Promenade.

Management currently has no plans for capital improvements at Craig Promenade and believes that Craig Promenade is suitable for its intended purpose and adequately covered by insurance. For the 2011 fiscal year, Craig Promenade real estate taxes are approximately $97,000.

The capitalization rate as of the closing of the acquisition of Craig Promenade was 8.1%.

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Information Regarding Our Indebtedness

As of December 31, 2010, we had total outstanding indebtedness of approximately $39,164,000. As of December 31, 2010, our leverage ratio, or the ratio of total debt to total purchase price plus cash and cash equivalents, was approximately 71.5%. As of December 31, 2010, our debt-to-net assets ratio, defined as total debt as a percentage of our total assets (other than intangibles) less total liabilities, was approximately 649%.

Information Regarding Our Distributions

On August 13, 2009, our board of directors approved a monthly cash distribution of $0.05625 per share of common stock. The monthly distribution was contingent upon the closing of our first asset acquisition and represented an annualized distribution of $0.675 per share. On May 11, 2010, our board of directors approved an increase in our monthly cash distribution to $0.05833 per share of common stock contingent upon the closing of our acquisition of the Waianae property, which occurred on June 4, 2010. That monthly distribution amount represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. There is no guarantee that we will pay distributions at this rate in the future or at all.

Distributions paid during the period from December 2009 (the date we first paid distributions) through December 31, 2010 are presented in the following table:

							Net Cash
							Provided by
							(Used) in
	Distributions Paid(1)						Operating
Period	Cash	% of Total	Reinvested	% of Total	Total		Activities

Fourth Quarter 2009	$6,000	46.2%	$7,000	53.8%	$13,000	100%	$(1,047,000)
First Quarter 2010	72,000	80.0	18,000	20.0	90,000	100	(619,000)
Second Quarter 2010	117,000	70.1	50,000	29.9	167,000	100	(699,000)
Third Quarter 2010	199,000	69.8	86,000	30.2	285,000	100	(197,000)
Fourth Quarter 2010	$257,000	67.8%	$122,000	32.2%	379,000	100	141,000

	$651,000	69.7%	$283,000	30.3%	$934,000	100%	$(2,421,000)

(1)	Of the $934,000 of distributions noted above, $283,000, or approximately 30.3%, was paid through the distribution reinvestment plan in the form of additional shares issued.

Sources of distributions paid during the period from December 2009 (the date we first paid distributions) through December 31, 2010 are presented in the following table:

	Source of Distributions
	Cash
	Distributions				Cash
	from		Funds from		Flow from		Offering
Period	Investments		Prior Quarters		Operations		Proceeds		Total

Fourth Quarter 2009	$—	—%	$—	—%	$—	—%	$6,000	100%	$6,000	100%
First Quarter 2010	—	—	—	—	—	—	72,000	100	72,000	100
Second Quarter 2010	—	—	—	—	—	—	117,000	100	117,000	100
Third Quarter 2010	—	—	—	—	—	—	199,000	100	199,000	100
Fourth Quarter 2010							257,000	100	257,000	100

	$—	—%	$—	—%	$—	—%	$651,000	100%	$651,000	100%

We commenced operations upon the acquisition of the Moreno Marketplace on November 19, 2009. We paid $651,000 in cash distributions paid during the period from December 2009 (the date we first paid distributions) through December 31, 2010. For the fourth quarter of 2009 and the year ended December 31, 2010, net cash used in operations was $2,421,000. For the years ended December 31, 2010 and 2009, FFO was $(2,321,000) and $(1,154,000), respectively, and MFFO was $(1,317,000) and $(742,000). For a

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discussion of how we calculate FFO and MFFO, see “Our Performance—Funds From Operations and Modified Funds From Operations.”

On December 31, 2010, our board of directors declared a monthly distribution in the aggregate amount of $136,000, of which $91,000 was paid in cash on January 14, 2011 and $45,000 was paid through our distribution reinvestment plan in the form of additional shares issued on January 1, 2011. On January 31, 2011, our board of directors declared a monthly distribution in the aggregate amount of $141,000, of which $94,000 was paid in cash on February 13, 2011 and $47,000 was paid through our distribution reinvestment plan in the form of additional shares issued on February 1, 2011. On February 28, 2011, our board of directors declared a monthly distribution in the aggregate amount of $146,000, of which $97,000 was paid in cash on March 14, 2011 and $49,000 was paid through our distribution reinvestment plan in the form of additional shares issued on March 1, 2011. Of the $282,000 in cash distributions paid from January 2011 to March 2011, 100% was paid using offering proceeds.

Information Regarding Redemption of Shares

During the year ended December 31, 2010, we redeemed approximately 12,500 shares under our share redemption program pursuant to one redemption request upon the death or disability of a stockholder, at an average redemption price of $10,00 per share, for an aggregate redemption price of approximately $125,000. The source of payment for this redemption request was proceeds from our public offering. During the year ended December 31, 2010, no requests for redemption under our share redemption program were unfullfilled.

During the year ended December 31, 2010, we redeemed shares pursuant to our share redemption program as follows:

	Total
	Number of	Average
	Shares	Price Paid
Month	Redeemed	Per Share
November 2010	12,500	$10.00

Total	12,500

Net Tangible Book Value per Share

As of December 31, 2010, our net tangible book value was $6,031,000, and our net tangible book value per share was $2.53, compared with our primary offering price per share of $10.00 and shares sold under our distribution reinvestment plan at $9.50 per share. Net tangible book value per share is the net tangible assets of a company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with our initial public offering and (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. Additionally, investors who purchased shares in this offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

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Compensation Paid to Our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation.”

The following table summarizes the cumulative compensation, fees and reimbursements we paid to our advisor, TNP Strategic Retail Advisor, LLC, and its affiliates, including the dealer manager, during the years ended December 31, 2010 and December 31, 2009.

	Year Ended	Year Ended
Type of Fee or Reimbursement	December 31, 2010	December 31, 2009

Offering Stage:
Selling commissions	$1,176,000	$262,000
Dealer manager fees	$516,000	$114,000
Other organization and offering expenses	$671,000	$154,000
Operational Stage:
Acquisition fee	$1,021,000	$202,000
Origination fee	$—	$—
Asset management fee	$—	$—
Property management and leasing fee	$193,000	$—
Operating expenses	$194,000	$384,000
Acquisition expenses	$945,000	$408,000
Disposition Stage:
Subordinated participation in net sale proceeds	$—	$—
Subordinated listing fee	$—	$—
Subordinated fee upon termination	$—	$—

As of December 31, 2010 and December 31, 2009, fees and reimbursements accrued but not yet paid were approximately $1,571,000 and $1,425,000, respectively, representing organization and offering costs, deferred asset management fees and property management fees due to affiliates.

Experts

The consolidated financial statements of TNP Strategic Retail Trust, Inc. and subsidiaries as of December 31, 2010 and 2009, and for each of the years ended December 31, 2010 and 2009, and for the period from September 18 (date of inception) through December 31, 2008, and financial statement schedule III as of December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of Moreno Marketplace for the period from November 10, 2008 (date of commencement of operations) to September 30, 2009, has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Waianae Mall for the year ended December 31, 2009, has been incorporated by reference herein and has been audited by McGladrey & Pullen, LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so

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included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Northgate Plaza Shopping Center for the year ended December 31, 2009, has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of San Jacinto Esplanade for the year ended December 31, 2009, has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Incorporation of Certain Documents by Reference

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at www.tnpsrt.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K filed with the SEC on April 1, 2011;

•	Current Report on Form 8-K filed with the SEC on April 5, 2011;

•	Current Report on Form 8-K filed with the SEC on March 28, 2011;

•	Current Report on Form 8-K filed with the SEC on March 1, 2011;

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•	Current Report on Form 8-K filed with the SEC on January 27, 2011;

•	Current Report on Form 8-K/A filed with the SEC on November 12, 2010;

•	Current Report on Form 8-K/A filed with the SEC on October 27, 2010;

•	Current Report on Form 8-K/A filed with the SEC on September 21, 2010; and

•	Current Report on Form 8-K/A filed with the SEC on August 20, 2010.

We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 1900 Main Street, Suite 700, Irvine, California 92614 or at (949) 833-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing for have been estimated.

Amount

SEC registration fee	$43,000
FINRA filing fee	$76,000
Accounting fees and expenses	$2,000,000
Legal fees and expenses	$2,000,000
Marketing, sales and advertising expenses	$3,307,000
Blue Sky fees and expenses	$120,000
Printing and postage expenses	$4,468,000
Technology Expenses	$140,000
Investor relations expenses and administration fees	$346,000
Bona fide due diligence expense reimbursements	$5,000,000
Total	$17,500,000

Item 32.	Sales to Special Parties.

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.

On October 16, 2008 we issued 22,222 shares of common stock at $9.00 per share to Thompson National Properties, LLC, our sponsor, in exchange for $200,000 in cash. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Thompson National Properties, LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On October 23, 2008 our operating partnership issued 100 common units at $10.00 per unit to our advisor for $1,000 and issued 100 special units at $10.00 per unit to TNP Strategic Retail OP Holdings, LLC for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of these issuances. We, our advisor and TNP Strategic Retail OP Holdings, LLC by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

On November 12, 2009, we granted 5,000 shares of restricted stock to each of our three independent directors pursuant to our amended and restated independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the independent directors’ shares of restricted stock become non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant.

On July 22, 2010, we granted 2,500 shares of restricted stock to each of our independent directors pursuant to our amended and restated independent directors compensation plan in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the independent directors’ shares of restricted stock become non-forfeitable on the date of grant and one third will become non-forfeitable on each of the first two anniversaries of the date of grant.

Item 34.	Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (1) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct or (2) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; and we will not indemnify any indemnitee if: (1) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property, or services, (3) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful, or (4) in a proceeding by or in the right of the company, the indemnitee shall have been adjudged to be liable to us. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Index to Financial Statements

The following financial statements and schedule of the Registrant are incorporated into this registration statement by reference.

•	The consolidated balance sheets of TNP Strategic Retail Trust, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2010 and 2009 and for the period from September 18, 2008 (date of inception) through December 31, 2008, and financial statement schedule III as of December 31, 2010, included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on April 1, 2011;

•	The financial statements for Moreno Marketplace and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on February 3, 2010;

•	The financial statements for the Waianae Mall and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on August 20, 2010;

•	The financial statements for the Northgate Property and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on September 21, 2010, as amended by the pro forma financial statements included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on November 12, 2010; and

•	The financial statements for the San Jacinto Property and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on October 27, 2010.

(b) Exhibits:

1.1	Dealer Manager Agreement, dated July 10, 2009 (incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, filed July 10, 2009, Commission File No. 333-154975 (“Pre-Effective Amendment No. 5”))
1.2	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)
3.1	Articles of Amendment and Restatement of TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5)
3.2	Bylaws of TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed November 4, 2008, Commission File No. 333-154975)
4.1	Form of Subscription Agreement (included as Appendix C to the Prospectus)
4.2	Distribution Reinvestment Plan (included as Appendix D to the Prospectus)
5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 5)
8.1	Opinion of Alston & Bird LLP regarding certain federal income tax considerations (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 5)
10.1	Escrow Agreement, dated July 9, 2009, by and among TNP Strategic Retail Trust, Inc., TNP Securities, LLC, and CommerceWest Bank, N.A. (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 5)

10.2	Amended and Restated Advisory Agreement, dated August 7, 2010, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC (incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11, filed September 2, 2010, Commission File No. 333-154975 (“Post-Effective Amendment No. 4”))
10.3	Limited Partnership Agreement of TNP Strategic Retail Operating Partnership, LP, dated December 31, 2008, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Advisor, LLC and TNP Strategic Retail OP Holdings, LLC (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed May 11, 2009, Commission File No. 333-154975)
10.4	TNP Strategic Retail Trust, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 5)
10.5	TNP Strategic Retail Trust, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 5)
10.6	Purchase and Sale Agreement Regarding Moreno Marketplace Shopping Center, dated September 22, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on November 24, 2009 (the “November 24 Form 8-K”))
10.7	Assignment of Purchase and Sale Agreement, dated October 21, 2009 (incorporated by reference to Exhibit 10.2 to the November 24 Form 8-K)
10.8	Assignment of Purchase and Sale Agreement, dated November 19, 2009 (incorporated by reference to Exhibit 10.3 to the November 24 Form 8-K)
10.9	Subordinated Convertible Promissory Note of TNP SRT Moreno Marketplace, LLC, dated November 18, 2009, in favor of Moreno Retail Partners, LLC (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1)
10.10	Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 1)
10.11	Agreement for Purchase and Sale and Joint Escrow Instructions, dated July 13, 2009, by and between West Oahu Mall Associates, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010 (the “2009 Form 10-K”))
10.12	Assignment and Assumption Agreement, dated December 14, 2009, by and between TNP Acquisitions, LLC and TNP SRT Waianae Mall, LLC (incorporated by reference to Exhibit 10.23 to the 2009 Form 10-K)
10.13	First Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 22, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.24 to the 2009 Form 10-K)
10.14	Second Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 13, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.25 to the 2009 Form 10-K)
10.15	Third Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 31, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.26 to the 2009 Form 10-K)
10.16	Tenth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated March 15, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.27 to the 2009 Form 10-K)
10.17	Twelfth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated April 27, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11, filed June 3, 2010, Commission File No. 333-154975))

10.18	Thirteenth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated June 2, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.3 to the Form 10-Q for the period ended June 30, 2010, filed August 16, 2010 (the “June 30 Form 10-Q”))
10.19	Property and Asset Management Agreement, dated June 4, 2010, by and between TNP SRT Waianae Mall, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.4 to the June 30 Form 10-Q)
10.20	Loan Agreement, dated September 19, 2005, by and between West Oahu Mall Associates, LLC and IXIS Real Estate Capital, Inc. (incorporated by reference to Exhibit 10.5 to the June 30 Form 10-Q)
10.21	Note and Mortgage Assumption Agreement, dated June 4, 2010, by and among Bank of America, N.A., West Oahu Mall Associates, LLC and TNP SRT Waianae Mall, LLC (incorporated by reference to Exhibit 10.6 to the June 30 Form 10-Q)
10.22	Guaranty of Recourse Obligations, dated as of September 19, 2005, by and between Joseph Daneshgar and IXIS Real Estate Capital, Inc. (incorporated by reference to Exhibit 10.7 to the June 30 Form 10-Q)
10.23	Joinder By and Agreement of New Indemnitor, dated June 4, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP Strategic Retail Trust, Inc., TNP Property Manager, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.8 to the June 30 Form 10-Q)
10.24	Reimbursement and Fee Agreement, dated June 9, 2010, by and between TNP Strategic Retail Trust, Inc., TNP SRT Waianae Mall, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.10 to the June 30 Form 10-Q)
10.25	Real Estate Purchase Agreement and Escrow Instructions, dated April 6, 2010, by and between TNP Acquisitions, LLC and Crestline Investments, LLC (incorporated by reference to Exhibit 10.11 to the June 30 Form 10-Q)
10.26	First Amendment to Real Estate Purchase Agreement and Escrow Instructions, dated May 5, 2010, by and between Crestline Investments, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.12 to the June 30 Form 10-Q)
10.27	Second Amendment to Real Estate Purchase Agreement and Escrow Instruction, dated May 21, 2010, by and between Crestline Investments, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.13 to the June 30 Form 10-Q)
10.28	Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions, dated June 11, 2010, by and between TNP Acquisitions, LLC and TNP SRT Northgate Plaza Tucson, LLC (incorporated by reference to Exhibit 10.14 to the June 30 Form 10-Q)
10.29	Assumption and Second Modification Agreement, dated July 6, 2010, by and among Crestline Investments, L.L.C., TNP SRT Northgate Plaza Tucson Holdings, LLC and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 4)
10.30	Promissory Note, dated July 10, 2002, by and between Crestline Investments, L.L.C. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 4)
10.31	Guaranty, dated July 6, 2010, by and between TNP Strategic Retail Trust, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 4)
10.32	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated July 10, 2002, by and among Crestline Investments, L.L.C., Fidelity National Title Agency, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 4)
10.33	Environmental Indemnity Agreement, dated July 6, 2010, by and among TNP SRT Northgate Plaza Tucson Holdings, LLC, TNP Strategic Retail Trust, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 4)
10.34	Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 9, 2010, by and between Quality Properties Asset Management Company and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 4)

10.35	Conditional Reinstatement and First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 4, 2010, by and between Quality Properties Asset Management Company and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 4)
10.36	Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 9, 2010, by and between TNP Acquisitions, LLC and TNP SRT San Jacinto, LLC (incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 4)
10.37	Property Management Agreement, dated August 11, 2010, by and between TNP SRT San Jacinto, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 4)
10.38	Revolving Credit Agreement, dated as of December 17, 2010, among TNP SRT Secured Holdings, LLC and the affiliated entitles named therein, KeyBank National Association and KeyBanc Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 21, 2010 (the “December 21 Form 8-K”))
10.39	Revolving Credit Note, dated December 17, 2010, issued by TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC and TNP SRT San Jacinto, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.2 to the December 21 Form 8-K)
10.40	Guaranty Agreement, dated as of December 17, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP Strategic Retail Trust, Inc., Thompson National Properties, LLC, AWT Family Limited Partnership and Anthony W. Thompson (incorporated by reference to Exhibit 10.3 to the December 21 Form 8-K)
10.41	Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.4 to the December 21 Form 8-K)
10.42	Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.5 to the December 21 Form 8-K)
10.43	Pledge and Security Agreement, dated as of December 17, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP SRT Northgate Plaza Tucson Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.6 to the December 21 Form 8-K)
10.44	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 17, 2010, by and among TNP SRT San Jacinto, LLC, First American Title Insurance Company and KeyBank National Association (incorporated by reference to Exhibit 10.7 to the December 21 Form 8-K)
10.45	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 17, 2010, by and among TNP SRT Moreno Marketplace, LLC, First American Title Insurance Company and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the December 21 Form 8-K)
10.46	Environmental and Hazardous Substances Indemnity Agreement, dated as of December 17, 2010, by TNP SRT Moreno Marketplace, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, LP, TNP SRT San Jacinto, LLC, TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.9 to the December 21 Form 8-K)
10.47	Environmental and Hazardous Substances Indemnity Agreement, dated as of December 17, 2010, by TNP SRT San Jacinto, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, LP, TNP SRT Moreno Marketplace, LLC, TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the December 21 Form 8-K)
10.48	Cash Collateral Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.11 to the December 21 Form 8-K)
10.49	Subordination Agreement, dated as of December 17, 2010, by and among TNP Property Manager, LLC, TNP Strategic Retail Advisor, LLC, TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC and TNP SRT San Jacinto, LLC (incorporated by reference to Exhibit 10.12 to the December 21 Form 8-K)

10.50		Reimbursement Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.13 to the December 21 Form 8-K)
10.51		Reimbursement and Fee Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and Thompson National Properties, LLC (incorporated by reference to Exhibit 10.14 to the December 21 Form 8-K)
10.52		Reimbursement and Fee Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and AWT Family Limited Partnership (incorporated by reference to Exhibit 10.15 to the December 21 Form 8-K)
10.53		Purchase and Sale Agreement, dated August 16, 2010, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on April 5, 2011 (the “April 5th Form 8-K”))
10.54		Reinstatement and Second Amendment to Purchase and Sale Agreement, dated September 29, 2010, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.2 to the April 5th Form 8-K)
10.55		Fourth Amendment to Purchase and Sale Agreement, dated March 15, 2011, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.3 to the April 5th Form 8-K)
10.56		Assignment of Purchase and Sale Agreement, dated March 30, 2011, by and between TNP Acquisitions, LLC and TNP SRT Craig Promenade, LLC (incorporated by reference to Exhibit 10.4 to the April 5th Form 8-K)
10.57		Property and Asset Management Agreement, dated March 30, 2011, by and between TNP SRT Craig Promenade, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.5 to the April 5th Form 8-K)
10.58		Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 30, 2011, by TNP SRT Craig Promenade, LLC for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.6 to the April 5th Form 8-K)
10.59		Environmental and Hazardous Substances Indemnity Agreement, dated as of March 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 10.7 to the April 5th Form 8-K)
10.60		First Omnibus Amendment and Reaffirmation of Loan Documents, dated as of March 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, KeyBank National Association, TNP Strategic Retail Operating Partnership, L.P., TNP Strategic Retail Trust, Inc., Thompson National Properties, TNP SRT Northgate Plaza Tucson Holdings, LLC and AWT Family Limited Partnership (incorporated by reference to Exhibit 10.8 to the April 5th Form 8-K)
21		Subsidiaries of the Company
23.1		Consent of KPMG LLP
**23	.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
**23	.3	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
23.4		Consent of KMJ Corbin & Company LLP
23.5		Consent of McGladrey & Pullen, LLP
**24		Power of Attorney (included as part of signature page)

**	Previously filed.

Item 37.	Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS
SPONSORED BY THOMPSON NATIONAL PROPERTIES, LLC
(UNAUDITED)

This Table VI presents summary information on properties acquired in the most recent three years by prior real estate programs sponsored by Thompson National Properties, LLC having similar or identical investment objectives to those of TNP Strategic Retail Trust, Inc. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2010.

				Gross
				Leasable
				Space or
				Number of
				Units and
				Total
				Square		Mortgage		Contract		Other	Other
				Feet		Financing	Cash	Price &		Cash	Cash
			Type of	(SF) of	Date of	At	Down	Acquisition		Expenditure	Expenditures	Total
Property	Ownership	Location	Property	Units	Purchase	Purchase	Payment	Fee		Expensed	Capitalized	Price

Oakwood Tower & One Lee Park	Bruin Fund, L.P.	Dallas, TX	Office	78,000/47,780 and 71,491/47,591 (rsf)	5/12/08	$8,760,375	$3,828,375	$12,761,142		—	$52,232	$12,813,375
2747 Paradise Road	TNP Vulture Fund VIII, LLC	Las Vegas, NV	Condominium	2,050	9/17/08	—	$625,000	$625,000	(1)	—	$1,565	$626,565
1781 Sidewinder Dr	TNP Vulture Fund VIII, LLC	Park City, UT	Retail/Office	15,044	9/4/08	$1,675,170	$1,374,830	$3,141,500		—	$35,949	$3,177,449
302 E. Carson	TNP Vulture Fund VIII, LLC	Las Vegas, NV	Office	159,956	10/3/08	$12,574,095	$9,327,151	$21,500,000	(2)	566,857	$403,902	$22,470,759
VF Danzler	TNP Vulture Fund VIII, LLC	Duncan, SC	Land	+/-32.27 acres	10/3/08	$700,000	—	$643,750	(3)	75,000	$12,652	$731,402
Kodak Building	TNP 6700 Santa Monica Blvd., DST I	Los Angeles, CA	Office	+/-2.97 acres	12/24/08	$22,367,000	$9,450,496	$31,444,000	(4)	$881,362	$572,932	$32,898,294
Arville	2008 Participating Notes	Las Vegas, NV	Industrial	160,797	1/21/09	$11,179,800	$1,242,200	$12,794,660	(5)	14,534	41,693	$12,850,889
Baton Rouge 2006 Apartments	Thompson/Morgan Baton Rouge I, DST	Baton Rouge, LA	Multifamily	+/-10.48 acres	6/10/2009	$25,560,000	16,160,772	$39,750,000	(6)	2,788,003	—	$42,538,003
Turnberry #1001	2008 Participating Notes	Las Vegas, NV	Condominium	2,805	11/13/09	—	$500,888	$515,915	(7)	4,667	—	$520,582
Turnberry #3205	2008 Participating Notes	Las Vegas, NV	Condominium	1,556	12/4/09	—	$415,000	$427,450	(8)	3,824	—	$431,274
Irving Square	TNP Irving Square, DST	Irving, TX	Retail	2 units/35,375 sf	5/3/2010	—	4,167,313	4,300,000		18,727	—	4,318,727
121 S. Martin Luther King Blvd.	TNP 121 S. Martin Luther King Blvd., DST	Las Vegas, NV	Office	1 unit/63,365 sf	7/12/2010	6,100,000	2,619,999	12,385,955		456,123	—	12,842,078
Titan Plaza Building	TNP Titan Plaza Fund, LLC	San Antonio, TX	Office	34 units/131,619 sf	9/30/2010	3,000,000	3,521,934	6,317,837	(9)	341,934	—	6,659,771

Notes to Table VI

(1)	An acquisition fee of $18,750 was not paid as of 12/31/10 and is not included in total.

(2)	An acquisition fee of $645,000 has not been paid as of 12/31/10 and is not included in total.

(3)	An acquisition fee totaling $31,250, of which $18,750 was paid as of 12/31/10 and is included in total and the remaining balance of $12,500 was not paid as of 12/31/10 and is not included in total.

(4)	An acquisition fee of $565,980 has not been paid as of 12/31/10 and is not included in total.

(5)	An acquisition fee of $372,660 was paid as of 12/31/10 and is included in total.

(6)	An acquisition fee of $1,192,500 has not been paid as of 12/31/10 and is not included in total.

(7)	An acquisition fee of $15,027 was paid as of 12/31/10 and is included in total.

(8)	An acquisition fee of $12,450 has been paid as of 12/31/10 and is included in total.

(9)	An acquisition fee of $109,363 has not paid as of 12/31/10 and is not included in total.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11, as amended, and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 14, 2011.

TNP Strategic Retail Trust, Inc.

By:	/s/ Anthony W. Thompson
Name:     Anthony W. Thompson

Title:	Chief Executive Officer and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on April 14, 2011.

Signature	Title

/s/ Anthony W. Thompson Anthony W. Thompson	Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ Jack R. Maurer Jack R. Maurer	President and Vice Chairman of the Board

/s/ James R. Wolford James R. Wolford	Chief Financial Officer Treasurer and Secretary (principal financial officer and accounting officer)

/s/ Phillip I. Levin Phillip I. Levin	Director

/s/ Jeffrey S. Rogers Jeffrey S. Rogers	Director

/s/ Robert N. Ruth Robert N. Ruth	Director

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Dealer Manager Agreement, dated July 10, 2009 (incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, filed July 10, 2009, Commission File No. 333-154975 (“Pre-Effective Amendment No. 5”))

1.2	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)

3.1	Articles of Amendment and Restatement of TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5)

3.2	Bylaws of TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed November 4, 2008, Commission File No. 333-154975)

4.1	Form of Subscription Agreement (included as Appendix C to the Prospectus)

4.2	Distribution Reinvestment Plan (included as Appendix D to the Prospectus)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 5)

8.1	Opinion of Alston & Bird LLP regarding certain federal income tax considerations (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 5)

10.1	Escrow Agreement, dated July 9, 2009, by and among TNP Strategic Retail Trust, Inc., TNP Securities, LLC, and CommerceWest Bank, N.A. (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 5)

10.2	Amended and Restated Advisory Agreement, dated August 7, 2010, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC (incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11, filed September 2, 2010, Commission File No. 333-154975 (“Post-Effective Amendment No. 4”))

10.3	Limited Partnership Agreement of TNP Strategic Retail Operating Partnership, LP, dated December 31, 2008, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Advisor, LLC and TNP Strategic Retail OP Holdings, LLC (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed May 11, 2009, Commission File No. 333-154975)

10.4	TNP Strategic Retail Trust, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 5)

10.5	TNP Strategic Retail Trust, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 5)

10.6	Purchase and Sale Agreement Regarding Moreno Marketplace Shopping Center, dated September 22, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on November 24, 2009 (the “November 24 Form 8-K”))

10.7	Assignment of Purchase and Sale Agreement, dated October 21, 2009 (incorporated by reference to Exhibit 10.2 to the November 24 Form 8-K)

10.8	Assignment of Purchase and Sale Agreement, dated November 19, 2009 (incorporated by reference to Exhibit 10.3 to the November 24 Form 8-K)

10.9	Subordinated Convertible Promissory Note of TNP SRT Moreno Marketplace, LLC, dated November 18, 2009, in favor of Moreno Retail Partners, LLC (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1)

10.10	Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 1)

10.11	Agreement for Purchase and Sale and Joint Escrow Instructions, dated July 13, 2009, by and between West Oahu Mall Associates, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K, filed on March 31, 2010 (the “2009 Form 10-K”))

Exhibit
Number	Description

10.12	Assignment and Assumption Agreement, dated December 14, 2009, by and between TNP Acquisitions, LLC and TNP SRT Waianae Mall, LLC (incorporated by reference to Exhibit 10.23 to the 2009 Form 10-K)

10.13	First Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 22, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.24 to the 2009 Form 10-K)

10.14	Second Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 13, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.25 to the 2009 Form 10-K)

10.15	Third Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 31, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.26 to the 2009 Form 10-K)

10.16	Tenth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated March 15, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.27 to the 2009 Form 10-K)

10.17	Twelfth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated April 27, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11, filed June 3, 2010 (Commission File No. 333-154975))

10.18	Thirteenth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated June 2, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.3 to the Form 10-Q for the period ended June 30, 2010, filed August 16, 2010 (the “June 30 Form 10-Q”))

10.19	Property and Asset Management Agreement, dated June 4, 2010, by and between TNP SRT Waianae Mall, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.4 to the June 30 Form 10-Q)

10.20	Loan Agreement, dated September 19, 2005, by and between West Oahu Mall Associates, LLC and IXIS Real Estate Capital, Inc. (incorporated by reference to Exhibit 10.5 to the June 30 Form 10-Q)

10.21	Note and Mortgage Assumption Agreement, dated June 4, 2010, by and among Bank of America, N.A., West Oahu Mall Associates, LLC and TNP SRT Waianae Mall, LLC (incorporated by reference to Exhibit 10.6 to the June 30 Form 10-Q)

10.22	Guaranty of Recourse Obligations, dated as of September 19, 2005, by and between Joseph Daneshgar and IXIS Real Estate Capital, Inc. (incorporated by reference to Exhibit 10.7 to the June 30 Form 10-Q)

10.23	Joinder By and Agreement of New Indemnitor, dated June 4, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP Strategic Retail Trust, Inc., TNP Property Manager, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.8 to the June 30 Form 10-Q)

10.24	Reimbursement and Fee Agreement, dated June 9, 2010, by and between TNP Strategic Retail Trust, Inc., TNP SRT Waianae Mall, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.10 to the June 30 Form 10-Q)

10.25	Real Estate Purchase Agreement and Escrow Instructions, dated April 6, 2010, by and between TNP Acquisitions, LLC and Crestline Investments, LLC (incorporated by reference to Exhibit 10.11 to the June 30 Form 10-Q)

10.26	First Amendment to Real Estate Purchase Agreement and Escrow Instructions, dated May 5, 2010, by and between Crestline Investments, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.12 to the June 30 Form 10-Q)

Exhibit
Number	Description

10.27	Second Amendment to Real Estate Purchase Agreement and Escrow Instruction, dated May 21, 2010, by and between Crestline Investments, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.13 to the June 30 Form 10-Q)

10.28	Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions, dated June 11, 2010, by and between TNP Acquisitions, LLC and TNP SRT Northgate Plaza Tucson, LLC (incorporated by reference to Exhibit 10.14 to the June 30 Form 10-Q)

10.29	Assumption and Second Modification Agreement, dated July 6, 2010, by and among Crestline Investments, L.L.C., TNP SRT Northgate Plaza Tucson Holdings, LLC and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 4)

10.30	Promissory Note, dated July 10, 2002, by and between Crestline Investments, L.L.C. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 4)

10.31	Guaranty, dated July 6, 2010, by and between TNP Strategic Retail Trust, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 4)

10.32	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated July 10, 2002, by and among Crestline Investments, L.L.C., Fidelity National Title Agency, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 4)

10.33	Environmental Indemnity Agreement, dated July 6, 2010, by and among TNP SRT Northgate Plaza Tucson Holdings, LLC, TNP Strategic Retail Trust, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 4)

10.34	Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 9, 2010, by and between Quality Properties Asset Management Company and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 4)

10.35	Conditional Reinstatement and First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 4, 2010, by and between Quality Properties Asset Management Company and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 4)

10.36	Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 9, 2010, by and between TNP Acquisitions, LLC and TNP SRT San Jacinto, LLC (incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 4)

10.37	Property Management Agreement, dated August 11, 2010, by and between TNP SRT San Jacinto, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 4)

10.38	Revolving Credit Agreement, dated as of December 17, 2010, among TNP SRT Secured Holdings, LLC and the affiliated entitles named therein, KeyBank National Association and KeyBanc Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 21, 2010 (the “December 21 Form 8-K”))

10.39	Revolving Credit Note, dated December 17, 2010, issued by TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC and TNP SRT San Jacinto, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.2 to the December 21 Form 8-K)

10.40	Guaranty Agreement, dated as of December 17, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP Strategic Retail Trust, Inc., Thompson National Properties, LLC, AWT Family Limited Partnership and Anthony W. Thompson (incorporated by reference to Exhibit 10.3 to the December 21 Form 8-K)

10.41	Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.4 to the December 21 Form 8-K)

Exhibit
Number	Description

10.42	Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.5 to the December 21 Form 8-K)

10.43	Pledge and Security Agreement, dated as of December 17, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP SRT Northgate Plaza Tucson Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.6 to the December 21 Form 8-K)

10.44	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 17, 2010, by and among TNP SRT San Jacinto, LLC, First American Title Insurance Company and KeyBank National Association (incorporated by reference to Exhibit 10.7 to the December 21 Form 8-K)

10.45	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 17, 2010, by and among TNP SRT Moreno Marketplace, LLC, First American Title Insurance Company and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the December 21 Form 8-K)

10.46	Environmental and Hazardous Substances Indemnity Agreement, dated as of December 17, 2010, by TNP SRT Moreno Marketplace, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, LP, TNP SRT San Jacinto, LLC, TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.9 to the December 21 Form 8-K)

10.47	Environmental and Hazardous Substances Indemnity Agreement, dated as of December 17, 2010, by TNP SRT San Jacinto, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, LP, TNP SRT Moreno Marketplace, LLC, TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the December 21 Form 8-K)

10.48	Cash Collateral Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.11 to the December 21 Form 8-K)

10.49	Subordination Agreement, dated as of December 17, 2010, by and among TNP Property Manager, LLC, TNP Strategic Retail Advisor, LLC, TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC and TNP SRT San Jacinto, LLC (incorporated by reference to Exhibit 10.12 to the December 21 Form 8-K)

10.50	Reimbursement Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.13 to the December 21 Form 8-K)

10.51	Reimbursement and Fee Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and Thompson National Properties, LLC (incorporated by reference to Exhibit 10.14 to the December 21 Form 8-K)

10.52	Reimbursement and Fee Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and AWT Family Limited Partnership (incorporated by reference to Exhibit 10.15 to the December 21 Form 8-K)

10.53	Purchase and Sale Agreement, dated August 16, 2010, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on April 5, 2011 (the “April 5th Form 8-K”))

10.54	Reinstatement and Second Amendment to Purchase and Sale Agreement, dated September 29, 2010, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.2 to the April 5th Form 8-K)

10.55	Fourth Amendment to Purchase and Sale Agreement, dated March 15, 2011, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.3 to the April 5th Form 8-K)

Exhibit
Number		Description

10.56		Assignment of Purchase and Sale Agreement, dated March 30, 2011, by and between TNP Acquisitions, LLC and TNP SRT Craig Promenade, LLC (incorporated by reference to Exhibit 10.4 to the April 5th Form 8-K)

10.57		Property and Asset Management Agreement, dated March 30, 2011, by and between TNP SRT Craig Promenade, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.5 to the April 5th Form 8-K)

10.58		Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 30, 2011, by TNP SRT Craig Promenade, LLC for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.6 to the April 5th Form 8-K)

10.59		Environmental and Hazardous Substances Indemnity Agreement, dated as of March 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 10.7 to the April 5th Form 8-K)

10.60		First Omnibus Amendment and Reaffirmation of Loan Documents, dated as of March 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, KeyBank National Association, TNP Strategic Retail Operating Partnership, L.P., TNP Strategic Retail Trust, Inc., Thompson National Properties, TNP SRT Northgate Plaza Tucson Holdings, LLC and AWT Family Limited Partnership (incorporated by reference to Exhibit 10.8 to the April 5th Form 8-K)

21		Subsidiaries of the Company

23.1		Consent of KPMG LLP

**23	.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

**23	.3	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

23.4		Consent of KMJ Corbin & Company LLP

23.5		Consent of McGladrey & Pullen, LLP

**24		Power of Attorney (included as part of signature page)

**	Previously filed